                        WELLS FARGO BANK MINNESOTA, N.A.
                         AS TRUSTEE UNDER THAT CERTAIN
                     INDENTURE DATED AS OF AUGUST 20, 2003
            AND THAT CERTAIN INDENTURE DATED AS OF FEBRUARY 2, 2004

                        -------------------------------

                                   FORM 10-K

   THIS DOCUMENT IS NOT REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. PURSUANT TO SECTION 4.03 (A) (1) OF EACH OF THE ABOVE-REFERENCED
INDENTURES IT HAS BEEN FILED WITH THE TRUSTEE FOR DELIVERY TO THE HOLDERS OF THE
                                     NOTES.

        ANNUAL REPORT PURSUANT TO SECTION 4.03 (a)(1) of the Indentures
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                       HAIGHTS CROSS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      13-4087398
           (State of Incorporation)                 (I.R.S. Employer Identification No.)

          10 NEW KING STREET, SUITE 102, WHITE PLAINS, NEW YORK 10604
              (Address of principal executive offices) (Zip Code)

                                 (914) 289-9400
              (Registrant's telephone number, including area code)

                               TABLE OF CONTENTS

DESCRIPTION                                                                     PAGE NO.
-----------                                                                     --------
                                         PART I
Item 1.          Business....................................................        2
Item 2.          Properties..................................................       18
Item 3.          Legal Proceedings...........................................       18
Item 4.          Submission of Matters to a Vote of Security Holders.........       18

                                        PART II
Item 5.          Market for Registrant's Common Equity and Related
                 Stockholder Matters.........................................       18
Item 6.          Selected Financial Data.....................................       18
Item 7.          Management's Discussion and Analysis of Financial Condition
                 and Results of Operations...................................       21
Item 7A.         Quantitative and Qualitative Disclosures About Market
                 Risk........................................................       36
Item 8.          Financial Statements and Supplementary Data.................       36
Item 9.          Changes in and Disagreements with Accountants on Accounting
                 and Financial Disclosure....................................       36
Item 9A.         Evaluation of Disclosure Controls and Procedures............       36

                                        PART III
Item 10.         Directors and Executive Officers of the Registrant..........       37
Item 11.         Executive Compensation......................................       39
Item 12.         Security Ownership of Certain Beneficial Owners and
                 Management..................................................       43
Item 13.         Certain Relationships and Related Transactions..............       44
Item 14.         Principal Accountant Fees and Services......................       45

                                        PART IV
Item 15.         Exhibits, Financial Statements and Schedules, and Reports on
                 Form 8-K....................................................       46

                                     PART I

     This form 10-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. We caution investors that any forward-looking statements presented in this report and presented elsewhere by management from time to time are based on management's beliefs and assumptions made by, and information currently available to, management. When used, the words "anticipate", "believe", "expect", "intend", "may", "might", "plan", "estimate", "project", "should", "will be", "will result" and similar expressions which do not relate solely to historical matters are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We expressly disclaim any responsibility to update forward-looking statements. Accordingly, past results and trends should not be used by investors to anticipate future results or trends.

ITEM 1.  BUSINESS.

GENERAL

     As used herein, unless otherwise indicated, the terms "we," "our," "ours," "us" and "our company" refer, collectively, to Haights Cross Communications, Inc. and its consolidated subsidiaries, including Haights Cross Operating Company and its consolidated subsidiaries, references to "Haights Cross Communications" refer to Haights Cross Communications, Inc. and references to "Haights Cross" refer to Haights Cross Operating Company.

     Additionally, references to the "senior notes" refer to Haights Cross'
11 3/4% senior notes due 2011, references to the "senior secured revolving credit facility" refer to Haights Cross' $30.0 million four-year and nine-month senior secured revolving credit facility, references to the "senior secured term loan" refer to Haights Cross' $100.0 million five-year senior secured term loan, references to the "old senior subordinated notes due 2009" refer to Haights Cross' senior subordinated notes due 2009, which were redeemed in full in August 2003, and references to the "old senior secured credit facility" refer to Haights Cross' old senior secured credit facility, which was paid off in August 2003. References to the "senior discount notes" which we issued in February, 2004 refer to Haights Cross Communications' 12 1/2% senior discount notes due 2011.

     We are a leading developer and publisher of products for the education and library publishing markets. Within these broad markets, our businesses have established leading positions in several high growth segments, including supplemental education and state-specific test preparation for grades kindergarten through 12, or K-12, unabridged audiobooks, library books for young adults and continuing medical education products. We offer approximately 12,800 proprietary titles, which contributed 83.9% of our 2003 revenue. In addition, we market over 13,400 non-proprietary titles. Our products include books for children and young adults, teachers' materials, study guides and audio recordings. In 2003, we sold our products through multiple channels to more than 150,000 customers, including educators and school systems, public and school libraries and medical professionals. We are a holding company and conduct all of our operations through Haights Cross and all of its subsidiaries.

     Our business was formed in connection with our first acquisition in 1997 and we acquired our other operating businesses between 1997 and 2001. Our acquisitions of Recorded Books, Triumph Learning and Chelsea House in December 1999, our largest transactions to date, signaled our strong commitment to the education and library publishing markets. To focus on developing our businesses in these markets, we began a process of assessing our mix of businesses to make selective acquisitions that complemented businesses within those segments and to dispose of or discontinue previously acquired businesses or divisions that no longer fit this focus. In accordance with this long-term strategy, we have disposed of or discontinued several non-core businesses. More detailed information concerning these disposed of or discontinued businesses is set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     On January 21, 2004, the company became subject to Section 15(d) of the Securities Exchange Act of 1934, as amended.

     All of our businesses have operating histories in excess of 20 years and have established recognized brands and long-standing customer relationships in the markets they serve. We continually invest in the development of new titles, providing us with new releases each year and resulting in the growth of our profitable backlist. Our backlist consists of all proprietary titles that generate revenue in any year following the year of their initial release. During 2003, 85.8% of our non-subscription proprietary revenue was generated by our backlist. We believe that the strength of our backlist reflects our limited reliance on new titles for current year revenue, the longevity of our titles and the success of our product development efforts. The combination of our strong backlist sales and subscription-based businesses provides us with a significant recurring revenue stream and lessens the variability of the performance of our businesses.

     We seek to grow sales and improve cash flows at each of our businesses by developing and marketing new products, implementing professional sales and marketing programs, and improving operating efficiencies. As a result, our businesses have experienced growth and margin improvement. For the year ended December 31, 2003, we generated revenue of $162.0 million and EBITDA of $44.5 million, and had a net loss of $1.9 million.

OPERATING GROUPS

     We are organized in a holding company structure, in which Haights Cross Communications, Inc., a Delaware corporation, owns 100% of the outstanding capital stock of Haights Cross Operating Company, also a Delaware corporation, which, in turn, owns 100% of our six direct subsidiaries, each of which is a Delaware limited liability company: Sundance/Newbridge Educational Publishing, LLC, Triumph Learning, LLC, Oakstone Publishing, LLC, Recorded Books, LLC and Chelsea House Publishers, LLC, which are our five operating subsidiaries, and The Coriolis Group, LLC, which no longer conducts any business. Recorded Books owns 100% of the capital stock of W F Howes Limited, a limited company organized under the laws of the United Kingdom.

     We have organized our businesses into two operating groups: the Education Publishing Group and the Library Publishing Group.

     Education Publishing Group. Our Education Publishing Group publishes supplemental reading materials for the kindergarten through 9th grade market, state-specific test preparation materials for K-12 high stakes competency tests and continuing medical education products for doctors. Our Education Publishing Group also markets non-proprietary, supplemental reading products and literature for the K-12 market. Our Education Publishing Group is comprised of three businesses:

     - Sundance/Newbridge Educational Publishing

     Sundance, established in 1970 and acquired by us in 1998, publishes educational materials for shared reading, guided reading, independent reading, phonics and comprehension skills for students in kindergarten through 9th grade, and markets non-proprietary, supplemental literature products for students in grades K-12. Newbridge, established in 1981 and acquired by us in 1997, publishes non-fiction, guided reading materials and teachers' guides in the content areas of standards-based science, social studies and math for students in pre-kindergarten through 5th grade. While acquired as separate businesses, all functions of Sundance and Newbridge have been combined, with the exception of the editorial departments responsible for creating the unique products under each brand.

     - Triumph Learning, established in 1963 and acquired by us in 1999, publishes state-specific test preparation materials in print form for students in grades K-12.

     - Oakstone Publishing, established in 1975 and acquired by us in 1997, publishes continuing medical education materials for doctors.

     Our Education Publishing Group provided 52.4%, 50.7% and 54.4% of our consolidated revenue for the years ended December 31, 2001, 2002 and 2003 respectively.

     Library Publishing Group. Our Library Publishing Group publishes audiobooks for adults and children as well as literary, biographical and topical books published in series for public and school libraries. Our Library Publishing Group also markets non-proprietary audiobooks to public and school libraries. Our Library Publishing Group is comprised of two businesses:

     - Recorded Books, established in 1979 and acquired by us in 1999, publishes and markets unabridged, spoken word audiobooks in the United States and the United Kingdom school and public library markets.

     - Chelsea House Publishers, established in 1966 and acquired by us in 1999, creates and publishes hard-cover, non-fiction books for the children and young adult library market.

Our Library Publishing Group provided 47.6%, 49.3% and 45.6% of our consolidated revenue for the years ended December 31, 2001, 2002 and 2003, respectively.

EDUCATION PRODUCTS

     Sundance/Newbridge Educational Publishing. Sundance/Newbridge creates and publishes products under the Sundance and Newbridge brands.

     Under the Sundance brand, Sundance/Newbridge creates and publishes more than 1,600 proprietary reading products for students in kindergarten through 9th grade. The principal Sundance product lines include:

PRODUCT LINE                            GRADES                    DESCRIPTION
------------                            ------                    -----------
Little Readers                         Pre-K-3rd   Collections of eight to 16 page books,
                                                   each containing carefully-sequenced text
                                                   illustrations with full color art and
                                                   photography, targeted toward
                                                   pre-kindergarten to third grade students
                                                   as they take their first steps in
                                                   learning how to read. Little Red Readers
                                                   cover fiction and non-fiction, Little
                                                   Blue Readers cover topics in technology
                                                   and Little Green Readers cover life and
                                                   environmental science topics.


Alpha Kids                             K-2nd       A collection of books that introduces a
Alpha Kids Plus                                    letter of the alphabet and then proceeds
                                                   through leveled guided readers in
                                                   graduated sequence of difficulty to
                                                   support small group instruction. These
                                                   books feature gradually increasing
                                                   challenges in length, language, text
                                                   format and story structure, and provide
                                                   support for young readers through print
                                                   placement, repetition of sentence
                                                   patterns, picture-text correlation and
                                                   oral language structures.


Popcorns & Just Kids                   1st-3rd     Collections consisting of books of
                                                   graduated difficulty that are designed to
                                                   help students advance from simple picture
                                                   books to books that demand a longer
                                                   attention span and that are organized
                                                   into chapters.

Second Chance Readers                  2nd-9th     A collection of high-interest literature
                                                   titles designed to give elementary,
                                                   middle school and high school remedial
                                                   readers the support and enjoyment they
                                                   need to build basic reading, writing and
                                                   speaking skills. Includes CD-ROM based
                                                   tests organized in four highly structured
                                                   levels for titles in the program.

PRODUCT LINE                            GRADES                    DESCRIPTION
------------                            ------                    -----------


Sundance Phonics                       K-2nd       Books that provide phonics instruction
                                                   through a clear phonics progression.
                                                   Letters and Sounds focuses on the
                                                   alphabet, vowels, digraphs and blends --
                                                   basic building blocks for successful
                                                   reading. PhonicsReaders focus on phonics
                                                   in a story context. Benchmark Phonics
                                                   Workbooks focus on assessment, practice
                                                   and mastery of key phonics skills.

     In addition to these proprietary reading products, Sundance/Newbridge markets approximately 6,000 of the most widely taught literature titles for students in grades K-12. Sundance/Newbridge offers these titles primarily in paperback editions, which are generally inexpensive enough to encourage multiple copy purchases. Titles in this literature line range from classic children's stories to works of great American and English authors of the last two centuries. In addition to offering individual titles, Sundance/Newbridge groups literature titles, including by grade level, author, character and study topic, in collections designed to meet classroom teachers' need for highly accessible resources for independent reading. The best selling distributed literature titles are supported by Sundance-branded teacher resource guides under the established brand names of LEAP (Literature Enrichment Activities Program), Chapter-by-Chapter, LIFT (Literature is For Thinking) and Novel Ideas. These teacher resource guides provide teachers with comprehensive, time-saving lesson plans and literature activities for students.

     We believe Sundance/Newbridge's non-proprietary products add to its business by allowing it to offer one-stop shopping to its customers and providing it with a platform through which it can sell its proprietary products. Sundance/Newbridge's strategy of distributing only the "best-of-the-best" literature also benefits its proprietary products by enabling its name and brand to become associated with high quality titles.

     Under the Newbridge brand, Sundance/Newbridge offers an array of instructional programs that provides the comprehensive teacher and assessment resources needed for success in the classroom. Newbridge's Early Science series, which we believe is the only one of its type for the pre-kindergarten through 2nd grades, and its popular Ranger Rick science program for the 2nd through 5th grades, help engaging young minds participate in scientific pursuits, while the Early Math program for the pre-kindergarten through 2nd grades helps students build a foundation for math fluency. The complete Newbridge brand also includes teacher resources, audiocassettes, classroom collections, photo card libraries and activity kits for many of its titles.

     The Newbridge product lines are organized in distinct units that provide educators with a full complement of teacher aids, student exercises and study materials. We design these products to help teachers present educational topics in a manner that engages children, encourages classroom participation, supports the development of basic skills and prepares students for successful, non-fiction reading and writing. The leading Newbridge product lines include:

PRODUCT LINE                           GRADES                    DESCRIPTION
------------                           ------                    -----------
Early Science                          K-2nd     These series focus on shared reading, a
Early Math                                       collaborative Learning process whereby
Early Social Studies                             teachers direct group reading activities
                                                 with big books (16 inches x 20 inches) and
                                                 students engage in follow-up re-reading in
                                                 student book versions of the big books.
                                                 These series teach reading through the
                                                 content areas of science, math and social
                                                 studies and are often used as the core
                                                 textbooks for these content areas.

PRODUCT LINE                           GRADES                    DESCRIPTION
------------                           ------                    -----------
GoFacts Guided                         1st-5th   A unique guided writing program designed to
Reading                                          help students learn to work with
                                                 informational texts and build effective
                                                 nonfiction writing skills. The series also
                                                 prepares students for the writing samples
                                                 required on standardized tests.
Newbridge Discovery                    K-5th     Guided reading programs and teaching
Links Science                                    resources that contain real-life
Newbridge Discovery                              photographs and non-fiction support text
Links Social Studies                             designed to engage children in all aspects
Newbridge Discovery                              of reading and exploring key science and
Links Intermediate Plus                          social studies concepts as part of leveled
                                                 reading instruction.
Ranger Rick Science                    2nd-5th   Series of photo-illustrated titles that
Spectacular                                      explore key earth, life, physical science
                                                 and geography concepts. With big books and
                                                 student books, the series can be taught as
                                                 a shared reading experience.
Thinking Like a Scientist              1st-3rd   Programs of photo-illustrated titles that
                                                 teach inquiry-based science and build
                                                 science process skills such as observing,
                                                 estimating, measuring, collecting and
                                                 interpreting data and making graphs.

     Triumph Learning. Triumph Learning is a publisher of test preparation books and software for the state specific and nationally normed tests given to K-12 students annually. Triumph also publishes other supplemental print materials. Under its Coach brand, Triumph Learning publishes over 330 state-specific test preparation books and 39 software titles that are focused on diagnosing and remediation student strengths and weaknesses as they progress towards mastering the standards assessed on tests. It increasingly sells complementary skills books focused on building reading, math, social studies, writing, science and other basic skills which are used in conjunction with Coach books. Overall, Triumph Learning publishes over 1,400 print and software titles.

     Triumph Learning's competitive advantages include the customer relationships built over almost twenty years of providing state specific test preparation materials, the breadth and depth of its product line, and its customization of each product to each state test. Unlike other test-preparation publishers, who may offer one series of products for all states or who partially customize books using a one-size-fits-all database of test questions and instructional content, Triumph Learning creates highly customized test preparation books, software and diagnostic tests precisely focused on the standards assessed on each specific state's test. These books provide high quality instruction on each of the subjects assessed on the state test. Triumph Learning also publishes tests that can be used by teachers to diagnose students' mastery of their states standards and help them practice their test taking skills. These tests have the added benefit of helping students become more familiar with the actual test they will be taking because they match the format, typeface, lettering or numbering system, style of answer foils and question type among other features of each state's particular exam.

     Triumph Learning test preparation materials cover four subject areas: math, language arts, science and social studies. The number of customized products that Triumph Learning publishes for each state varies from state to state, from as few as three in a small or newly launched state to over 40 in some of the larger states. Triumph Learning also publishes complementary products designed to support students in learning the skills assessed on state tests, such as strategies for solving math problems and writing the answers to open ended questions to give just a few examples. Finally, Triumph Learning publishes grade-specific reviews of history and science, inter-grade test preparation materials and an array of non-test specific supplemental learning publications and materials. In doing so, Triumph Learning seeks to ensure that it provides its customers with a single source for their test preparation product needs. By focusing on both a high level of instruction and content that tightly matches the format of each state's tests, Triumph Learning has become a leader in selling test preparation materials in the 22 states in which it currently markets its books and software. Triumph also sells a material amount of books in the other 28 states.

     Oakstone Publishing. Oakstone offers monthly, subscription-based programs comprised of summaries and critical reviews of medical journal articles, covering 34 medical, dental and allied health specialties. Oakstone currently produces 44 titles in audio, print, electronic and Web formats that enable users to earn continuing medical education credits on their own time. Oakstone develops its industry leading products through affiliations with 23 of the most prestigious medical organizations, including Johns Hopkins University School of Medicine and the American College of Physicians-American Society of Internal Medicine.

     Oakstone's products, most of which enable users to earn continuing education credit hours from various accrediting institutions, include:

PRODUCT LINE                                               DESCRIPTION
------------                                               -----------
Practical Reviews                           Monthly audio summaries of important
                                            medical journal articles, sold on an
                                            annual subscription basis. Each one-hour
                                            issue typically contains 15 to 20,
                                            three-to-five minute reviews of important
                                            journal articles, along with
                                            authoritative commentary.
QuickScan Reviews                           Monthly electronic summaries of important
                                            medical journal articles that are
                                            delivered via diskette or CD-ROM. The
                                            QuickScan Reviews include our KeyINFO
                                            Manager software for instant retrieval of
                                            current and past information by simple
                                            keyword searching. Each issue typically
                                            contains 20 to 30 reviews, take-anywhere
                                            QuickFlash Review cards and a continuing
                                            education quiz.
MKSAP Audio Companion                       Programs based on content taken from the
                                            Medical Knowledge Self-Assessment Program
                                            syllabus, a program created and sponsored
                                            by the American College of
                                            Physicians-American Society of Internal
                                            Medicine. Each two-hour issue, which is
                                            available on cassette or compact disc,
                                            features dialogues between a general
                                            internist and a subspecialty expert, and
                                            includes visual learning aids and a
                                            continuing medical education quiz.
Journalbytes.com                            Online summaries that provide doctors
                                            with valuable information and practical
                                            commentary closer to the point of care.
                                            Each issue includes up to 30 journal
                                            article reviews, critical discussion and
                                            commentary regarding key developments,
                                            in-depth coverage of a vital topic,
                                            online audio that can be downloaded to
                                            MP3 players, access to full-text articles
                                            and an online quiz.

LIBRARY PRODUCTS

     Recorded Books. We believe that Recorded Books is the largest publisher and marketer of unabridged, spoken word audiobooks in the United States and the United Kingdom public library market. Recorded Books' unabridged recordings, which generally run from 10 to 20 hours, meet its customers' tastes across multiple genres, including mysteries, histories, classics, inspirational, westerns, romance, sports and other topics. In 2003, Recorded Books recorded and produced on audiotape and compact disc 846 new titles and generated sales from more than 5,600 proprietary, unabridged audiobook titles through its sales force, catalogs and website. Over 88% of titles published by Recorded Books since its inception are still in print today and continue to generate revenue. Recorded Books supplements its proprietary title list by distributing non-proprietary titles, including certain titles in abridged form.

     Recorded Books is dedicated to creating and publishing audiobooks that exhibit high quality production and packaging and to providing superior customer service. Recorded Books' audiobooks are narrated by professional voiceover artists, including numerous Broadway actors, and produced and edited in our state-of-the-art studio located in New York City. Recorded Books' dedication to quality production has won it multiple industry awards. In 2003, five of its audiobooks were named as finalists for the 2003 Audie Awards, which are sponsored by the Audio Publishers Association and generally considered to be the highest honor in the audiobook industry, two of which won top honors in their categories. In addition, Recorded Books' products are highly recommended in industry magazines that review audiobooks, such as Library Journal, School Library Journal, Audio File and Kliatt.

     We believe that Recorded Books is the industry leader in customer service and brand recognition in the library market. The distinctive red and white packaging of its recordings is very durable and able to withstand repeated rentals, distinguishing these products from our competitors. In a survey published in the book Audio Book Breakthroughs: A Guide to Selection and Use by Public Libraries and Schools, by Preston Hoffman, Recorded Books' products received the top ranking on all five of the quality and service-focused metrics evaluated, including oral stylistic quality, sound fidelity and technical quality, durability or suitability and durability of packaging and dealing with replacement of lost or damaged cassettes or discs.

     In an effort to add to the distribution channels for the Recorded Books titles, on June 15, 2001 we acquired Audio Adventures, the operator of the nation's largest audiobook rental program. Through its Landmark Audiobooks division, Audio Adventures leases audiobooks on cassette and compact disc to public libraries, offering thousands of audiobooks from all major publishers. Once these leases end, Audio Adventures takes the returned titles, along with titles specifically purchased for the travel center market and, through arrangements it has in place with more than 600 travel centers nationwide, places selections of up to 150 of these titles on Audio Adventures-branded racks for rental. Travelers who pay a fee to join are able to select and rent audiobooks at any one of the participating travel centers and return them within one week to a different location within the network.

     Chelsea House Publishers. Chelsea House creates and publishes hard-cover, non-fiction books for the children and young adult library markets. In 2003, Chelsea House released 489 new titles and generated sales from over 2,500 backlist titles. Chelsea House's titles are typically published in series of six to twelve titles with some series containing over 100 titles. This provides a mechanism for recurring sales as new editions are released. Chelsea House's series are typically written or edited by recognized authors, such as Harold Bloom, Sterling Professor of the Humanities at Yale University, for our Literary Criticism series, and Walter Cronkite for our new Great American Presidents series. Chelsea House's series cover 20 thematic categories, including biography, literary criticism, American history, multi-cultural studies, science and sports.

     Once a library has purchased selected volumes from a Chelsea House series, they typically will continue to purchase new titles until the series is complete. As a result, Chelsea House's products enjoy long lives, with most publications experiencing a minimum seven-year sales life. Some titles from the literary criticism field have had sales since the mid-1980's, and most of the major products Chelsea House first published in the 1980's are still in print today. In addition, because Chelsea House's series usually cover subjects that evolve and change over time, many series can be revised and reissued with new covers, updated content, new photographs and updated copyrights. For example, Chelsea House first published the Major World Nations series as a product line that eventually grew to incorporate approximately 40 titles. First published in 1990, the series was revised in 1997 and expanded to cover 90 titles. In 1999, this series became one of Chelsea House's best selling series, and in 2002 was completely revised and republished as the Modern World Nations series.

PRODUCT AND CONTENT DEVELOPMENT

     We invest heavily in product development, which is a critical focus at each of our businesses and a key factor in the continued success of our backlist. Though the product development process varies across our businesses, all of our product development efforts feature a disciplined approach designed to reduce the risk of introducing products that will not receive market acceptance or achieve profitable sales levels. Our editors, managers and sales force generate new product ideas which are outsourced to freelance authors for writing and development, providing us with significant operating leverage. We limit expenditures during the product development process until we have assurance of feasibility and likely success in the market.

  EDUCATION PUBLISHING GROUP

     For its Sundance brand, Sundance/Newbridge reviews international publishing markets for ideas and products it deems suitable for adaptation to the North American market. Sundance/Newbridge has developed a reputation with international publishers of having the ability to successfully transfer product from international markets to the North American market and, as a result, smaller international publishers consistently present us with new product ideas. The majority of Sundance's titles have been developed through licensing agreements and co-partnering arrangements and, although we have recently focused greater resources on doing more internal development, we co-partner and co-develop new products wherever possible. Once we identify a product line for our Sundance brand, Sundance/Newbridge seeks to acquire exclusive rights in perpetuity to the product and then to tailor the product to meet the specific needs of the domestic market. Sundance/Newbridge gauges these needs by maintaining close ties with its customer base through focus groups and management's in-depth knowledge of the market. For its Newbridge brand, Sundance/ Newbridge focuses on aggressive internal development of high quality products, including extensions of current brands. The development of Newbridge's product lines is driven by three primary sources, including a sales representative advisory group, which acts as a conduit between Sundance/Newbridge and the Newbridge sales force, teacher focus groups and customer surveys.

     Sundance/Newbridge utilizes a staged-release process for new product introductions. Initially, Sundance/Newbridge releases a limited amount of products to the market to measure customer reaction, managing the full product roll-out based on the response. This approach of staged releases with measured feedback significantly lowers the risk and cost of new product development and has proven highly successful.

     Triumph Learning's product development efforts involve a three-pronged approach that focuses on updating existing state-specific materials in reaction to changes in state tests, developing non-state-specific skills materials and entering new state markets with customized titles. State tests typically change every three to five years and test-preparation publishers must anticipate these changes and deliver product as soon as the new tests are issued. Triumph Learning's authors, editors and sales representatives have long-term relationships with personnel in state education departments that allow it to receive immediate notice of any changes in state tests as well as to receive copies of new tests for analysis as soon as they are available. Triumph Learning carefully screens new editorial hires for high levels of intelligence, an understanding of the curriculum, and a commitment to quality. These editors then cultivate a broad pool of authors that excel at producing high quality test preparation material. The combination of these factors, together with its 40 years of experience developing content, usually enable Triumph Learning to be first to market with high quality test-preparation products that are developed for and targeted toward a specific state.

     When evaluating whether to develop product for a new state, Triumph Learning analyzes the size of the state, the consequences of performance on the state's test and the state's average expenditure on instructional material. Once Triumph Learning decides to enter a state, it works closely with the educators in that state and spends significant resources analyzing the state's tests in order to develop products that address specific testing needs or satisfy deficiencies in the state curriculum. In order to maintain the state-specific focus and credibility of its product line, Triumph Learning strives to match and customize the type, difficulty, structure and presentation of questions to each actual state test in the markets in which it publishes practice and diagnostic tests. Triumph Learning's writing, editorial and graphic design teams create and adapt content for each test to achieve a truly custom product that matches the state test as closely as possible. Triumph Learning's ability to draw from its extensive test-preparation content has enabled it to quickly add new titles to its front-list every year.

     Oakstone conducts its product development efforts in partnership with its affiliated medical institutions. Oakstone typically launches its new products in affiliation with one of these institutions, which in turn accredits the product and determines the number of continuing medical education credits available through use of the product. These relationships provide not only significant operating leverage, but also access to more than 350 private and academic physicians with whom we develop content. Oakstone supplements these product development efforts with well-organized and executed focus groups, surveys and customer support programs.

  LIBRARY PUBLISHING GROUP

     The product development efforts of our Recorded Books business begins with rights acquisitions of books, stories, information and entertainment for use in the recorded audio format. Recorded Books utilizes its deep, long-standing relationships with publishers, agents and authors to review or preview product for rights acquisitions. These relationships improve its ability to identify high quality product early and attain the rights at reasonable costs. In some instances, Recorded Books' ongoing relationships allow it to purchase the exclusive unabridged audio rights to a title directly from the author prior to completion or publication, thereby reducing its acquisition cost.

     Recorded Books has also successfully purchased rights in competitive auctions. Through its Continuous Order Plans, Recorded Books has the ability to automatically place between 2,500 and 3,000 copies of a title in libraries across the country on the first day of a new title release, providing it with a significant advantage over its competitors in the library market when purchasing rights from authors who are paid royalties on a per unit sold basis. Recorded Books' direct, daily interaction with librarians enables it to generally be first to market with new products that satisfy specific market demands. For example, in response to such requests and feedback directly from its library customers, during 2002 and 2003, Recorded Books introduced an audio lecture series -- The Modern Scholar, A Large Print hardcover line, The Bible on audiocassette and CD, and two new imprints -- Southern Voices and Lonestar audio.

     Chelsea House seeks to identify under-published niches and generally be the first to market with top quality titles, typically in series format. To execute this strategy, Chelsea House employs an internal creative staff that is well-attuned to the market with extensive product knowledge and the ability to identify potential growth areas. The writing phase of the development process is performed by independent series consultants and by professional contract writers on a work-for-hire basis. Chelsea House believes that its long-standing relationships with top-name authors and editors gives it the opportunity to be first to market with timely, high-quality and authoritative materials that serve to reinforce the reputation of the Chelsea House brand. In addition, its staged introduction of new products has helped it achieve success with the majority of its new titles.

CUSTOMERS

     Our customer base is highly diversified across a broad range of end users and industries, mitigating our exposure to a downturn in any particular market or industry. In 2003, no one customer accounted for more than 3.0% of revenue, and our ten largest customers accounted for less than 10.0% of revenue.

  EDUCATION PUBLISHING GROUP

     Sundance/Newbridge sold its products to more than 36,000 teachers, individual schools and school districts in 2003, while Triumph Learning sold its products to more than 19,000 customers during the same year. With an increased emphasis on education and related testing throughout the country in recent years, these customers are well versed in the benefits that our education and testing products can improve the learning experience of students in grades K-12. Oakstone had approximately 39,000 customers in 2003, consisting predominately of doctors seeking to maintain current knowledge and/or obtain continuing medical education credits for licensing and hospital affiliation purposes. We believe these customers regard Oakstone's products as "must have" and value the quality and the relevance of the products to their practices.

  LIBRARY PUBLISHING GROUP

     In 2003, Recorded Books sold its products to over 45,000 teachers, public libraries and school libraries across the country. Chelsea House directly sold its publications to nearly 6,500 public and school libraries across the United States in 2002, both through its network of distributors as well as through its independent sales force. In addition, Recorded Books sells its products to consumers at retail locations and through direct sales and other channels.

SALES AND MARKETING

     We successfully market our products through a broad range of distribution channels.

  EDUCATION PUBLISHING GROUP

     Sundance/Newbridge produced multiple types of catalogs for its Sundance products, targeted to specific customer groups and buying patterns, and mailed over 4.5 million pieces in 2003 during specific strategic buying windows. The success of this direct mail effort is driven in large part by the extensive reach and high quality of our proprietary mailing lists, as well as the reputation of the Sundance product lines.

     Sundance/Newbridge generates sales for its Newbridge product lines primarily through internal sales representatives and through a highly experienced independent sales force. Sundance/Newbridge supports this independent sales force and team of internal sales representatives with an experienced sales management team. With the integration of Sundance and Newbridge, we are utilizing Sundance's direct mail expertise for the Newbridge product lines with a high degree of success. This direct marketing method complements a changing dynamic in the educational publishing markets that is providing teachers with greater power to make purchasing decisions without approval of their central school or school system.

     Sundance/Newbridge has consolidated its sales and marketing efforts in a system of internal and independent representatives, with one of its internal representatives also servicing Recorded Books. These sales efforts are supported through attendance at national, regional, key state and local conferences every year.

     Triumph Learning is shifting its sales and marketing focus from primarily an independent sales force that sells Triumph Learning products alongside those of other publishers, to a multi-channel approach. To begin, almost all members of its sales force now sell Triumph Learning products exclusively. Some of these sales people are employees, others are independent sales representatives. Triumph Learning has implemented various strategies to improve sales penetration and reduce cost of sales, an example of which is an intensive telesales program. Finally, Triumph Learning regularly mails catalogs to its customers and is seeking to increase the focus of its direct marketing efforts to include electronic direct response and fax campaigns, as well as targeted print in order to reach specific customers and maximize contact with customers during optimal purchase cycles.

     Oakstone sells its products primarily through direct marketing campaigns. Oakstone identifies target customers by medical specialty area and reaches them efficiently through direct mail. Recently, Oakstone began using telemarketing campaigns to contact medical professionals using targeted calling lists in the hopes of capturing potential customers that typically do not respond to direct mail campaigns.

  LIBRARY PUBLISHING GROUP

     Recorded Books has internal sales representatives and sales managers that sell exclusively to public libraries throughout the United States, as well as sales representatives and sales managers targeting public libraries in the United Kingdom. In addition, Recorded Books has both internal and independent sales representatives targeting the United States school market. In support of this sales force, in 2003, Recorded Books mailed eight separate catalogs to over 14,000 public library locations in the United States and an additional four catalogs, on a quarterly basis, to 2,500 public libraries in the United Kingdom. Recorded Books also conducts three annual mailings in the fall, winter and spring distributing 280,000 pieces each season to the United States school market.

     Recorded Books has established Continuous Order Plans with more than 2,700 of its library accounts. Customers that enroll in these plans agree to automatically purchase between two and 350 titles per quarter that Recorded Books chooses, enabling Recorded Books to place thousands of copies of a new title in libraries across the country immediately upon release. In 2003, Recorded Books generated 38.1% of its revenue through these plans.

     In the consumer market, Recorded Books markets product rentals directly to adults through the use of catalog mailings and its website. On average, Recorded Books mails over 40,000 catalogs per month directly to consumers, and in 2003, Recorded Books printed 4,400 catalogs to promote its titles to independent bookstores in the United States. Recorded Books also distributes titles through booksellers, such as Barnes & Noble, Borders and Waldenbooks.

     Chelsea House sells to libraries through major library distributors such as Baker & Taylor, Follett Library Resources, Brodart Company, Ingram Book Company and World Almanac Education, which accounted for 61.5% of its revenue in 2003. Chelsea House also engages independent commission sales representative groups that sell directly to libraries and generated 31.4% of its 2003 revenue. These representative groups consist of sales people who market Chelsea House's products and third party products and are paid solely on a commission basis. Chelsea House also utilizes a direct mail program, and in 2003 it sent out over 700,000 catalog and direct mail pieces, focused during the two key buying seasons of fall and spring, to the over 90,000 library institutions that are potential buyers of its products. The remainder of Chelsea House's sales are generated from its internal telesales representatives and the Chelsea House website. In support of these sales efforts, Chelsea House has created its Presidential Accounts, a group of approximately 80 customers consisting primarily of larger libraries and school systems that have formal approval processes for buying new titles. This group receives advance copies of Chelsea House's newest titles to preview. If a title gets approved by the library system, these customers will then typically place a bulk order for their entire system. In addition, these larger library systems will often write product reviews for the titles that they approve. These reviews are valuable to Chelsea House because smaller libraries often rely on these reviews when placing their new orders. Furthermore, the reviews generate valuable feedback for the new product development process.

SEASONALITY

     Our business is subject to seasonal fluctuations. Our revenue and income from operations have historically been higher during the second and third calendar quarters. In addition, our quarterly results of operations have fluctuated in the past and can be expected to continue to fluctuate in the future, as a result of many factors, including general economic trends; the traditional cyclical nature of educational material sales; school, library and consumer purchasing decisions; the unpredictable funding of schools and libraries by federal, state and local governments; consumer preferences and spending trends; the need to increase inventories in advance of our primary selling season; and timing of introductions of new products.

COMPETITION

     Our businesses face competition from numerous publishers offering products to the same market niches we serve. We believe we compete successfully in these markets based on our well-established product lines and brand names, our reputation for quality products and new product development, our broad range of product offerings, our competitive pricing, the strength of our sales and marketing efforts and our commitment to continued product innovation. Many of the companies with which we compete, however, have greater resources than we do.

  EDUCATION PUBLISHING GROUP

     Sundance/Newbridge faces competition from supplemental education companies like The Wright Group, a McGraw-Hill company; Rigby and Steck-Vaughn, each of which is a Reed Elsevier company; Celebration Press and Modern Curriculum Press, each of which is a Pearson company; Scholastic; and Mondo. Sundance/Newbridge competes with these companies at all levels, including product content and format, sales and marketing approaches, customer service and distribution capabilities, and pricing. Triumph Learning's competitors are generally small, private companies that publish products that are state or subject area focused, such as math or reading, or large public companies that publish products focused on national standards, and it generally does not face direct competition in the publication of test preparation instructional materials that are designed for specific state and subject matter tests. Triumph Learning's primary competitors include Steck-Vaughn, People's Publishing, and Curriculum Associates. Oakstone faces limited direct competition in its primary product format, audio-cassette, and its flagship product, Practical Reviews, enjoys a unique position with few direct competitors. However, the larger market for print and other formats of continuing medical education products is fragmented and highly competitive.

  LIBRARY PUBLISHING GROUP

     Recorded Books primarily seeks the rights to publish and sell unabridged recordings to the public and school market. Some of its other product offerings, including those made to the retail channel, face competition from, among others, Books on Tape, BBC Audio (Chivers), Blackstone, Brilliance Audio and Audio Editions. The basis of this competition is focused on product content, quality and pricing. Chelsea House faces competition from library publishing divisions of major publishers such as Thomson's Greenhaven/Lucent and Blackbirch divisions and Scholastic's Grolier division, as well as independent publishers specializing in the library market, such as Rosen, Capstone, Millbrook Press and Gareth Stevens. This competition is largely focused on product content and pricing.

PRODUCTION AND FULFILLMENT

     The principal raw materials that we use in our products are paper, ink and audio compact discs and tape. We purchase paper and audio media from suppliers directly based on pricing, quality and, to a lesser extent, availability. Ink utilized by our publications is provided by the respective printers of our publications and included in the cost of print production. Both paper and ink are commodity products which are affected by demand, capacity and economic conditions. We believe that adequate sources of supply are, and will continue to be, available to fulfill our requirements.

     The majority of our print products are printed and bound by third parties with whom we have contracts. We believe that outside printing and binding services at competitive prices are readily available. Much of our pre-press production, typesetting, layout and design functions are conducted internally, which we believe provides us with greater control and flexibility over the creative process. Our non-print products, including our audio compact discs and CD-ROMs, are generally produced internally and replicated largely in-house.

     The customer fulfillment functions include customer service, order processing, cash application, collections and product distribution. While historically each of our businesses have independently performed these functions, we recently consolidated these functions for our Sundance/Newbridge, Triumph Learning and Chelsea House businesses.

INTELLECTUAL PROPERTY

     We regard our trademarks, copyrights, trade secrets and similar intellectual property as valuable assets and rely upon trademark and copyright laws, as well as confidentiality agreements with our employees and others, to protect our rights. To date, we have over 40 registered or pending trademarks and more than 2,750 registered copyrights, and we intend to pursue the registration of additional material trademarks and copyrights. In addition, for some of our products that involve the use of content created by third parties, we enter into license agreements that generally give us the exclusive right to use this content for specified purposes in specified geographic areas and mediums.

     Our efforts to protect our intellectual property rights could be inadequate to deter misappropriation of proprietary information. For example, we may not detect unauthorized use of our intellectual property. In addition, the legal status of intellectual property on the Internet is currently subject to various uncertainties. To the best of our knowledge, there are no threatened or pending legal proceedings or claims related to our intellectual property that are likely to have, individually or in the aggregate, a material adverse effect on our business, financial condition or results of operations.

ENVIRONMENTAL REGULATION

     We are subject to environmental laws and regulations relating to the protection of the environment, including those that regulate the generation and disposal of hazardous materials and worker health and safety. We believe that we currently conduct our operations in substantial compliance with applicable environmental laws and regulations. Based on our experience to date and the nature of our operations, we believe that the future cost of compliance with existing environmental laws and regulations and liability for known environmental claims will not have a material adverse effect on our financial condition, results of operations or liquidity.

EMPLOYEES

     As of December 31, 2003, we had approximately 645 full-time equivalent employees. None of our employees are represented by any union or other labor organization, we have had no strikes or work stoppages, and we believe our relations with our employees are good.

RISK FACTORS

     This form 10-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. We caution investors that any forward-looking statements presented in this report and presented elsewhere by management from time to time are based on management's beliefs and assumptions made by, and information currently available to, management. When used, the words "anticipate", "believe", "expect", "intend", "may", "might", "plan", "estimate", "project", "should", "will be", "will result" and similar expressions which do not relate solely to historical matters are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We expressly disclaim any responsibility to update forward-looking statements. Accordingly, past results and trends should not be used by investors to anticipate future results or trends.

  OUR NET LOSSES FROM OPERATIONS MAY CONTINUE.

     We have experienced net losses since inception. During these periods, we have been highly leveraged. Our losses resulted primarily from interest payments on acquisition financing, other related acquisition and financing costs, and depreciation and other amortization. We expect to continue to incur substantial charges in the future in connection with these and future acquisitions and to continue to incur additional net losses in the future. We cannot assure you that we will generate net profits from operations in the future.

  A DECREASE IN FUNDING OF SCHOOLS AND LIBRARIES BY FEDERAL, STATE AND LOCAL GOVERNMENTS COULD CONTINUE TO REDUCE OUR SALES AND PROFITS.

     During 2003, we derived more than 69.0% of our revenue from schools, school districts and school and public libraries. These institutions depend on funding from federal, state and local governments to purchase our products. Many state and local governments currently face substantial budget deficits which may severely reduce this funding. These budget crises have reduced our sales and profits and may continue to do so in the future.

     Government budget policies may also adversely affect the availability of this funding. In addition, the government appropriations process is often slow, unpredictable and subject to factors outside of our control. Curtailments, delays or reductions in the funding of schools or libraries could delay or reduce our revenue. This is partly because, in the absence of such funding, schools may not have sufficient capital to purchase our products or services. Accordingly, any substantial reduction in governmental funding earmarked for education or library materials could have a material adverse effect on our sales.

     Although we believe most of our customers are not dependent on a single source of funding, many of our customers depend on government funding. Funding difficulties experienced by schools and libraries could also cause those institutions to be more resistant to price increases in our products, compared to other businesses that might better be able to pass on price increases to their customers.

  OUR BUSINESS IS SEASONAL AND OUR OPERATING RESULTS MAY FLUCTUATE.

     Our business is subject to seasonal fluctuations. Our revenue and income from operations have historically been higher during the second and third calendar quarters. In addition, our quarterly results of operations have fluctuated in the past, and can be expected to continue to fluctuate in the future, as a result of many factors, including general economic trends; the traditional cyclical nature of educational material sales; school, library and consumer purchasing decisions; unpredictable funding of schools and libraries by federal, state and local governments; consumer preferences and spending trends; the need to increase inventories in advance of our primary selling season; and timing of introductions of new products.

  POSSIBLE INFRINGEMENT OF OUR INTELLECTUAL PROPERTY RIGHTS COULD CAUSE US TO LOSE REVENUE AND COULD DAMAGE OUR TRADEMARKS.

     We rely on copyrights and, in certain cases, trademarks to protect our products. Effective trademark and copyright protection may be unavailable or limited, or may not be applied for, in the United States. We cannot be certain that the steps we have taken to protect our intellectual property rights, including registering our trademarks and our domain names, will be adequate or that third parties will not infringe or misappropriate our proprietary rights. For instance, given the global reach of the Internet, our trademarks and other forms of intellectual property could be displayed in countries that offer inadequate intellectual property protection. Any such infringement or misappropriation could materially adversely affect our future financial results and our ability to operate our business.

  WE MAY HAVE TO DEFEND AGAINST INTELLECTUAL PROPERTY INFRINGEMENT AND OTHER CLAIMS WHICH MAY CAUSE US TO INCUR SUBSTANTIAL COSTS AND MAY DIVERT MANAGEMENT ATTENTION.

     Although we believe that our proprietary rights do not infringe on the intellectual property rights of others, other parties may assert claims that we have violated or infringed on a copyright, trademark or other proprietary right belonging to them. We license third-party content to create some of our products. In these license agreements, the licensors have generally agreed to defend, indemnify and hold us harmless with respect to any claims by a third party that the licensed content infringes other proprietary rights. We cannot assure you that these provisions will be adequate to protect us from infringement claims. Any infringement claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources on our part, which could materially adversely affect our business, results of operations and financial condition.

     In addition, we may be vulnerable to other claims of defamation, negligence, personal injury or other legal theories relating to the information we publish, including content licensed from third parties. Our insurance, which covers commercial general liability, may not adequately protect us against these types of claims. Furthermore, if such claims are successful, we may be required to alter our product, pay financial damages or obtain licenses from others.

  OUR BUSINESS RESULTS COULD BE ADVERSELY AFFECTED IF WE LOSE OUR KEY PERSONNEL.

     Our company is dependent on the continued services of our senior management team, including the senior management of our operating subsidiaries. The loss of our key personnel could have a material adverse effect on our business, operating results or financial condition. We do not maintain key man insurance on our key personnel.

  GROWTH OF MULTIMEDIA PRODUCTS MAY COMPETE WITH AND REDUCE OUR PUBLISHING ACTIVITIES.

     The traditional media platform is being increasingly challenged by the growing body of multimedia products. Multimedia products serve as ancillary tools to traditional publishing mediums such as print but can also serve as stand-alone interactive tools replacing traditional publishing mediums. The continued growth of multimedia products may detract from the viability of our traditional publishing activities.

  TECHNOLOGICAL CHANGES MAY REDUCE OUR SALE OF PRODUCTS AND SERVICES.

     Both the traditional publishing industry and the online services industry continue to experience technological change. The publishing industry continues to evolve from traditional mechanical format printing to full digital printing. The inability to keep pace with the new technologies and standards in the print industry could negatively impact the competitiveness of our products. Our future success will depend on our ability to address the increasingly sophisticated needs of our customers by producing and marketing enhancements to our products and services that respond to technological changes or customer requirements. We may be required to invest significant capital in additional technology in order to remain competitive. In addition, the provision of online services is characterized by continuing improvements in technology that results in the frequent introduction of new products, short product life cycles and continual improvement in product price/performance characteristics. A failure on our part to effectively manage a product transition will directly affect the demand for our products and the profitability of our operations.

  WE MAY BE UNABLE TO COMPETE SUCCESSFULLY IN OUR HIGHLY COMPETITIVE INDUSTRY.

     Our businesses operate in highly competitive markets. Many of our competitors are larger and have greater financial resources than us. We cannot assure you that we will be able to compete effectively with these other companies in the future, and if we are unable to compete effectively, our financial condition and results of operations will be materially adversely affected.

  OUR BUSINESS MAY BE ADVERSELY AFFECTED BY AN INCREASE IN PAPER AND POSTAGE COSTS.

     The price of paper constitutes a significant portion of our costs relating to our print products and direct mail solicitations. Significant increases in the price of paper may have an adverse effect on our future results although we have in the past been able to implement measures to offset such increases. Postage for product distribution and direct mail solicitations is also one of our significant expenses. While we distribute many of our products under a contract with the United Parcel Service, shipping and postage costs increase periodically and can be expected to increase in the future. While we seek to pass these costs along to our customers, competitive and market pressures may prevent us from doing so.

  WE MAY BE UNABLE TO SUCCESSFULLY COMPLETE ACQUISITIONS AND OUR ACQUISITIONS MAY DIVERT MANAGEMENT ATTENTION FROM OPERATING OUR BUSINESS.

     We cannot assure you that our historical success with acquisitions will continue or that we will have sufficient capital resources to continue to pursue acquisitions. We intend to continue to seek opportunities for future expansion, but we cannot assure you that we will be able to identify, negotiate and consummate acquisitions on attractive terms, nor can we assure you that we will successfully identify, complete or integrate additional acquisitions, or that the acquired businesses will perform as expected or contribute significant sales or profits to us. We may face increased competition for acquisition opportunities, which may inhibit our ability to consummate suitable acquisitions on terms favorable to us.

     Our acquisitions may place substantial demands upon our senior management, which may divert attention from current operations. A decrease in attention devoted to operations could adversely impact the management of our existing businesses. In addition, we could have difficulty assimilating the personnel and operations of acquired companies and could experience disruption of our ongoing businesses due to a diversion of management time and other resources to the integration of these acquired businesses.

  OUR SUBSTANTIAL LEVERAGE MAY ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS AND PLACE US AT A COMPETITIVE DISADVANTAGE IN OUR INDUSTRY.

     We are highly leveraged and have significant debt service obligations. Our significant debt and debt service requirements could adversely affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities. For example:

     - we are required to use a substantial portion of our cash flow from operations to pay interest on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances and other general corporate requirements;

     - our substantial leverage increases our vulnerability to economic downturns and adverse competitive and industry conditions and could place us at a competitive disadvantage compared to those of our competitors that are less leveraged;

     - our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and our industry and could limit our ability to pursue other business opportunities, borrow more money for operations or capital in the future and implement our business strategies; and

     - our level of debt may restrict us from raising additional financing on satisfactory terms to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances, and other general corporate requirements.

  THE TERMS OF OUR INDEBTEDNESS IMPOSE OPERATIONAL AND FINANCIAL RESTRICTIONS ON US.

     The senior secured revolving credit facility, the senior secured term loan and the indentures governing the senior notes and senior discount notes contain various provisions that limit our management's discretion by restricting our ability to:

     - incur additional debt;

     - pay dividends and make other distributions;

     - make investments and other restricted payments;

     - enter into sale and leaseback transactions;

     - incur liens;

     - engage in mergers, acquisitions and asset sales;

     - enter into transactions with affiliates;

     - make capital expenditures;

     - amend or otherwise alter debt and other material agreements; and

     - alter the business we conduct.

     The senior secured revolving credit facility also requires us to meet specified financial ratios. If we do not comply with the restrictions in the senior secured revolving credit facility, the senior secured term loan, the indentures governing the senior notes and the senior discount notes or any of our other financing agreements, a default may occur. This default may allow our creditors to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, the lenders may be able to terminate any commitments they had made to provide us with further funds.

ITEM 2.  PROPERTIES.

     The principal executive offices of our senior executive management are located in approximately 5,450 square feet of leased space at 10 New King Street, White Plains, New York under a lease that expires in June 2005. We own a 52,000 square foot office, warehouse and production facility in Prince Frederick, Maryland, which is primarily used by our Library Publishing Group, and lease 9 additional office, warehouse, and mixed use facilities for our businesses, as summarized in the table below.

LOCATION                                          USE             SQ. FT.   TERMINATION DATE
--------                                          ---             -------   ----------------
1974 Sproul Road, Broomall, PA(2)......  Office Space              13,589   March 14, 2004
140 Bugeye Square, Prince Frederick,
  MD(2)................................  Warehouse                 19,400   November 6, 2004
6801 Cahaba Valley Road, Birmingham,
  AL(1)................................  Office Space              15,700   March 12, 2005
333 E. 38th Street, New York, NY(1)....  Office Space              12,883   October 31, 2005
200 Skipjack Road, Prince Frederick,
  MD(2)................................  Warehouse                 23,000   November 30, 2005
140 W. 22nd Street, New York, NY(2)....  Recording Studios          5,894   May 31, 2006
11-13 E. 26th Street, New York,
  NY(1)................................  Office Space               5,500   December 31, 2007
Units 3/6/7 Victoria Mills, UK(2)......  Warehouse/Office Space     5,591   February 28, 2008
One Beeman Road, Northborough, MA(1)...  Warehouse/Office Space   150,000   June 30, 2008

---------------

(1) This property is primarily used by our Education Publishing Group.

(2) This property is primarily used by our Library Publishing Group.

     For further information concerning our lease obligations, see Note 14 to our consolidated financial statements, which are contained in Item 8 to this report. We believe that our properties, taken as a whole, are in good operating condition and are suitable and adequate for our current business operations, and that suitable additional or alternative space will be available at commercially reasonable terms for future expansion.

ITEM 3.  LEGAL PROCEEDINGS.

     From time to time, we are involved in litigation that we consider to be in the normal course of business. We are not presently involved in any legal proceedings that we expect individually or in the aggregate to have a material adverse effect on our financial condition, results of operations or liquidity.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

     None.

                                    PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     Our common stock is not listed or traded on any established public trading market.

ITEM 6.  SELECTED FINANCIAL DATA.

     The following table sets forth our selected historical consolidated financial data for each of the five years ended December 31, 2003, which has been derived from our consolidated financial statements audited by Ernst & Young LLP, our independent auditors. When you read our selected historical consolidated financial information, it is important for you to read it along with our audited consolidated financial statements, the notes to those audited consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this report.

                                                   YEAR ENDED DECEMBER 31,
                                    ------------------------------------------------------
                                      1999       2000       2001       2002        2003
                                    --------   --------   --------   ---------   ---------
                                                    (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA(1):
Revenue...........................  $ 46,242   $130,700   $148,545   $ 163,142   $ 162,043
Cost of goods sold................    14,440     41,102     43,540      50,326      49,200
Selling, general and
  administrative expense(2).......    22,890     55,339     67,075      65,405      68,390
Depreciation and
  amortization(3).................     4,558     13,596     14,593       2,017       2,224
Amortization of pre-publication
  costs(4)........................     1,295      4,879      6,671       7,006       9,137
                                    --------   --------   --------   ---------   ---------
Income from operations............  $  3,059   $ 15,784   $ 16,666   $  38,388   $  33,092
Interest expense and other(5).....     8,252     24,014     21,984      19,296      34,242
                                    --------   --------   --------   ---------   ---------
Income (loss) from continuing
  operations......................    (5,193)    (8,230)    (5,318)     19,092      (1,150)
Income (loss) from discontinued
  operations......................      (793)    (1,022)   (31,774)      1,766        (716)
Cumulative effect of accounting
  change(3).......................        --         --         --     (48,610)         --
                                    --------   --------   --------   ---------   ---------
Net loss..........................  $ (5,986)  $ (9,252)  $(37,092)  $ (27,752)  $  (1,866)
                                    ========   ========   ========   =========   =========

                                                      AS OF DECEMBER 31,
                                    ------------------------------------------------------
                                      1999       2000       2001       2002        2003
                                    --------   --------   --------   ---------   ---------
                                                    (DOLLARS IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents.........  $  6,002   $     --   $  7,484   $   2,701   $  32,389
Working capital...................    31,381     31,017     22,372       9,957      42,216
Total assets......................   286,989    283,531    280,947     231,236     265,522
Total debt........................   182,433    189,031    214,951     200,596     239,750
Redeemable preferred stock........    82,151     95,021    109,410     126,191     143,663
Total stockholders' deficit.......   (17,352)   (39,473)   (90,954)   (135,435)   (156,354)

                                                   YEAR ENDED DECEMBER 31,
                                    ------------------------------------------------------
                                      1999       2000       2001       2002        2003
                                    --------   --------   --------   ---------   ---------
                                                    (DOLLARS IN THOUSANDS)
OTHER FINANCIAL DATA:
Ratio of earnings to fixed
  charges(6)......................        --         --         --        1.5x        1.0x
EBITDA(7).........................  $  8,912   $ 34,259   $ 37,930   $  47,411   $  44,453
Additions to pre-publication
  costs(4)........................     5,102     11,858     13,599      12,418      14,051
Additions to property and
  equipment.......................     1,587      4,195      3,632       2,044       2,977
Interest expense..................     7,244     22,273     20,024      17,993      19,928
Net cash provided by (used in):
  Operating activities............      (208)    14,983     20,438      32,893      32,146
  Investing activities............  (186,258)   (21,002)   (31,473)    (14,462)     (9,457)
  Financing activities............   188,184       (256)    18,519     (23,214)      6,798

---------------

(1) Our consolidated statements of operations data includes the results of operations of our acquired businesses beginning on the date of acquisition.

(2) For the years ended December 31, 2001 and December 31, 2002, our selling, general and administrative expense includes restructuring and related charges of $3.1 million and $(0.1) million, respectively, related to severance accruals and warehouse and information technology expenses. For the year ended December 31, 2003, our selling, general and administrative expense includes restructuring and related charges of $3.1 million, relating to the consolidation of the warehousing, customer service and order fulfillment functions of our Sundance/Newbridge, Triumph Learning and Chelsea House businesses.

(3) On January 1, 2002 we adopted SFAS No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, amortization of intangible assets considered to have indefinite lives, such as goodwill, is no longer required. Accordingly, we ceased amortization of goodwill on that date. Under SFAS No. 142, goodwill is subject to impairment tests, both at the date of initial adoption of SFAS No. 142 and annually thereafter. In addition, goodwill is required to be tested at interim times if there is indication of impairment. We performed the initial impairment test as of January 1, 2002 and recorded a goodwill writedown of $48.6 million, which is presented in our consolidated statements of operations as a cumulative effect of accounting change. The Company performed the annual impairment test on September 30, 2003, and determined that the carrying value of our goodwill at that date was not impaired.

(4) We capitalize the costs associated with the development of our new products. These costs primarily include author fees under work-for-hire agreements (excluding royalties), the costs associated with artwork, photography and master tapes, other external creative costs, internal editorial staff costs and pre-press costs that are directly attributable to the product. These capitalized pre-publication costs are amortized over the anticipated life of the product, for a period not exceeding five years.

(5) In accordance with SFAS No. 145, "Rescission of SFAS Nos. 4, 44 and 64, Amendment of SFAS 13, and Technical Corrections as of April 2002," we have reclassified debt extinguishment costs of $0.9 million in 1999, which we originally reported as extraordinary items, to interest expense and other. For the year ended December 31, 2003, our interest expense and other expense includes a redemption premium of approximately $9.2 million incurred in our August 20, 2003 refinancing.

(6) The "ratio of earnings to fixed charges" is an analytical tool used to assist investors in evaluating a company's ability to meet the interest requirements of debt securities or the dividend requirements of preferred stock. Earnings for the purpose of this calculation are defined as pretax income before the effects of discontinued operations, extraordinary items and the cumulative effect of accounting change. Fixed charges are defined as the sum of interest expense, amortization of deferred financing costs, preferred stock dividends and accretion and the interest portion of rental expense. For the year ended December 31, 2003, interest expense includes $3.2 million of charges for the write off of deferred financing costs associated with our August 20, 2003 financing. For the years ended December 31, 1999, 2000 and 2001 earnings were inadequate to cover fixed charges by $5.2 million, $8.2 million, $5.3 million, respectively.

(7) "EBITDA" is defined as income before interest, taxes, depreciation, amortization, discontinued operations and cumulative effect of a change in accounting for goodwill. EBITDA is not a measurement of operating performance calculated in accordance with generally accepted accounting principles and should not be considered a substitute for operating income, net income (loss), cash flows, consolidated statements of operations or consolidated balance sheets prepared in accordance with GAAP. In addition, because EBITDA is not defined consistently by all companies, this presentation of EBITDA may not be comparable to similarly titled measures of other companies. However, we believe EBITDA is relevant and useful to investors because (a) it provides an alternative measurement to operating income that takes into account certain relevant adjustments that are specific to publishing companies and (b) it is used by our management to evaluate our ability to service our debt and along with other data, as an internal measure for setting budgets and awarding incentive compensation. The following table reconciles net loss to EBITDA.

                                                  YEAR ENDED DECEMBER 31,
                                     -------------------------------------------------
                                      1999      2000       2001       2002      2003
                                     -------   -------   --------   --------   -------
                                                  (DOLLARS IN THOUSANDS)
Net loss...........................  $(5,986)  $(9,252)  $(37,092)  $(27,752)  $(1,866)
Cumulative effect of accounting
  change...........................       --        --         --     48,610        --
Net loss (income) from discontinued
  operations.......................      793     1,022     31,774     (1,766)      716
Interest expense and other.........    8,252    24,014     21,984     19,296    34,242
                                     -------   -------   --------   --------   -------
Income from operations.............  $ 3,059   $15,784   $ 16,666   $ 38,388   $33,092
Amortization of pre-publication
  costs............................    1,295     4,879      6,671      7,006     9,137
Depreciation and amortization......    4,558    13,596     14,593      2,017     2,224
                                     -------   -------   --------   --------   -------
EBITDA.............................  $ 8,912   $34,259   $ 37,930   $ 47,411   $44,453
                                     -------   -------   --------   --------   -------

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     The following discusses our results of operations and liquidity and capital resources. The discussion including known trends and uncertainties identified by management should be read in conjunction with the consolidated financial statements and related notes. This form 10-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and
Section 21E of the Securities Exchange Act of 1934. We caution investors that any forward-looking statements presented in this report and presented elsewhere by management from time to time are based on management's beliefs and assumptions made by, and information currently available to, management. When used, the words "anticipate", "believe", "expect", "intend", "may", "might", "plan", "estimate", "project", "should", "will be", "will result" and similar expressions which do not relate solely to historical matters are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We expressly disclaim any responsibility to update forward-looking statements. Accordingly, past results and trends should not be used by investors to anticipate future results or trends.

     Risks and uncertainties that may affect future performance are detailed from time to time in reports that we file with the SEC, including Forms 10-Q and 10-K, and include, among others, the following:

     - market acceptance of new education and library products, particularly reading, literature, language arts, mathematics, science and social studies programs;

     - the seasonal and cyclical nature of education and library sales;

     - changes in funding in school systems throughout the nation, which may result in cancellation of planned purchases of education and library products and shifts in timing of purchases;

     - changes in the competitive environment, including those which could adversely affect our cost of sales;

     - changes in the relative profitability of products sold;

     - regulatory changes that could affect the purchase of education and library products;

     - changes in the strength of the retail market for audiobooks and market acceptance of newly-published titles;

     - delays and unanticipated expenses in developing new programs and other products or in developing new technology products, and market acceptance and use of online instruction and assessment materials;

     - the potential effect of a continued weak economy on sales of education and library products;

     - the risk that our well-known authors will depart and write for our competitors;

     - the effect of changes in accounting, regulatory and/or tax policies and practices; and

     - the other factors referenced in this report.

     The risks included here are not exhaustive. Other sections of this report may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

     Investors should also be aware that while we do communicate with securities analysts from time to time, it is against our policy to disclose to them any material non-public information or other confidential information. Accordingly, investors should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Therefore, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not our responsibility.

GENERAL

     We are a leading developer and publisher of products for the education and library publishing markets. Within these broad markets, our businesses have established leading positions in several high growth segments, including supplemental education and state-specific test preparation for grades kindergarten through 12, or K-12, unabridged audiobooks, library books for young adults and continuing medical education products. Our products include books for children and young adults, teachers' materials, study guides and audio recordings. We sell our products through multiple channels to educators and school systems, public and school libraries and medical professionals.

     All of our businesses have operating histories in excess of 20 years and have established recognized brands and long-standing customer relationships in the markets they serve. We continually invest in the development of new titles, providing us with new releases each year and resulting in the growth of our profitable backlist, which consists of all proprietary titles that generate revenue in any year following the year of their initial release. We believe that the strength of our backlist reflects our limited reliance on new titles for current year revenue, the longevity of our titles and the success of our product development efforts. The combination of our strong backlist sales and subscription-based businesses provides us with a significant recurring revenue stream and lessens the variability of the performance of our businesses.

     Our business was formed in connection with our first acquisition in 1997 and we acquired our other operating businesses between 1997 and 2001. Our acquisitions of Recorded Books, Triumph Learning and Chelsea House in December 1999, our largest transactions to date, signaled our strong commitment to the education and library publishing markets. To focus on developing our businesses in these markets, we began a process of assessing our mix of businesses to make selective acquisitions that complemented businesses within these segments and to dispose of or discontinue previously acquired businesses or divisions that no longer fit this focus. In accordance with this long-term strategy, we have disposed of or discontinued several non-core businesses.

     In January 2004, DLJ Merchant Banking Partners II, L.P. and its affiliates returned to us for cancellation 104,770 shares of Series B senior preferred stock having a liquidation value of $5.0 million, warrants to purchase 778 shares of Series A preferred stock and warrants to purchase 743,148 shares of common stock.

     In February 2004, we completed a $135.0 million 12 1/2 senior discount notes offering, due August 15, 2011, receiving net proceeds of approximately $73.7 million. Interest will accrete through February 1, 2009. Thereafter, cash interest on our senior notes will accrue and be payable semiannually in arrears on February 1, and August 1 of each year commending on August 1, 2009, through maturity. We used a portion of the proceeds from the sale of our senior notes to repurchase 295,000 outstanding shares of Series B senior preferred stock with a carrying value of $14.1 million at 99%. In connection with this repurchase 467 Series A preferred stock warrants and 451,666 common stock warrants were returned to us for cancellation. We also used a portion of the proceeds to pay transaction fees and expenses of approximately $3.2 million relating to the sale of our senior notes. We intend to use the remaining proceeds to fund future acquisitions and for general corporate purposes.

OPERATING GROUPS

     We have organized our businesses into two operating groups: the Education Publishing Group and the Library Publishing Group.

     Education Publishing Group. Our Education Publishing Group publishes supplemental reading materials for the kindergarten through 9th grade market, state-specific test preparation materials for K-12 high stakes competency tests and continuing medical education products for doctors. Our Education Publishing Group also markets non-proprietary, supplemental reading products and literature for the K-12 market. This group is comprised of three segments:
Sundance/Newbridge, Triumph Learning and Oakstone.

     Library Publishing Group. Our Library Publishing Group publishes audiobooks for adults and children as well as literary, biographical and topical books published in series for public and school libraries. Our Library Publishing Group also markets non-proprietary audiobooks to public and school libraries. This group is comprised of two segments: Recorded Books and Chelsea House.

     The following chart sets forth our revenue by segment for the periods presented, excluding revenue from discontinued operations.

                                                          YEAR ENDED DECEMBER 31,
                                                       ------------------------------
                                                         2001       2002       2003
                                                       --------   --------   --------
                                                           (DOLLARS IN THOUSANDS)
Sundance/Newbridge...................................  $ 41,948   $ 42,656   $ 44,763
Triumph Learning.....................................    19,479     21,682     25,171
Oakstone.............................................    16,441     18,297     18,188
                                                       --------   --------   --------
  Total Education Publishing Group...................    77,868     82,635     88,122
Recorded Books(1)....................................    51,964     65,451     61,137
Chelsea House........................................    18,713     15,056     12,784
                                                       --------   --------   --------
  Total Library Publishing Group.....................    70,677     80,507     73,921
                                                       --------   --------   --------
Total................................................  $148,545   $163,142   $162,043
                                                       ========   ========   ========

---------------

(1) The revenue of Recorded Books includes the revenue of Audio Adventures from its acquisition date of June 15, 2001.

CRITICAL ACCOUNTING POLICIES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results may differ from those estimates. Changes in facts, circumstances and market conditions may result in revised estimates.

     The critical accounting policies described herein are those that are, in management's opinion, most important to the presentation of our consolidated financial condition and results of operations.

  REVENUE AND EXPENSE RECOGNITION

     In accordance with industry practice, we recognize revenue from books and other non-subscription sales when the product is shipped to the customer. Products are shipped FOB shipping point and collectability is reasonably assured at the time of shipment. Subscription revenue is deferred and recognized as the subscription is fulfilled. Revenue is recognized net of provisions for estimated returns. These estimated return provisions are based upon historical experience and other industry factors including management's expectations. Actual return experience is monitored and any significant change from management's expectations results in an adjustment in the reserve rates utilized to estimate returns.

     Cost of goods sold is recognized when the related revenue is recognized and primarily consists of paper, printing and binding and author royalty expenses.

  PRE-PUBLICATION COSTS

     We capitalize the costs associated with the development of our new products. These costs primarily include author fees under work-for-hire agreements (excluding royalties), the costs associated with artwork, photography and master tapes, other external creative costs, internal editorial staff costs and pre-press costs that are directly attributable to the products. These costs are tracked at the product title or product series level and are amortized beginning in the month the product is introduced to market. These costs are amortized over the estimated life cycle of the book or product, based upon the sales performance of similarly existing products that are sold in the same business segment, for periods ranging from two to five years. The amortization rate is determined by the expected annual performance during the life cycle and, accordingly, in many cases an accelerated amortization method is utilized. Costs determined to be unrecoverable are written off. A write-off occurs most often when sales of a product are lower than anticipated or when a later version of the product is released. In addition, life cycles are constantly monitored for changes in length or rate of sales during the life cycle. When changes are significant the amortization rate and period are adjusted.

  GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill represents the excess of net acquisition cost over the estimated fair value of net assets acquired of purchased companies. On January 1, 2002, we adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, intangible assets considered to have indefinite lives, such as goodwill, are no longer amortized to expense but are periodically evaluated for impairment at the reporting unit level. Intangible assets with finite lives continue to be amortized to expense over their useful lives. In accordance with SFAS No. 142, on January 1, 2002, we ceased amortization of goodwill. Prior to the adoption of SFAS No. 142, goodwill was amortized to expense over a period of 15 years.

     Under SFAS No. 142, goodwill is subject to an annual impairment test as well as an interim test if an event occurs or circumstances change between annual tests indicating that the asset might be impaired. The impairment test is a two-step process. First, the fair value of the reporting unit is compared to its carrying value. If the fair value is less than the carrying value, a second step is performed. In the second step, an implied goodwill value is determined by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit. If the implied fair value of the goodwill, as calculated, is less than the carrying amount of the goodwill, an impairment charge is taken for the difference. For purposes of estimating the fair value of the reporting unit, we use a discounted cash flow approach, since our common stock is not publicly traded and a quoted market price is unavailable.

  DIRECT RESPONSE ADVERTISING COSTS

     Direct response advertising costs are incurred to solicit sales from potential new customers who can be shown to have responded specifically to an advertising campaign that results in probable future economic benefits. We have two types of direct response advertising costs: direct mail and catalogs. We are able to track the revenue, costs and profitability from these advertising efforts at the campaign level. Both the direct mail and catalog campaign costs are capitalized and the net recoverability is evaluated on a product-by-product basis at the campaign level. Generally, 80% of these costs is amortized in the first two years. Direct mail costs relating to our Oakstone subscription business are amortized on an accelerated basis over the estimated life of the subscriber for up to five years. The life and amortization rate are determined by historical experience from similar subscription products at the same business. For subscription products, the life is based on the original subscription period plus subsequent renewal periods. The rate of amortization is based on the expiration and cancellation rate of subscribers for similar subscription products. Catalog costs are amortized on an accelerated basis over the estimated life of the catalog, generally between one and 18 months. The life and amortization rate are based on the sales experience of similar catalogs at the same business segment. Amortization of direct response advertising costs is included in selling, general and administrative expense. If a direct mail solicitation or catalog is determined to be unprofitable, all remaining capitalized costs are written-off at that time.

  INVENTORY AND RELATED OBSOLESCENCE

     Inventory consists primarily of books, which are valued at the lower of cost or market, as determined by the first-in, first-out method. Obsolescence reserves on slow-moving or excess merchandise are recorded, where applicable, based upon regular reviews of inventories on-hand and estimated future demand. If a book is taken out of print, superseded by a later version or ceases to sell, it is considered obsolete and all related inventory amounts are written-off. If quantities of a book exceed expected future demand based on historical sales of that title, the excess inventory is also written-off.

  STOCK-BASED COMPENSATION

     We have a stock option plan, pursuant to which stock options for a fixed number of shares of common stock are granted to employees with an exercise price equal to or greater than the fair value of the shares at the date of grant. The exercise price of options issued under the plan are determined by our board of directors using commonly employed valuation methods. Awards under the plan generally vest over three years.

     On January 1, 2002, we adopted the fair value method of accounting for stock options under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," prospectively to all new awards granted to employees beginning on January 1, 2002. Under the fair value method, compensation expense for options is measured at the grant date based on the value of the award as determined using the minimum value option valuation model and is recognized over the vesting period of the grant. Prior to the adoption of the fair value method under SFAS No. 123, we did not record compensation expense for stock options since we accounted for stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB No. 25, recognition of compensation expense for stock options is not required as long as the exercise price of employee stock options equals the value of the underlying stock on the date of grant.

  INCOME TAXES

     We account for income taxes pursuant to the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are recorded to reflect the future tax consequences attributable to the effects of differences between carrying amounts of existing assets and liabilities for financial reporting and for income tax purposes. A history of generating taxable income is required in order to substantiate the recording of a net tax asset. Because we have not yet generated taxable income, we have placed a 100% valuation allowance on our net tax benefits. We will re-evaluate the deferred tax valuation allowance based on future earnings.

  LONG-TERM DEBT AND REDEEMABLE PREFERRED STOCK

     We have had and continue to have significant obligations pursuant to which interest and/or dividends are accrued and not paid in cash. These obligations consist of the old senior subordinated notes due 2009 (which have been redeemed in full) and our Series A preferred stock and Series B senior preferred stock. This accretion of interest and dividends is accounted for under the interest method of accounting. The accretion of interest on the old senior subordinated notes due 2009 is included with interest expense and the accretion of dividends on the preferred stock is shown below net income on our consolidated statements of operations.

     We issued warrants to purchase shares of our common stock and Series A preferred stock in connection with the issuance of the old senior subordinated notes due 2009 and Series B senior preferred stock. Accounting Principles Board Opinion No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants," requires that the portion of the proceeds of the old senior subordinated notes due 2009 and Series B senior preferred stock that is allocable to the warrants should be accounted for as paid-in capital. The allocation is based on the relative fair values of the old senior subordinated notes due 2009, Series B senior preferred stock, common stock warrants and Series A preferred stock warrants at the time of issuance. The resulting discounts on the old senior subordinated notes due 2009 were recorded initially as a reduction to the carrying amount of such notes and were amortized as a component of interest expense over the life of such notes. In connection with the offering of the senior notes, all of the old senior subordinated notes due 2009 were redeemed and all outstanding warrants to purchase shares of the Series A preferred stock and warrants to purchase shares of the common stock issued with such notes were canceled.

RESULTS OF OPERATIONS

     The following table summarizes our historical results of operations and each categories percentage of total revenue for the years presented:

                                                YEAR ENDED DECEMBER 31,
                                 ------------------------------------------------------
                                       2001               2002               2003
                                 ----------------   ----------------   ----------------
                                                 (DOLLARS IN THOUSANDS)
Revenue(1)
  Education Publishing Group...  $ 77,868    52.4%  $ 82,635    50.7%  $ 88,122    54.4%
  Library Publishing
     Group(2)..................    70,677    47.6%    80,507    49.3%    73,921    45.6%
                                 --------   -----   --------   -----   --------   -----
Total revenue..................   148,545   100.0%   163,142   100.0%   162,043   100.0%
Cost of goods sold.............    43,540    29.3%    50,326    30.8%    49,200    30.4%
Selling, general and
  administrative expense.......    67,075    45.2%    65,405    40.1%    68,390    42.2%
Amortization of pre-publication
  costs........................     6,671     4.5%     7,006     4.3%     9,137     5.6%
Depreciation and amortization
  expense......................     1,794     1.2%     2,017     1.2%     2,224     1.4%
Amortization of goodwill(3)....    12,799     8.6%        --      --         --      --
                                 --------   -----   --------   -----   --------   -----
     Income from operations....  $ 16,666    11.2%  $ 38,388    23.6%  $ 33,092    20.4%
                                 ========   =====   ========   =====   ========   =====

---------------

(1) Excludes revenue and expenses from discontinued operations.

(2) The results of operations of Recorded Books include the results of operations of Audio Adventures from its acquisition date of June 15, 2001.

(3) We ceased amortization of goodwill on January 1, 2002 with the adoption of SFAS No. 142.

  YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

  Revenue

     Revenue decreased $1.1 million, or 0.7%, to $162.0 million for the year ended December 31, 2003, from $163.1 million for the year ended December 31, 2002.

     Education Publishing Group. Revenue from the Education Publishing Group increased $5.5 million, or 6.7%, to $88.1 million for the year ended December 31, 2003, from $82.6 million for the year ended December 31, 2002. Triumph Learning's revenue increased $3.5 million, or 16.1%, to $25.2 million for the year ended December 31, 2003, from $21.7 million for the year ended December 31, 2002 due to strong sales in North Carolina, Pennsylvania and Mississippi. Revenue for Sundance/Newbridge increased $2.1 million, or 4.9%, to $44.8 million for the year ended December 31, 2003, from $42.7 million for the year ended December 31, 2002. This revenue increase was the result of large adoption-type sales of both Sundance and Newbridge titles. Revenue for Oakstone declined $0.1 million, or 0.5%, to $18.2 million for the year ended December 31, 2003, from $18.3 million for the year ended December 31, 2002. The revenue decline at Oakstone was primarily due to a shift in the fulfillment schedule of our subscription products, lower revenue from the MKSAP product due to its tri-annual release and certain non-recurring product shipments in the beginning of 2002.

     Library Publishing Group. Revenue from the Library Publishing Group decreased $6.6 million, or 8.2%, to $73.9 million for the year ended December 31, 2003, from $80.5 million for the year ended December 31, 2002. Revenue for Recorded Books declined $4.3 million, or 6.6%, to $61.1 million from $65.4 million, year over year. This decline reflects the impact of a strong 2002 performance in the retail channel of our Lord of the Rings audiobook trilogy, and a decline in the Audio Adventures channel resulting from the loss of a significant distributor early in 2003. Revenue from Recorded Books' library channel, its primary and majority business, increased 7.9% for the year ended December 31, 2003 over the prior year. Revenue for Chelsea House decreased $2.3 million, or 15.2%, to $12.8 million for the year ended December 31, 2003, from $15.1 million for the year ended December 31, 2002, due to reduced spending by libraries on traditional materials.

  Cost of Goods Sold

     Cost of goods sold declined $1.1 million, or 2.2%, to $49.2 million for the year ended December 31, 2003, from $50.3 million for the year ended December 31, 2002, due primarily to the revenue decline. Gross margin as a percentage of revenue increased to 69.6% from 69.2%, year over year.

     Education Publishing Group. Cost of goods sold for the Education Publishing Group increased $1.8 million, or 8.8% to $22.2 million for the year ended December 31, 2003 from $20.4 million for the year ended December 31, 2002, while gross margin declined to 74.9% from 75.4% year over year. The increased cost of goods sold was primarily due to the revenue increase while the gross margin decline was primarily due to the favorable inventory obsolescence reserve adjustment recorded at Sundance/Newbridge in 2002. Sundance/Newbridge gross margin declined to 74.1% from 76.1%, year over year. Triumph Learning reported a year over year increase in gross margin from 75.9% to 77.2% due to lower royalty and per-unit product costs. Oakstone reported a year over year increase in gross margin from 73.1% to 73.5%.

     Library Publishing Group. Cost of goods sold for the Library Publishing Group decreased $2.9 million, or 9.7%, to $27.0 million for the year ended December 31, 2003, from $29.9 million for the year ended December 31, 2002, while gross margin increased slightly to 63.4% from 62.8%, year over year. The decline in cost of goods sold for the Library Publishing Group is due to the revenue declines at both the Recorded Books and Chelsea House business segments.

  Selling, General & Administrative Expense

     Selling, general and administrative expense increased $3.0 million, or 4.6%, to $68.4 million for the year ended December 31, 2003, from $65.4 million for the year ended December 31, 2002. Selling, general and administrative expense as a percentage of revenue increased to 42.2% for the year ended December 31, 2003, from 40.1% for the year ended December 31, 2002. The increase in selling, general and administrative expense year over year was primarily due to a $2.3 million restructuring charge in 2003 related to the consolidation of the warehousing, customer service and order fulfillment functions of Sundance/Newbridge, Triumph Learning and Chelsea House. The additional $0.7 million year over year increase is due to $1.0 million in other restructuring related expenses in 2003 plus increases in 2003 overhead expenses including payroll, offset by the $2.8 million expense charge of related to our 2002 equity plan that we did not incur in 2003.

     Education Publishing Group. Selling, general and administrative expense for the Education Publishing Group increased $5.4 million, or 16.1%, to $38.9 million for the year ended December 31, 2003, from $33.5 million for the year ended December 31, 2002. Selling, general and administrative expense for Sundance/Newbridge increased $2.4 million, or 14.6%, due to restructuring costs and increased rent and payroll expense. Selling, general and administrative expense for Triumph Learning increased $2.3 million, or 23.9%, due to restructuring costs, increased commissions on higher revenue and higher payroll costs. Selling, general and administrative expenses for Oakstone increased $0.7 million, or 9.2%, due to payroll increases.

     Library Publishing Group. Selling, general and administrative expense for the Library Publishing Group increased $1.8 million, or 7.7%, to $25.2 million for the year ended December 31, 2003, from $23.4 million for the year ended December 31, 2002. Selling, general and administrative expense for Recorded Books increased $0.8 million, or 4.6%, due to increased payroll and benefits costs, bad debt accrual and implementation costs of a new software system. Selling, general and administrative expense for Chelsea House increased $1.0 million, or 19.0%, due to restructuring costs related to the consolidation of the warehousing, customer service and order fulfillment functions of Sundance/Newbridge, Triumph Learning and Chelsea House.

     Corporate. Our corporate level general and administrative expense decreased $4.2 million, or 49.4%, to $4.3 million for the year ended December 31, 2003, from $8.5 million for the year ended December 31, 2002. The decrease was due to the charge of $2.8 million in 2002 related to our 2002 equity plan that we did not incur in 2003, a reduction in staffing during the second half of 2002 and the allocation to our segments for 2003 of certain employee medical plan expenses reported at the corporate level in the comparable 2002 year.

  Interest Expense and Deferred Financing Charge

     Interest expense increased $5.1 million, or 28.3%, to $23.1 million for the year ended December 31, 2003 from $18.0 million for the year ended December 31, 2002. This increase was primarily due to a $3.2 million charge to interest expense for unamortized deferred financing costs related to the August 20, 2003 refinancing of our old senior secured credit facility and our old senior subordinated notes. In addition, our total outstanding debt increased from $200.6 million as of December 31, 2002, to $239.8 million as of December 31, 2003.

     Cash interest expense increased $4.4 million to $14.3 million for the year ended December 31, 2003, from $9.9 million for the year ended December 31, 2002. The increase in cash interest was the result of the August 20, 2003 refinancing where our old non-cash interest bearing senior subordinated notes were retired, and were replaced with a term loan and senior notes bearing cash interest. Our cash interest bearing outstanding debt was $239.8 million as of December 31, 2003 compared to $142.4 million as of December 31, 2002.

     Interest expense on our old senior subordinated notes due 2009, which was not paid in cash but was added to the aggregate principal amount of the notes, decreased $2.2 million to $5.7 million for the year ended December 31, 2003, from $7.9 million for the year ended December 31, 2002. Our old senior subordinated notes, both the original value of the notes and the accumulated paid in kind interest, were redeemed in the August 20, 2003 refinancing transaction.

  Redemption Premiums

     For the year ended December 31, 2003, $9.2 million of redemption premiums were paid and expensed as the old senior subordinated notes due 2009, were redeemed in connection with the August 20, 2003 refinancing transaction.

  Goodwill Impairment

     In connection with the adoption of SFAS No. 142 as of January 1, 2002, we recorded a total charge of $48.6 million for goodwill impairment for the year ended December 31, 2002, which was reflected as a cumulative effect of accounting change.

  Discontinued Operations

     In November 2002, we initiated a plan to sell our Andrews Communications, LLC subsidiary, which included our Andrews Publishing and Oakstone Legal & Business publishing divisions. The results of operations of Andrews Communications have been classified as a discontinued operation in our consolidated statements of operations. For the year ended December 31, 2003, Andrews Communications had revenue of $2.0 million and a net loss of $0.2 million. For the year ended December 31, 2002, Andrews Communications had revenue of $7.7 million and a net loss of $5.4 million, which included a goodwill impairment charge of $6.7 million. On March 31, 2003 and May 30, 2003, in two separate transactions, we sold the assets of Andrews Communications for a gross aggregate purchase price of $8.0 million and net proceeds of $7.6 million. On May 30, 2003, in conjunction with the second transaction, we recorded a loss on sale of $0.9 million. The net proceeds of the sales were used to pay down debt in accordance with the old senior secured credit facility.

     On July 31, 2002, we sold our subsidiary, Triumph Learning College, for a $3.0 million promissory note, with an effective sales price of $2.6 million after a discount for interest. Triumph Learning College is a publisher of SAT, ACT and PSAT test preparation materials for high school students. The results of operations of Triumph Learning College have been classified as a discontinued operation in our consolidated statements of operations. For the year ended December 31, 2002, Triumph Learning College had revenue of $0.8 million and a net loss of $2.0 million.

     In March 2002, we adopted a formal plan to discontinue the operations of our Triumph Learning Software business, which was completed on July 31, 2002. Triumph Learning Software was in the business of developing state-specific test preparation software for 3rd through 8th grade students. The results of operations of Triumph Learning Software have been classified as a discontinued operation in our consolidated statements of operations. For the year ended December 31, 2002, Triumph Learning Software had a net loss of $2.1 million.

     In December 2001, we adopted a formal plan to discontinue the operations of our subsidiary, The Coriolis Group, LLC, which was completed in 2002. Coriolis published and distributed software certification study guides and technical reference materials for web developers, programmers and professionals. The results of operations of Coriolis have been classified as a discontinued operation in our consolidated statements of operations. For the year ended December 31, 2003, Coriolis had no revenue and net income of $0.2 million. For the year ended December 31, 2002, Coriolis had revenue of $2.1 million and net income of $4.6 million. The majority of the net income reflects the reversal in 2002 of an accrual related to the business exit, as certain contractual obligations and other liabilities of Coriolis were settled for less than anticipated.

  Net Income (Loss)

     Net loss decreased $25.9 million to $1.9 million for the year ended December 31, 2003, from a net loss of $27.8 million for the year ended December 31, 2002. The decrease in the loss was primarily due to the $48.6 million goodwill impairment charge recorded during 2002 offset by $2.3 million of restructuring charges in 2003, $9.2 million of redemption premiums paid in connection with our August 20, 2003 refinancing and an additional $3.2 million charge to interest expense for unamortized deferred financing costs related to the August 20, 2003 refinancing, and a decrease in income from operations of discontinued operations.

  YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

  Revenue

     Revenue increased $14.6 million, or 9.8%, to $163.1 million for the year ended December 31, 2002, from $148.5 million for the year ended December 31, 2001. On June 15, 2001, our Recorded Books business acquired Audio Adventures, the operator of the nation's largest audiobook rental program to public libraries and consumers through over 500 highway travel centers nationwide. Results of operations of Audio Adventures are included from June 15, 2001 in our consolidated statements of operations.

     Education Publishing Group. Revenue from the Education Publishing Group increased $4.7 million, or 6.0%, to $82.6 million for the year ended December 31, 2002, from $77.9 million for the year ended December 31, 2001. Triumph Learning's revenue increased $2.2 million as a result of the introduction of books in new states and strong sales reported in Maryland, Pennsylvania, Georgia and Florida. Sundance/ Newbridge's revenue increased $0.7 million from the prior year, reflecting growth in the Newbridge product lines with strong sales of titles from several of its market-leading Newbridge Discovery Links series. These increases were partially offset by revenue declines in the Sundance product lines, which we believe were adversely affected by reduced school spending. Oakstone's revenue increased $1.8 million reflecting the inclusion in 2002 of the tri-annual MKSAP product and continued demand for its medical subscription products.

     Library Publishing Group. Revenue from the Library Publishing Group increased $9.8 million, or 13.9%, to $80.5 million for the year ended December 31, 2002, from $70.7 million for the year ended December 31, 2001. This increase was primarily due to an increase in Recorded Books' revenue of $13.5 million, or 26.0%, to $65.5 million. This increase was due in part to a full year of revenue of $11.5 million for Audio Adventures, which was acquired on June 15, 2001, compared to $6.0 million of revenue from Audio Adventures for the partial period in 2001 following the acquisition. Recorded Books also experienced a 17.4% increase in its historical audiobook business, fueled by sales of J.R.R. Tolkien's Lord of the Rings and overseas sales through its United Kingdom-based WF Howes subsidiary. Recorded Books experienced a modest increase in sales to public libraries, offset by a slight decrease in sales to school libraries. Recorded Books' growth in the audiobook business was partially offset by a $3.7 million decline in revenue at Chelsea House, where a soft library market resulted in a meaningful decline in backlist sales.

  Cost of Goods Sold

     Cost of goods sold increased $6.8 million, or 15.6%, to $50.3 million, for the year ended December 31, 2002, from $43.5 million for the year ended December 31, 2001, with $2.8 million of the increase due to the full year inclusion of Audio Adventures and the majority of the balance due to an increase in revenue. Gross margin declined from 70.7% for the year ended December 31, 2001 to 69.2% for the year ended December 31, 2002.

     Education Publishing Group. Cost of goods sold for the Education Publishing Group decreased $0.2 million for the year ended December 31, 2002 compared to the year ended December 31, 2001, while gross margin increased to 75.4% from 73.6% as a result of improvements at Sundance/Newbridge and Oakstone. Oakstone's cost of goods sold remained at $4.9 million for the year ended December 31, 2002 compared to December 31, 2001, while revenue increased $1.8 million during the same period, improving gross margin to 73.1% from 70.4%. This improvement was due primarily to the full year effect of 2001 cost reduction efforts and additional subscriptions fulfilled in 2002 that leveraged the fixed components of cost of goods sold. Sundance/Newbridge's cost of goods sold decreased $0.6 million and revenue increased $0.7 million for the year ended December 31, 2002, improving gross margin to 76.1% from 74.3%. The improved cost of goods sold and gross margin was due primarily to cost management efforts and the adjustment of inventory obsolescence reserves. Triumph Learning's cost of goods sold increased $0.4 million for the year ended December 31, 2002 over the prior year due primarily to increased revenue volume.

     Library Publishing Group. Cost of goods sold for the Library Publishing Group increased $7.0 million for the year ended December 31, 2002 compared to the year ended December 31, 2001, while gross margin decreased to 62.8% from 67.5%. Recorded Books' cost of goods sold increased $7.4 million, with $2.8 million of the total due to the full year inclusion of Audio Adventures, which was purchased on June 15, 2001. The balance of the Recorded Books increase was due to revenue increases. Recorded Books realized a decline in gross margin from 64.1% in 2001 to 60.2% in 2002, as retail channel revenue, which carries lower gross margins than library channel revenue, represented a larger percentage of the total revenue mix. Chelsea House's cost of goods sold declined $0.4 million due to revenue volume decreases from the library market.

  Selling, General and Administrative Expense

     Selling, general and administrative expense decreased $1.7 million, or 2.5%, to $65.4 million for the year ended December 31, 2002, from $67.1 million for the year ended December 31, 2001, due to the effect of cost management initiatives implemented in late 2001. Selling, general and administrative expense as a percentage of revenue decreased to 40.1% for the year ended December 31, 2002, from 45.2% for the year ended December 31, 2001.

     Education Publishing Group. Selling, general and administrative expense for the Education Publishing Group decreased $2.9 million for the year ended December 31, 2002 compared to the prior year. Sundance/ Newbridge reduced selling, general and administrative expense $2.3 million as a result of staff reductions, decreased catalog marketing expense and lower professional fees compared to the prior year. Triumph Learning's selling, general and administrative expense declined $0.2 million due to lower staff costs. Oakstone's selling, general and administrative expense declined $0.4 million due to staff reductions and lower marketing costs as marginally performing marketing campaigns were cancelled.

     Library Publishing Group. Selling, general and administrative expense for the Library Publishing Group decreased $0.4 million for the year ended December 31, 2002 compared to the prior year. Recorded Books' selling, general and administrative expense decreased $0.1 million for the year ended December 31, 2002 despite increased sales commissions resulting from higher revenue. This was accomplished by staff reductions and a decline in internet marketing costs. Chelsea House's selling, general and administrative expense declined $0.3 million due to lower sales commissions, revenue and staff costs resulting from cost reduction efforts.

     Corporate. Our corporate level general and administrative expense increased $1.6 million for the year ended December 31, 2002 compared to the prior year due to an accrual of $2.8 million related to a special management incentive plan and a $0.9 million increase in health insurance costs, offset by 2002 savings due to managed staff reductions and a $2.1 million restructuring charge in 2001. The 2001 restructuring expense was comprised primarily of severance accruals as well as warehouse and information technology transition expense.

  Interest Expense

     Interest expense declined $2.0 million, or 10.0%, to $18.0 million for the year ended December 31, 2002, from $20.0 million for the year ended December 31, 2001.

     Cash interest expense declined to $10.0 million in 2002 from $13.1 million in 2001, reflecting a decrease in both bank debt outstanding and interest rates. Our bank debt outstanding declined to $142.4 million on December 31, 2002, from $164.7 million on December 31, 2001, while the weighted average interest rate declined to 6.5% in 2002 from 8.4% in 2001.

     Interest expense on the old senior subordinated notes due 2009, which was not paid in cash but was added to the aggregate principal amount of the old senior subordinated notes due 2009, increased to $7.9 million in 2002 from $7.0 million in 2001. The interest rate on the old senior subordinated notes due 2009 for interest not paid in cash was fixed at 14.0%.

  Goodwill Amortization and Impairment

     On January 1, 2002, we adopted SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that we discontinue the amortization of goodwill upon adoption of the standard. Accordingly, we recorded no amortization of goodwill for the year ended December 31, 2002, compared to $12.8 million recorded for the year ended December 31, 2001.

     In connection with the adoption of SFAS No. 142, we recorded a total charge of $48.6 million for goodwill impairment for the year ended December 31, 2002, which was reflected as a cumulative effect of accounting change.

  Discontinued Operations

     In March 2002, we adopted a formal plan to discontinue the operations of our Triumph Learning Software business, which was completed on July 31, 2002. Triumph Learning Software was in the business of developing state-specific test preparation software for 3rd through 8th grade students. The results of operations of Triumph Learning Software have been classified as a discontinued operation in our consolidated statements of operations. For the year ended December 31, 2002, Triumph Learning Software had a net loss of $2.1 million, including costs incurred in the shutdown, and a net loss of $3.0 million for the year ended December 31, 2001.

     In December 2001, we adopted a formal plan to discontinue the operations of Coriolis, which was completed in 2002. Coriolis published and distributed software certification study guides and technical reference materials for web developers, programmers and professionals. The results of operations of Coriolis have been classified as a discontinued operation in our consolidated statements of operations. For the year ended December 31, 2002, Coriolis had net income of $4.6 million, reflecting the reversal in 2002 of a $5.6 million accrual related to the business exit, as certain contractual obligations and other liabilities of Coriolis were settled for less than anticipated. For the year ended December 31, 2001, Coriolis had a net loss from discontinued operations and related accruals of approximately $27.1 million.

     In November 2002, we initiated a plan to sell our Andrews Communications, LLC subsidiary, which included our Andrews Publishing and Oakstone Legal & Business publishing divisions. The results of operations of Andrews Communications have been classified as a discontinued operation in our consolidated statements of operations. For the year ended December 31, 2002, Andrews Communications had revenue of $7.7 million and a net loss of $5.4 million, which included a goodwill impairment charge of $6.7 million. For the year ended December 31, 2001, Andrews Communications had revenue of $7.7 million and a net loss of $0.8 million. On March 31, 2003 and May 30, 2003, in two separate transactions, we sold the assets of Andrews Communications for a gross aggregate purchase price of $7.9 million and net proceeds of $7.5 million. The net proceeds of the sales were used to pay down debt in accordance with our old senior secured credit facility.

     On July 31, 2002, we sold our subsidiary, Triumph Learning College, for a $3.0 million promissory note with an effective sale price of $2.6 million after a discount for interest. The results of operations of Triumph Learning College have been classified as a discontinued operation in our consolidated statements of operations. For the year ended December 31, 2002, Triumph Learning College had revenue of $0.8 million and a net loss of $2.0 million, including losses related to the sale. For the year ended December 31, 2001, Triumph Learning College had revenue of $2.4 million and a net loss of $1.1 million.

     In October 2000, we sold the educational toy product line of Triumph Learning for $0.9 million in cash and recorded a loss on the sale of $0.3 million. In 2001, we recorded a loss of $0.7 million due to post-sale transaction adjustments.

  Net Loss

     Net loss decreased $9.3 million, to $27.8 million for the year ended December 31, 2002, from a net loss of $37.1 million for the year ended December 31, 2001, due primarily to our adoption of SFAS No. 142 on January 1, 2002, pursuant to which we ceased amortizing our goodwill. Prior to our adoption of SFAS No. 142, we amortized goodwill to expense over a period of 15 years.

LIQUIDITY AND CAPITAL RESOURCES

     For the past several years, we have relied primarily on borrowings under the old senior secured credit facility and the benefits of the paid-in-kind interest on the old senior subordinated notes due 2009 and our preferred stock for our working capital, capital expenditures, acquisition needs and debt service requirements. On August 20, 2003, Haights Cross entered into a $30.0 million four-year and nine-month senior secured revolving credit facility and a $100.0 million five-year senior secured term loan, and Haights Cross issued $140.0 million in aggregate principal amount of eight-year 11 3/4% senior notes due 2011. Out of the proceeds from the August 20, 2003 refinancing transaction, $220.0 million was used to repay the senior secured credit facility and the senior subordinated notes due 2009 and to pay for fees associated with the transaction and up to $30.0 million remains available under the senior secured revolving credit facility, subject to certain borrowing conditions.

     Our cash and cash equivalents increased by $29.7 million for the year ended December 31, 2003 to $32.4 million from $2.7 million on December 31, 2002. Cash and cash equivalents decreased by $4.8 million for the year ended December 31, 2002 to $2.7 million from $7.5 million on December 31, 2001.

CASH FLOWS

     Net cash provided by operating activities decreased $0.8 million, to $32.1 million, for the year ended December 31, 2003, from $32.9 million, for the year ended December 31, 2002. The $0.8 million decrease is due to a decrease in cash provided by current assets and current liabilities.

     Net cash used in investing activities decreased $5.0 million, to $9.5 million, for the year ended December 31, 2003, from net cash used of $14.5 million, for the year ended December 31, 2002. The decrease is due to $7.6 million of aggregate net proceeds received from the sale of Andrews Communications offset by a $1.6 million increase in additions to pre-publication costs and a $0.9 million increase in capital expenditures relating primarily to our shared services facility in Northborough, MA.

     Net cash provided by financing activities increased $30.0 million, to $6.8 million, for the year ended December 31, 2003, from net cash used of $23.2 million for the year ended December 31, 2002. The increase is primarily due to our August 20, 2003 refinancing transaction.

CAPITAL EXPENDITURES

     Capital expenditures relate substantially to the purchase of tangible fixed assets such as computers, software and leasehold improvements. For the years ended December 31, 2003, 2002 and 2001, we had $3.0 million, $2.0 million and $3.6 million, respectively, of property, building and equipment expenditures. This level of spending is based on the consolidation of the warehousing, customer service and order fulfillment functions of our Sundance/Newbridge, Triumph Learning and Chelsea House businesses into a single facility and the implementation of a new Recorded Books fulfillment and financial software system as well as general additions to furniture, fixtures and equipment.

LIQUIDITY

     In connection with the offering of the senior notes, we entered into a senior secured revolving credit facility and a senior secured term loan. The senior secured revolving credit facility provides for revolving loans in an aggregate amount of up to $30.0 million, and is available to fund our working capital requirements, capital expenditures and other general corporate purposes. The senior secured revolving credit facility incurs interest at variable rates, and is subject to certain restrictive covenants that can reduce the available aggregate borrowings under the facility. As of December 31, 2003, our available borrowing capacity under the senior secured revolving credit facility, limited by such restrictive covenants, was approximately $19.2 million. While no amounts have been drawn under the senior secured revolving credit facility at this time, borrowings under this facility would have incurred interest at 6.0% on December 31, 2003. The $100.0 million senior secured term loan was fully drawn at the closing of the senior note offering and was used, together with the proceeds from the offering of the senior notes, to repay our existing indebtedness. The senior secured term loan incurs interest at variable rates. On December 31, 2003, borrowings under the senior secured term loan incurred interest at 6.5%.

     We are highly leveraged and have significant debt service obligations. Our primary sources of liquidity are cash flow from operations, and available borrowings under the senior secured revolving credit facility. We expect that ongoing requirements for debt service, working capital, capital expenditures and permitted business acquisitions will be funded from these sources.

     Our ability to make scheduled payments of principal of, or to pay interest on, or to refinance, our indebtedness, including the senior notes, or to fund planned capital expenditures will depend on our ability to generate cash in the future, which is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     While we cannot assure you that our business will generate sufficient cash flow from operations, that any revenue growth or operating improvements will be realized or that future borrowings will be available under the senior secured revolving credit facility in an amount sufficient to enable us to service our indebtedness, including the senior notes, or to fund our other liquidity needs, based on our current level of operations, we believe that cash flow from operations and available cash, together with available borrowings under the senior secured revolving credit facility, will be adequate to meet our future liquidity needs for the next five years.

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

     The following table summarizes our contractual cash obligations (excluding interest) as of December 31, 2003:

                                               PAYMENTS DUE BY PERIOD
                                    --------------------------------------------
                                    LESS THAN                            AFTER
CONTRACTUAL OBLIGATIONS              1 YEAR     1-2 YEARS   3-5 YEARS   5 YEARS     TOTAL
-----------------------             ---------   ---------   ---------   --------   --------
                                                    (DOLLARS IN THOUSANDS)
Operating leases..................   $2,452      $1,837     $  2,350    $     --   $  6,639
Senior secured term loan..........    1,000       1,000       97,750          --     99,750
Senior notes......................       --          --           --     140,000    140,000
                                     ------      ------     --------    --------   --------
Total.............................   $3,452      $2,837     $100,100    $140,000   $246,389
                                     ======      ======     ========    ========   ========

     Under our 2002 Equity Plan which was in effect for the year ended December 31, 2002, selected participants earned aggregate bonuses under this plan in the amount of $2.8 million. Amounts earned under the 2002 Equity Plan are payable in three installments on March 31, 2003, September 30, 2003 and March 31, 2004. As of December 31, 2003 and 2002, we had cash obligations of $0.7 million and $2.8 million, respectively, payable under the 2002 Equity Plan. In addition, we maintain a standard annual bonus plan under which employees who remain employed through December 31 of a given year earn bonuses which are based primarily on the achievement of established financial targets, as well as on discretionary individual performance evaluations. These bonuses are paid in full no later than April of the year following the year for which the bonuses are earned. As of December 31, 2003, we had accrued $3.2 million for the payment of such bonuses.

SEASONALITY AND QUARTERLY RESULTS OF OPERATIONS

     Our business is subject to seasonal fluctuations. Our revenue and income from operations have historically been higher during the second and third calendar quarters. In addition, our quarterly results of operations have fluctuated in the past and can be expected to continue to fluctuate in the future, as a result of many factors, including general economic trends; the traditional cyclical nature of educational material sales; school, library and consumer purchasing decisions; the unpredictable funding of schools and libraries by federal, state and local governments; consumer preferences and spending trends; the need to increase inventories in advance of our primary selling season; and timing of introductions of new products.

     The following table sets forth selected quarterly statements of operations information for the periods presented. The quarterly information includes all normal recurring adjustments that management considers necessary for a fair presentation of the information shown.

                                                    YEAR ENDED DECEMBER 31, 2002
                                   ---------------------------------------------------------------
                                   FIRST QUARTER   SECOND QUARTER   THIRD QUARTER   FOURTH QUARTER
                                   -------------   --------------   -------------   --------------
                                                       (DOLLARS IN THOUSANDS)
Revenue..........................    $ 38,519         $44,555          $42,086         $37,982
Gross margin.....................      25,962          31,165           29,594          26,095
Income from operations...........       8,456          11,711           11,236           6,985
Net (loss) income................     (46,958)          9,945            5,301           3,960

                                                    YEAR ENDED DECEMBER 31, 2003
                                   ---------------------------------------------------------------
                                   FIRST QUARTER   SECOND QUARTER   THIRD QUARTER   FOURTH QUARTER
                                   -------------   --------------   -------------   --------------
                                                       (DOLLARS IN THOUSANDS)
Revenue..........................     $38,127         $44,109          $42,082         $37,725
Gross margin.....................      26,211          30,828           29,106          26,698
Income from operations...........       7,244           9,598            9,322           6,928
Net (loss) income................       2,275           3,563           (8,643)            939

INFLATION

     Inflation has not had a significant impact on our operations in the past two years. We do not expect inflation to have a significant impact on our consolidated results of operations or financial condition in the foreseeable future.

RECENT ACCOUNTING PRONOUNCEMENTS

     On May 15, 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. Instruments that are indexed to and potentially settled in an issuer's own shares that are not within the scope of SFAS No. 150 remain subject to existing guidance (e.g., EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to or Potentially Settled in, a Company's Own Stock, Accounting Series Release 268, Redeemable Preferred Stocks).

     SFAS No. 150 is only the first phase of the FASB's Liabilities and Equity Project. It represents a significant change in practice in the accounting for a number of financial instruments, including mandatorily redeemable equity instruments and certain equity derivatives that frequently are used in connection with share repurchase programs. SFAS No. 150 generally requires liability classification for two broad classes of financial instruments, including mandatorily redeemable equity instruments.

     SFAS No. 150 must be applied immediately to instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. Application to pre-existing instruments should be recognized as the cumulative effect of a change in accounting principle (application by retroactive restatement is precluded). The exception to the above transition requirements is for mandatorily redeemable instruments of certain nonpublic companies, to which the provisions of SFAS No. 150 have been deferred indefinitely. The indefinite deferral does not apply to SEC registrants, including a registrant, like us, that does not have public equity but has public debt registered with the SEC. For these companies, SFAS No. 150 must be applied in fiscal periods beginning after December 15, 2003. Early adoption of SFAS No. 150 is not permitted. The adoption of this statement will not have a material effect on our consolidated balance sheet presentation; however it will have a material effect on our consolidated statements of operations due to our Series A preferred stock and Series B senior preferred stock, which are mandatorily redeemable instruments. The preferred stock dividends and accretion will be charged to interest expense and included in net income upon adoption.

     In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, ("FIN No. 46"). FIN No. 46 significantly changes whether entities included in its scope are consolidated by their sponsors, transferors, or investors. FIN No. 46 introduces a new consolidation model -- the variable interests model -- which determines control (and consolidation) based on potential variability in gains and losses of the entity being evaluated for consolidation.

     FIN No. 46's consolidation provisions apply immediately to variable interests in variable interest entities (VIEs) created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003 (July 1, 2003 for calendar year-end companies) to VIEs in which a public company holds a variable interest that it acquired before February 1, 2003. FIN No. 46's consolidation requirements also apply to nonpublic enterprises, but the consolidation provisions relating to pre-January 31, 2003 VIEs do not apply until the end of the first fiscal year that begins after June 15, 2003. FIN No. 46 has no grandfathering provisions. The adoption of FIN No. 46 will not have a material effect on our consolidated financial statements.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

     In the normal course of business, our financial position and results of operations are routinely subject to a variety of risks, including market risk associated with interest rate movements on borrowings and investments and currency rate movements on non-U.S. dollar denominated assets, liabilities and income. We regularly assess these risks and have established policies and business practices to protect against the adverse effect of these and other potential exposures.

     We utilize cash from operations and short-term borrowings to fund our working capital and investment needs. Cash balances are normally invested in high-grade securities with terms shorter than three months. Because of the short-term nature of these investments, changes in interest rates would not materially affect the fair value of these financial instruments.

     We have available a $30.0 million senior secured revolving credit facility as a source of financing for our working capital requirements subject to certain restrictive covenants that can reduce the available aggregate borrowings under the facility. As of December 31, 2003, our available borrowing capacity under the senior secured revolving credit facility, limited by such restrictive covenants, was approximately $19.2 million. Borrowings under this revolving credit agreement bear interest at variable rates based on LIBOR plus an applicable spread. As of December 31, 2003, we had no borrowings outstanding under this credit facility.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     The Financial Statements and Supplementary Data required by Item 8 is included in pages F-1 through F-28 and pages S-1 through S-2 attached to this report. An index to the Financial Statements appears in Item 15 to this report.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     None.

ITEM 9A.  EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES.

     Disclosure Controls and Procedures. As required by Rule 15d-15 under the Securities Exchange Act of 1934 (the "Exchange Act"), we carried out an evaluation under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective to ensure that material information relating to us required to be disclosed by us in reports we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms. In designing and evaluating the disclosure controls and procedures, our management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurances of achieving the desired control objectives, and management necessarily was required to apply its judgment in designing and evaluating the controls and procedures. We currently are in the process of further reviewing and documenting our disclosure controls and procedures, and our internal control over financial reporting, and may from time to time make changes aimed at enhancing their effectiveness and ensuring that our systems evolve with our business.

     Changes in Internal Controls Over Financial Reporting. There were no changes in our internal controls over financial reporting during the fourth quarter of fiscal year 2003 that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

     Our executive officers, key employees and directors, and their respective ages and positions as of the date hereof are as follows:

NAME                        AGE                        POSITION
----                        ---                        --------
Peter J. Quandt..........   55    Chairman, Chief Executive Officer and President
Paul J. Crecca...........   46    Executive Vice President, Chief Financial Officer,
                                  and Treasurer
Kevin M. McAliley........   44    Executive Vice President and President of Triumph
                                  Learning
Mark Kurtz...............   39    Vice President, Finance and Accounting and Chief
                                  Accounting Officer
Melissa L. Linsky........   44    Vice President, Finance and Planning
David Berset.............   49    President, Recorded Books
Richard Y. Blumenthal....   56    President, Chelsea House
Robert J. Laronga........   61    President, Sundance/Newbridge
Nancy McMeekin...........   49    President, Oakstone
Christopher S. Gaffney...   41    Director
Stephen F. Gormley.......   54    Director

EXECUTIVE OFFICERS

     Peter J. Quandt has served as our Chairman, Chief Executive Officer and President since founding Haights Cross Communications in 1997. Prior to forming our company, Mr. Quandt served as President and Chief Executive Officer of the Education Group of Primedia, Inc., a publishing company. Before joining Primedia in 1989, Mr. Quandt had spent his career at Macmillan, Inc., a publishing company, in a series of editorial, marketing and management positions. Mr. Quandt received an A.B. in Government from Georgetown University.

     Paul J. Crecca has served as our Executive Vice President, Chief Financial Officer, and Treasurer since January 1998 and also served as our Chief Operating Officer from January 1998 to June 2000. From 1995 to 1998, Mr. Crecca served as Executive Vice President -- Finance of the Marvel Comics Group, an operating division of Marvel Entertainment Group, Inc. From 1985 to 1995, Mr. Crecca served as Chief Financial Officer of Dun & Bradstreet International, a division of the Dun & Bradstreet Corporation. Prior to 1985, Mr. Crecca was employed as an audit manager for Ernst & Young LLP. Mr. Crecca, a C.P.A. since 1981, received a B.A. from the Rutgers College of Arts and Sciences and an M.B.A. from the Rutgers School of Business Management.

     Kevin M. McAliley has served as Executive Vice President since October 1999 and also has served as President of Triumph Learning since October 2001. From 1991 to 1999, Mr. McAliley held seven positions of increasing responsibility at Primedia, Inc., most recently as President and Chief Executive Officer of Channel One Communications Group, composed of Channel One, a news service broadcast to eight million high school students daily; Films for the Humanities & Sciences, the largest U.S. distributor of academic videos and software; and other units. Prior to becoming President and Chief Executive Officer of Channel One Communications Group, Mr. McAliley was President and Chief Executive Officer of Films for the Humanities & Sciences. Immediately prior to that, Mr. McAliley helped lead the team that launched Newbridge. Mr. McAliley has been the principal on approximately $250 million of acquisitions, licensing deals and joint ventures between education companies. Mr. McAliley received a B.A. from Harvard University and an M.B.A. from Columbia University.

     Mark Kurtz has served as our Vice President of Finance and Accounting and Chief Accounting Officer since December 1999. From June 1997 to December 1999, Mr. Kurtz served as Chief Financial Officer of Oakstone Publishing. Prior to joining Oakstone Publishing, Mr. Kurtz served as a senior manager at Hardman Guess Frost and Cummings, a public accounting firm. Mr. Kurtz, a C.P.A. since 1989, holds a B.B.A. from the University of Montevallo.

     Melissa L. Linsky has served as our Vice President of Finance and Planning since June 1999. From 1998 to 1999, Ms. Linsky served as Vice President of Finance and Planning at the MacManus Group, an advertising and communications company, and from 1995 to 1997 served as Vice President of Marvel Comics Group, an operating division of Marvel Entertainment Group, Inc. From 1988 to 1995, Ms. Linsky served as Assistant Vice President of Dun & Bradstreet International, a division of the Dun & Bradstreet Corporation, and from 1984 to 1988 as Assistant Treasurer at Chase Manhattan Bank. Ms. Linsky received a B.B.A. magna cum laude from Temple University and an M.B.A. from New York University's Stern School of Business.

BUSINESS PRESIDENTS

     David Berset has served as President of Recorded Books since January 2000. Mr. Berset joined Recorded Books in November 1991 as a National Sales Director where he was responsible for building its library sales team and served as Vice President of Recorded Books from November 1997 to June 2000. Prior to that time, Mr. Berset spent 11 years at Triad Systems Corporation, a computer software company, most recently as its Northeast Regional Sales Manager. Mr. Berset received a B.S. in Psychology from Worcester State College.

     Richard Y. Blumenthal has served as President of Chelsea House since May 2001. From 1999 to May 2001, Mr. Blumenthal served as President of Capstone Press, a privately held children's non-fiction library and supplemental materials publisher located in Minnesota. Prior to joining Capstone Press, Mr. Blumenthal spent nine years, from 1990 to 1999, at Steck-Vaughn, a supplemental educational publisher serving in various senior marketing and sales positions including Senior Vice President of Sales and Marketing. Before joining Steck-Vaughn, Mr. Blumenthal worked for 10 years, from 1980 to 1990, at Modern Curriculum Press in Cleveland, Ohio, where he held a number of sales positions of increasing responsibility including Regional Sales Manager, National Sales Manager and Executive Vice President of Sales. Mr. Blumenthal received a B.A. in History from Colgate University and an M.A. in Education from Kean University.

     Robert J. Laronga has served as President of Sundance/Newbridge since June 2000, having joined us in October 1999 as Executive Vice President of Sundance. Mr. Laronga has over 35 years of experience in school publishing in key management positions with well-known educational firms. From 1993 to 1999, Mr. Laronga served as Senior Vice President, Publisher of Perfection Learning Corporation. Prior to that time, Mr. Laronga's positions included Senior Vice President, Sales and Marketing at McDougal Littell; Executive Vice President of the Laidlaw Educational Division of Doubleday; and Director of Marketing for the School Division of Harper & Row. Mr. Laronga serves on the board of directors of Voices, LLC and the Educational Paperback Association, of which he is a former President. Mr. Laronga received an A.B. in English from Boston College and an M.B.A. in Marketing and Finance from The University of Chicago.

     Nancy McMeekin has served as President of Oakstone since October 1999 and has served as President of Oakstone Publishing since December 1995. Ms. McMeekin joined Oakstone Publishing in 1993 as General Manager. Prior to that time she served as the Director of Public Relations and Instructor in Journalism at the University of Montevallo, and was founder of Louisiana Life Magazine, winner of the National Magazine Award for General Excellence. Ms. McMeekin received a B.A. from Mississippi University for Women.

DIRECTORS

     Christopher S. Gaffney has served as a member of our board of directors since March 1997. Mr. Gaffney is a co-founder and managing partner of Great Hill Partners, LLC, a Boston-based private equity firm, with responsibility for general management and investment policy. Mr. Gaffney's investing experience includes education, media, publishing, IT services, telecommunications, business services and broadcasting. Mr. Gaffney presently serves as a director of a number of privately held companies, including SmartMail, Inc., a mailing services company, High-Tech Institute Holdings, Inc., a post-secondary education corporation,

Managed Storage International, Inc., a company that provides data storage services, Medical World Communications, Inc., a healthcare publisher and information provider, Paradigm Technology Partners, Inc., a network and professional services firm, CyberTech International, an information technology services provider, Dental Economics, LP, an operator of managed dental benefit services companies, Corliant, Inc., an information technology services provider, Horizon Telecom International, Inc., a Brazilian broadband video and data provider and Northface Holdings, LLC, a post-secondary education company. Mr. Gaffney has participated in the private equity business since 1986, serving as an Associate, Principal and General Partner of Media/Communications Partners. Previously, Mr. Gaffney was a commercial lending officer for the First National Bank of Boston in the specialized media-lending unit. Mr. Gaffney received a B.S. summa cum laude from Boston College in Accounting and Economics.

     Stephen F. Gormley has served as a member of our board of directors since March 1997. Mr. Gormley is a co-founder and managing partner of Great Hill Partners, LLC, a Boston-based private equity firm, with responsibility for general management and investment policy. Mr. Gormley's investing experience spans broadcasting, outdoor advertising, telecommunications, publishing and information technology services. Mr. Gormley serves as Chairman of the board of directors of triVIN, Inc., an electronic processor of automobile registrations and titles, Equity Communications, L.P., a radio broadcaster and Dame Broadcasting, LLC, a radio broadcaster. Mr. Gormley is also presently on the board of directors of Interelate, Inc., a marketing infrastructure services company, Medical World Communications Inc., a magazine publisher, and Palm Beach Broadcasting, LLC, a radio broadcaster. Mr. Gormley has served as a director for numerous other companies including Triad Cellular, LLC, OCI Holdings, Inc. and OmniAmerica Group. Mr. Gormley has participated in the private equity business since 1978, serving as an Associate, Vice President and General Partner for TA Associates until 1986. Mr. Gormley was a founding General Partner of Media/Communications Partners in 1986. Mr. Gormley received a B.A. from Bowdoin College and an M.B.A. from Columbia University.

CODE OF ETHICS

     We have not yet adopted a code of business conduct and ethics, or "code of ethics," within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. While we are not subject to the listing rules which would require us to adopt such a code of conduct, we intend to do so in the near future. Once adopted, the code will be made available to the public. To the extent required by law, any amendments to, or waivers from, any provision of the code will be promptly disclosed publicly.

ITEM 11.  EXECUTIVE COMPENSATION.

     The following table sets forth the total compensation paid or accrued during the years ended December 31, 2003, 2002 and 2001 to Peter J. Quandt, our Chief Executive Officer and President, and to each of our other five most highly paid executive officers whose combined salary and bonus exceeded $100,000 during 2003 for services rendered to us in all capacities. We refer to each of these people as our "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION
                                            --------------------------      ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR    SALARY    BONUS(1)   COMPENSATION(2)
---------------------------                 ----   --------   --------   ---------------
Peter J. Quandt...........................  2003   $445,770   $208,950       $5,719
  Chairman, Chief Executive Officer and     2002    431,805    287,991        5,500
  President                                 2001    412,500    204,440        5,250
Paul J. Crecca............................  2003    318,700    119,500        5,239
  Executive Vice President, Chief
  Financial                                 2002    306,398    163,481        5,500
  Officer and Treasurer                     2001    295,000    115,468        5,250
Kevin M. McAliley.........................  2003    309,400    164,150        3,211
  Executive Vice President and President
  of                                        2002    288,919    416,842        5,500
  Triumph Learning                          2001    286,000     56,814        2,134
Mark Kurtz................................  2003    193,336     45,310        5,328
  Vice President, Finance and Accounting,
  and                                       2002    185,900    134,559        5,500
  Chief Accounting Officer                  2001    178,750     43,977        5,250
Melissa L. Linsky.........................  2003    180,167     42,225        5,386
  Vice President, Finance and Planning      2002    173,253    125,405        5,500
                                            2001    169,400     40,035        5,100
Timothy J. McEwen(3)......................  2003    379,012    115,575        5,963
  Former Executive Vice President and
  Chief                                     2002    364,379    567,746        5,500
  Operating Officer                         2001    357,500    135,172        4,021

---------------

(1) With respect to each named executive officer, the 2002 bonus totals include the following amounts payable under the 2002 Equity Plan, a special management incentive plan adopted for the year ended December 31, 2002 only: for Mr. McAliley, $276,888; for Mr. Kurtz, $72,566; for Ms. Linsky, $67,630; and for Mr. McEwen, $373,329.

(2) Represents our contributions to the named executive officer's 401(k) account.

(3) Mr. McEwen resigned from his position as Executive Vice President and Chief Operating Officer effective December 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning options to purchase shares of Haights Cross Communications' common stock granted to each of the named executive officers during the year ended December 31, 2003. The options were granted on October 1, 2003. Mr. Quandt does not hold any options.

                                              PERCENT OF
                                                TOTAL
                                              OPTIONS TO                                 GRANT
                           NUMBER OF SHARES   EMPLOYEES                                   DATE
                              UNDERLYING      IN FISCAL    EXERCISE     EXPIRATION      PRESENT
NAME                          OPTIONS(1)         YEAR       PRICE          DATE         VALUE(2)
----                       ----------------   ----------   --------   ---------------   --------
Paul J. Crecca...........       75,000           10.5%      $2.84     October 1, 2013      $0
Kevin M. McAliley........       50,000            7.0%      $2.84     October 1, 2013      $0
Mark Kurtz...............       25,000            3.5%      $2.84     October 1, 2013      $0
Melissa L. Linsky........       25,000            3.5%      $2.84     October 1, 2013      $0
Timothy J. McEwen........      150,000           21.1%      $2.84      March 30, 2004      $0

---------------

(1) Incentive options are subject to a three year vesting schedule pursuant to which the options vest in annual installments of 20%, 30% and 50% on the first, second and third anniversary of the grant date. Performance options also vest over a period of three years in annual installments of 60%, 25% and 15% on the first, second and third anniversary of the grant date, subject to the achievement of specified unit financial goals at which the optionee is employed. Of the grants made on October 1, 2003, 51% of the options granted are subject to time based vesting and 49% are subject to performance based vesting.

(2) We valued the options awarded in 2003 using the minimum value method, which is similar to the Black-Scholes valuation model. This method excludes volatility, which is not available since our common stock is not publicly traded. We valued the options using a risk-free interest rate of 3.79%, an expected dividend yield of zero, and an expected life of six years.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     None of our named executive officers exercised options during 2003. The following table sets forth information concerning the number and value of unexercised options to purchase shares of Haights Cross Communications' common stock held by each of the named executive officers as of December 31, 2003. Mr. Quandt does not hold any options.

     There was no public market for our common stock as of December 31, 2003. Accordingly, amounts described in the following table under the heading "Value of Unexercised In-the-Money Options as of December 31, 2003" are determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and $1.66, which was the fair market value of our common stock at such date as determined by our board of directors.

                                          NUMBER OF COMMON SHARES        VALUE OF UNEXERCISED
                                         UNDERLYING OPTIONS AS OF        IN-THE-MONEY OPTIONS
                                             DECEMBER 31, 2003          AS OF DECEMBER 31, 2003
                                        ---------------------------   ---------------------------
NAME                                    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                    -----------   -------------   -----------   -------------
Paul J. Crecca.......................      11,319         52,500        $     0          $0
Kevin M. McAliley....................     100,000         40,000        $66,400          $0
Mark Kurtz...........................      20,264         23,500        $12,450          $0
Melissa L. Linsky....................      20,264         23,500        $12,450          $0
Timothy J. McEwen....................     118,637        121,000        $37,600          $0

EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS

     2000 Stock Option and Grant Plan. Our board of directors and stockholders have adopted the 2000 stock option and grant plan, which allows for the issuance of up to 2,400,000 shares of common stock. The plan permits the grant or issue to our or our affiliates' officers, employees, directors, consultants, advisors and other key persons of:

     - incentive, performance and non-qualified stock options;

     - stock appreciation rights;

     - common stock with vesting or other restrictions, or without restrictions;

     - rights to receive common stock in the future with or without vesting;

     - common stock upon the attainment of specified performance goals; and

     - dividend rights in respect of common stock.

     The plan is administered by our board of directors which has the right, in its discretion, to select the individuals eligible to receive awards, determine the terms and conditions of the awards granted, accelerate the vesting schedule of any award and generally administer and interpret the plan.

     The exercise price of options granted under the plan is determined by our board of directors. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 may not be granted at an exercise price less than the fair market value of the common stock on the date of grant, or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the company's voting power.

Non-qualified stock options may be granted at prices which are less than the fair market value of the underlying shares on the date granted.

     Incentive options granted under the plan are typically subject to a three year vesting schedule pursuant to which the options vest in annual installments of 20%, 30% and 50% on the first, second and third anniversary of the grant date, respectively. Performance options also vest over a period of three years in annual installments of 60%, 25% and 15% on the first, second and third anniversary of the grant date, subject to the achievement of specified unit financial goals at which the optionee is employed. Options expire ten years from the date of grant and may be exercised for specified periods after the termination of the optionee's employment or other service relationship with us. Upon the exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other acceptable instrument or, if permitted, by delivery of shares of common stock that have been owned by the optionee free of restrictions for at least six months.

     The plan and all awards issued under the plan will terminate upon certain sale events, unless we and the other parties to such transactions have agreed otherwise. All participants under the plan will be permitted to exercise for a period of time before any such termination all awards held by them which are then exercisable or will become exercisable upon the closing of the transaction.

     The following table provides information as of December 31, 2003 regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance. All equity securities reflected in this table are granted or available for grant under our 2000 Stock Option and Grant Plan.

                      EQUITY COMPENSATION PLAN INFORMATION

                              NUMBER OF SECURITIES TO BE
                               ISSUED UPON EXERCISE OF         WEIGHTED AVERAGE EXERCISE
                                 OUTSTANDING OPTIONS,        PRICE OF OUTSTANDING OPTIONS,
                                 WARRANTS AND RIGHTS              WARRANTS AND RIGHTS
PLAN CATEGORY                            (A)                              (B)
-------------                 --------------------------   ---------------------------------
Equity Compensation Plans
  Approved by Security
  Holders...................          1,334,200                          $1.61
Equity Compensation Plans
  not Approved by Security
  Holders...................                N/A                            N/A
  Total.....................          1,334,200                          $1.61

                                        NUMBER OF SECURITIES
                                      REMAINING AVAILABLE FOR
                                    FUTURE ISSUANCE UNDER EQUITY
                                   COMPENSATION PLANS (EXCLUDING
                                 SECURITIES REFLECTED IN COLUMN(A))
PLAN CATEGORY                                   (C)
-------------                 ----------------------------------------
Equity Compensation Plans
  Approved by Security
  Holders...................                 1,065,800
Equity Compensation Plans
  not Approved by Security
  Holders...................                       N/A
  Total.....................                 1,065,800

     2002 Equity Plan. For the year ended December 31, 2002, we adopted a special management incentive plan, which we refer to as the 2002 Equity Plan. Under this plan, selected participants had the opportunity to earn a cash bonus, in addition to any bonus earned under our annual bonus plan, based upon our achievement, or the achievement by the business for which a given participant worked, of specified financial targets for the 2002 fiscal year. Based upon our results and the results of our businesses for 2002, participants earned aggregate bonuses under the plan of $2.8 million. Amounts earned under the plan are payable in three installments on March 31, 2003, September 30, 2003 and March 31, 2004, or, earlier, upon the consummation of a qualified initial public offering or change of control transaction. On March 31, 2003 and September 30, 2003 we paid an aggregate of $1.8 million for the first and second installments of the amounts due under the plan, and reversed $0.1 million of charges related to employees who resigned prior to payment. We will pay an additional $0.9 million on or prior to March 31, 2004. Beginning on January 1, 2003, we returned to our historical management incentive program consisting of options and merit bonuses.

     Employment and Severance Agreements. We are party to an employment agreement with Peter J. Quandt, our Chairman, Chief Executive Officer and President. The agreement remains in effect until terminated in accordance with the terms thereof. Mr. Quandt's base salary under the agreement is established annually by our board of directors. Mr. Quandt is entitled to continue to receive his base salary for a period of 12 months following termination of his employment if his employment is terminated by death, by us without cause or due to Mr. Quandt's disability or by Mr. Quandt for good reason. Mr. Quandt's agreement is also subject to non-competition, non-solicitation and confidentiality provisions and customary provisions with respect to benefits.

     We are also a party to severance agreements with Messrs. Crecca and McAliley, which provide for them to continue to receive their then current base salaries for a period of 12 months following termination of their employment without cause.

     401(k) Savings Plan. We offer a 401(k) savings plan for the benefit of substantially all of our employees, which was qualified for tax exempt status by the Internal Revenue Service. Employees can make contributions to the plan up to the maximum amount allowed by federal tax code regulations. We may match the employee contributions, up to 50% of the first 6% of annual earnings per participant. Our contribution to the 401(k) savings plan for the year ended December 31, 2003 was approximately $0.5 million.

COMPENSATION OF DIRECTORS

     Our directors who are not employees do not receive any compensation for their service as members of our board of directors, but are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following table sets forth information known to us regarding the beneficial ownership of our common stock and Series A preferred stock as of March 31, 2004, by:

     - each person known by us to be the beneficial owner of more than 5.0% of such stock;

     - each of our directors;

     - each named executive officer; and

     - all of our directors and named executive officers as a group.

     Unless otherwise noted, to our knowledge and subject to community property rules, each person has sole voting and investment power over the shares of stock shown as beneficially owned, except to the extent authority is shared by spouses under applicable law and except as set forth in the footnotes to the table. The address of Media/Communications Partners III Limited Partnership and its affiliates is 75 State Street, Boston, Massachusetts 02109. The address of each of Messrs. Gaffney and Gormley is c/o Great Hill Partners, LLC, One Liberty Square, Boston, Massachusetts 02109. The address of the other listed directors and executive officers is c/o Haights Cross Communications, Inc., 10 New King Street, Suite 102, White Plains, New York 10604.

     The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 31, 2004 through the exercise of any warrant, stock option or other right.

     As of March 31, 2004, we had a total of 22,476 shares of Series A preferred stock outstanding and 2,213 shares of Series A preferred stock were subject to warrants that were exercisable within 60 days thereafter. In addition, as of March 31, 2004, a total of 20,000,000 shares of common stock were outstanding and an additional 1,334,200 shares of common stock were subject to options and 2,139,048 shares of common stock were subject to warrants that were exercisable within 60 days thereafter. The number of shares of common stock outstanding used in calculating the voting percentage for each listed person includes the shares of common stock underlying the options and/or warrants held by such person that are exercisable within

60 days of March 31, 2004, but excludes shares of common stock underlying the options and/or warrants held by any other person.

                                                                 SHARES BENEFICIALLY OWNED
                                                      -----------------------------------------------
                                                                        SERIES A           TOTAL
NAME OF BENEFICIAL OWNER                              COMMON STOCK   PREFERRED STOCK   VOTING PERCENT
------------------------                              ------------   ---------------   --------------
Media/Communications Partners III Limited
  Partnership and affiliates........................   14,342,192(1)     20,397(2)          71.7%
Peter J. Quandt.....................................    4,784,406         1,362             23.9%
Paul J. Crecca(3)...................................      388,819             0              1.8%
Kevin M. McAliley(4)................................      110,000             0                *
Mark Kurtz(4).......................................       24,764             0                *
Melissa L. Linsky(4)................................       24,764             0                *
Christopher S. Gaffney..............................   14,342,192(1)     20,397(2)          71.7%
Stephen F. Gormley..................................   14,342,192(1)     20,397(2)          71.7%
All directors and executive officers as a group
  (eight persons)...................................   19,674,945        21,759             97.5%

---------------

 *  Less than 1%

(1) This total includes 13,625,217 shares of common stock owned by Media/Communications Partners III Limited Partnership and 716,975 shares of common stock owned by M/C Investors L.L.C. Each of Messrs. Gaffney and Gormley is a limited partner and a member of the general partner of Media/ Communications Partners III Limited Partnership and an investor in and managing member of M/C Investors L.L.C. Each of Messrs. Gaffney and Gormley disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(2) This total includes 19,377 shares of Series A preferred stock owned by Media/Communications Partners III Limited Partnership and 1,020 shares of Series A preferred stock owned by M/C Investors, L.L.C. Each of Messrs. Gaffney and Gormley is a limited partner and a member of the general partner of Media/Communications Partners III Limited Partnership and an investor in and managing member of M/C Investors L.L.C. Each of Messrs. Gaffney and Gormley disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(3) This total includes 18,819 shares of common stock issuable upon exercise of options which were exercisable as of March 31, 2004 or within 60 days thereafter.

(4) Consists of shares of common stock issuable upon exercise of options which were exercisable as of March 31, 2004 or within 60 days thereafter.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

INDEMNIFICATION MATTERS

     We have entered into indemnification agreements with our directors, Peter
J. Quandt, Christopher S. Gaffney and Stephen F. Gormley. The form of indemnification agreement provides that the directors will be indemnified for expenses incurred because of their status as a director to the fullest extent permitted by Delaware law and our certificate of incorporation and bylaws.

     Our certificate of incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase or redemption in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director's liability under the federal securities laws and does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. Our bylaws provide that directors and officers shall be, and in the discretion of the board of directors, our non-officer employees and agents may be, indemnified to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the company. Our bylaws also provide that the right of our directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, bylaw, agreement, vote of stockholders, directors or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and persons controlling us as described above, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. At present, there is no pending material litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted.

REGISTRATION RIGHTS

     We are a party to a registration rights agreement with certain of our holders of common stock, pursuant to which we have granted these persons or entities the right to register shares of common stock held by them under the Securities Act. The holders of these rights are entitled to demand that we register their shares of common stock under the Securities Act. These holders are also entitled to "piggyback" registration rights in which they may require us to include their shares of common stock in future registration statements that we may file, either for our own account or for the account of other security holders exercising registration rights. In addition, after our initial public offering, certain of these holders have the right to request that their shares of common stock be registered on a Form S-3 registration statement so long as the anticipated aggregate sales price of such registered securities as of the date of filing of the Form S-3 registration statement is at least $0.5 million. The registration rights granted under this agreement are subject to various conditions and limitations, including the right of the underwriters of an offering to limit the number of registrable securities that may be included in the offering. The registration rights terminate as to any particular stockholder on the date on which the holder may sell all of his or its shares pursuant to Rule 144(k) under the Securities Act.

     We are generally required to bear all of the expenses of these registrations, except underwriting discounts and selling commissions and transfer taxes, if any. Registration of any securities pursuant to these registration rights will result in shares becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of such registration.

ITEM 14.  PRINCIPAL ACCOUNTANT FEES AND SERVICES.

AUDIT FEES.

     Ernst & Young ("E&Y") is the company's principal accountant. For the years ended December 31, 2003 and 2002, E&Y fees for audit services totaled approximately $0.5 million and $0.7 million, respectively. In addition, E&Y fees for comfort letters, consents and assistance with review of documents filed with the Securities and Exchange Commission including quarterly reviews during 2003 and 2002 were approximately $1.1 million and $0, respectively.

AUDIT-RELATED FEES.

     None.

TAX FEES.

     None.

ALL OTHER FEES.

     None.

                                    PART IV

ITEM 15.  EXHIBITS, FINANCIAL STATEMENTS AND SCHEDULES, AND REPORTS ON FORM 8-K.

     15(a)1 and 15(a)2. Financial Statements and Schedules. The following financial statements and financial statement schedules are included as a part of this report in the pages indicated:

                                                              PAGE
                                                              ----
Report of Ernst & Young LLP, Independent Auditors...........  F-1
Consolidated Balance Sheets.................................  F-2
Consolidated Statements of Operations.......................  F-3
Consolidated Statements of Changes in Stockholders'
  Deficit...................................................  F-4
Consolidated Statements of Cash Flows.......................  F-5
Notes to Consolidated Financial Statements..................  F-6
Schedule I -- Condensed Financial Information...............  S-1
Schedule II -- Valuation and Qualifying Account Summary.....  S-2

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders of
Haights Cross Communications, Inc.

     We have audited the accompanying consolidated balance sheets of Haights Cross Communications, Inc. and subsidiaries (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for each of the three years in the period ended December 31, 2003. Our audit also included the financial statement schedules listed in the index at item 15(a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Haights Cross Communications, Inc. and subsidiaries as of December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Ernst & Young, LLP

New York, New York
March 4, 2004

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER 31,
                                                              -----------------------------
                                                                  2003            2002
                                                              -------------   -------------
                                          ASSETS
Current assets:
  Cash and cash equivalents.................................  $  32,389,000   $   2,701,000
  Accounts receivable, net..................................     16,459,000      20,099,000
  Inventory, net............................................     22,150,000      21,838,000
  Direct response advertising costs -- current portion,
     net....................................................      2,431,000       2,375,000
  Prepaid royalties.........................................      5,342,000       3,677,000
  Prepaid expenses and other current assets.................      2,908,000       2,207,000
  Assets of businesses held for sale........................             --      10,294,000
                                                              -------------   -------------
     Total current assets...................................     81,679,000      63,191,000
Pre-publication costs, net..................................     28,197,000      23,255,000
Direct response advertising costs, net......................      6,504,000       6,364,000
Property and equipment, net.................................      7,098,000       6,799,000
Goodwill....................................................    125,005,000     125,005,000
Deferred financing costs, net...............................     13,944,000       3,768,000
Other assets................................................      3,095,000       2,854,000
                                                              -------------   -------------
Total assets................................................  $ 265,522,000   $ 231,236,000
                                                              =============   =============

                           LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities..................  $  18,449,000   $  22,222,000
  Accrued interest..........................................      6,742,000         233,000
  Deferred subscription revenue.............................     13,272,000      13,662,000
  Current portion of long term debt.........................      1,000,000      14,250,000
  Liabilities of businesses held for sale...................             --       2,867,000
                                                              -------------   -------------
     Total current liabilities..............................     39,463,000      53,234,000
Deferred management incentive...............................             --         900,000
11 3/4% senior notes........................................    140,000,000              --
Senior secured term loan....................................     98,750,000              --
Secured bank loan...........................................             --     128,100,000
Subordinated notes, net.....................................             --      58,246,000
Series A preferred stock, redeemable, $.001 par value,
  30,000 shares authorized, 22,476 shares issued and
  outstanding (approximate aggregate liquidation value as of
  December 31, 2003 of $31,003,000).........................     34,299,000      33,808,000
Series B senior preferred stock, redeemable, $.001 par
  value, 6,000,000 shares authorized, 2,400,000 shares
  issued and outstanding (approximate aggregate liquidation
  value as of December 31, 2003 of $113,428,000)............    109,364,000      92,383,000
Commitments (Note 14)
Stockholders' deficit:
  Common stock, $.001 par value, 30,000,000 shares
     authorized, 20,000,000 shares issued and outstanding...         20,000          20,000
  Accumulated other comprehensive income....................        299,000              --
  Accumulated deficit.......................................   (156,673,000)   (135,455,000)
                                                              -------------   -------------
     Total stockholders' deficit............................   (156,354,000)   (135,435,000)
                                                              -------------   -------------
     Total liabilities and stockholders' deficit............  $ 265,522,000   $ 231,236,000
                                                              =============   =============

                            See accompanying notes.

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              YEAR ENDED DECEMBER 31,
                                                     ------------------------------------------
                                                         2003           2002           2001
                                                     ------------   ------------   ------------
Revenue............................................  $162,043,000   $163,142,000   $148,545,000
Costs and expenses:
  Cost of goods sold...............................    49,200,000     50,326,000     43,540,000
  Marketing and sales..............................    35,463,000     33,016,000     32,677,000
  Fulfillment and distribution.....................    11,695,000     10,408,000     10,338,000
  General and administrative.......................    19,092,000     22,106,000     20,972,000
  Restructuring charges............................     2,140,000       (125,000)     3,088,000
  Amortization of pre-publication costs............     9,137,000      7,006,000      6,671,000
  Depreciation and amortization of property and
     equipment.....................................     2,224,000      2,017,000      1,794,000
  Amortization of goodwill.........................            --             --     12,799,000
                                                     ------------   ------------   ------------
Total costs and expenses...........................   128,951,000    124,754,000    131,879,000
                                                     ------------   ------------   ------------
Income from operations.............................    33,092,000     38,388,000     16,666,000
Other (income) expenses:
  Interest expense.................................    19,928,000     17,993,000     20,024,000
  Interest income..................................      (250,000)       (79,000)       (18,000)
  Amortization and writeoff of deferred financing
     costs.........................................     5,215,000      1,560,000      1,200,000
  Redemption premiums..............................     9,236,000             --             --
  Loss on sale of business.........................            --             --        710,000
  Other income.....................................       113,000       (178,000)        (1,000)
                                                     ------------   ------------   ------------
Total other expenses...............................    34,242,000     19,296,000     21,915,000
                                                     ------------   ------------   ------------
Income (loss) before provision for income taxes,
  discontinued operations and cumulative effect of
  accounting change................................    (1,150,000)    19,092,000     (5,249,000)
Provision for income taxes.........................            --             --        (69,000)
                                                     ------------   ------------   ------------
Income (loss) before discontinued operations and
  cumulative effect of accounting change...........    (1,150,000)    19,092,000     (5,318,000)
Discontinued operations:
  Income (loss) from operations of discontinued
     operations....................................       195,000      3,444,000    (29,591,000)
  Loss on disposal of discontinued operations......      (911,000)    (1,678,000)    (2,183,000)
                                                     ------------   ------------   ------------
Income (loss) before cumulative effect of
  accounting change................................    (1,866,000)    20,858,000    (37,092,000)
Cumulative effect of accounting change.............            --    (48,610,000)            --
                                                     ------------   ------------   ------------
Net loss...........................................  $ (1,866,000)  $(27,752,000)  $(37,092,000)
Preferred stock dividends and accretion............   (17,472,000)   (16,781,000)   (14,389,000)
                                                     ------------   ------------   ------------
Net loss available to common stockholders..........  $(19,338,000)  $(44,533,000)  $(51,481,000)
                                                     ============   ============   ============

                            See accompanying notes.

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                      ACCUMULATED
                                  COMMON STOCK           OTHER                           TOTAL
                              --------------------   COMPREHENSIVE    ACCUMULATED    STOCKHOLDERS'
                                SHARES     AMOUNT       INCOME          DEFICIT         DEFICIT
                              ----------   -------   -------------   -------------   -------------
Balance as of January 1,
  2001......................  20,000,000   $20,000     $     --      $ (39,493,000)  $ (39,473,000)
  Net loss..................          --        --           --        (37,092,000)    (37,092,000)
  Preferred stock dividends
     and accretion..........          --        --           --        (14,389,000)    (14,389,000)
                              ----------   -------     --------      -------------   -------------
Balance as of December 31,
  2001......................  20,000,000    20,000           --        (90,974,000)    (90,954,000)
  Net loss..................          --        --           --        (27,752,000)    (27,752,000)
  Preferred stock dividends
     and accretion..........          --        --           --        (16,781,000)    (16,781,000)
  Stock option
     compensation...........          --        --           --             52,000          52,000
                              ----------   -------     --------      -------------   -------------
Balance as of December 31,
  2002......................  20,000,000    20,000           --       (135,455,000)   (135,435,000)
  Comprehensive loss:
     Net loss...............          --        --           --         (1,866,000)     (1,866,000)
     Foreign currency
       translation
       adjustment...........          --        --      299,000                 --         299,000
                                                                                     -------------
          Total
            comprehensive
            loss............                                                            (1,567,000)
  Cancellation of Series A
     preferred stock
     warrants...............          --        --           --         (1,880,000)     (1,880,000)
  Preferred stock dividends
     and accretion..........          --        --           --        (17,472,000)    (17,472,000)
                              ----------   -------     --------      -------------   -------------
Balance as of December 31,
  2003......................  20,000,000   $20,000     $299,000      $(156,673,000)  $(156,354,000)
                              ==========   =======     ========      =============   =============

                            See accompanying notes.

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                       -------------------------------------------
                                                           2003            2002           2001
                                                       -------------   ------------   ------------
OPERATING ACTIVITIES
Net loss.............................................  $  (1,866,000)  $(27,752,000)  $(37,092,000)
Adjustments to reconcile net (loss) income to net
  cash provided by operating activities:
  Goodwill impairment charges........................             --     48,610,000             --
  Loss on sale of business...........................        911,000      1,678,000        710,000
  Redemption premiums................................      9,236,000             --             --
  (Income) loss from discontinued
    operations -- non-cash...........................             --     (4,600,000)    18,396,000
  Interest expense on subordinated
    note -- non-cash.................................      5,670,000      7,945,000      6,970,000
  Allowance for doubtful accounts and obsolescence...     (1,019,000)      (706,000)       891,000
  Depreciation and amortization of property and
    equipment and pre-publication costs..............     11,361,000      9,023,000      8,465,000
  Amortization of deferred financing costs...........      2,027,000      1,560,000      1,200,000
  Write-off of deferred financing costs..............      3,188,000             --             --
  Amortization of goodwill...........................             --             --     12,799,000
  Stock compensation expense -- non-cash.............             --         52,000             --
  Other non-operating income -- non-cash.............        113,000       (178,000)        (1,000)
  Changes in operating assets and liabilities:
    Accounts receivable..............................      4,064,000       (378,000)     8,715,000
    Inventory........................................        283,000     (1,894,000)    (1,888,000)
    Prepaid expenses, royalty advances and other
       current assets................................     (2,013,000)        (3,000)    (2,451,000)
    Direct response advertising costs................       (549,000)       259,000     (1,468,000)
    Other assets.....................................       (469,000)       (29,000)      (192,000)
    Accounts payable, accrued and other
       liabilities...................................     (4,672,000)    (1,013,000)     4,718,000
    Accrued interest.................................      6,509,000             --             --
    Deferred subscription revenue....................       (390,000)       132,000      1,310,000
    Assets and liabilities held for sale, net........       (238,000)       187,000       (644,000)
                                                       -------------   ------------   ------------
Net cash provided by operating activities............     32,146,000     32,893,000     20,438,000
                                                       -------------   ------------   ------------
INVESTING ACTIVITIES
Additions to pre-publication costs...................    (14,051,000)   (12,418,000)   (13,599,000)
Additions to property and equipment..................     (2,977,000)    (2,044,000)    (3,632,000)
Costs of acquired businesses.........................             --             --    (14,242,000)
Proceeds from sale of businesses.....................      7,550,000             --             --
Proceeds from sale of assets.........................         21,000             --             --
                                                       -------------   ------------   ------------
Net cash used in investing activities................     (9,457,000)   (14,462,000)   (31,473,000)
                                                       -------------   ------------   ------------
FINANCING ACTIVITIES
Proceeds from senior credit facility.................     12,000,000      4,425,000     28,500,000
Repayment of senior credit facility..................   (154,350,000)   (26,725,000)    (9,550,000)
Repayment of subordinated notes......................    (75,211,000)            --             --
Proceeds from 11 3/4% senior notes...................    140,000,000             --             --
Proceeds from floating rate term loan................    100,000,000             --             --
Repayment of floating rate term loan.................       (250,000)            --             --
Additions to deferred financing costs................    (15,391,000)      (914,000)      (431,000)
                                                       -------------   ------------   ------------
Net cash (used in) provided by financing
  activities.........................................      6,798,000    (23,214,000)    18,519,000
                                                       -------------   ------------   ------------
Effect of exchange rates on cash.....................        201,000             --             --
Net (decrease) increase in cash and cash
  equivalents........................................     29,688,000     (4,783,000)     7,484,000
Cash and cash equivalents at beginning of year.......      2,701,000      7,484,000             --
                                                       -------------   ------------   ------------
Cash and cash equivalents at end of year.............  $  32,389,000   $  2,701,000   $  7,484,000
                                                       =============   ============   ============
SUPPLEMENTAL DISCLOSURE
Cash paid during the year for:
  Interest...........................................  $   7,517,000   $  9,968,000   $ 13,056,000
  Income taxes.......................................  $     137,000   $     63,000   $     53,000
Non-cash investing activity:
  Sale of business in exchange for note..............  $          --   $  2,624,000   $         --

                            See accompanying notes.

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

1.  NATURE OF BUSINESS AND ORGANIZATION

     Haights Cross Communications, Inc. (the "Company"), a Delaware corporation, was formed in January 1997 to create and build an education and library publishing business. On January 21, 2004, the Company became subject to Section 15(d) of the Securities Exchange Act of 1934, as amended.

     The Company is a creator and publisher of high quality education and library materials. Products include K-12 curriculum-based student books, workbooks and study guides, test preparation publications, teacher materials, audiobooks, library books for children and young adults, and continuing professional education materials. The Company markets its products primarily to school administrators, educators, librarians and other professionals. Products are distributed via market-specific field and telesales representatives, direct mail and web/e-commerce to the North American market, and to the rest of the world via licensing and distribution arrangements.

     Our business is subject to seasonal fluctuations. Our revenue and income from operations have historically been higher during the second and third calendar quarters. In addition, our quarterly results of operations have fluctuated in the past, and can be expected to continue to fluctuate in the future, as a result of many factors, including general economic trends; the traditional cyclical nature of educational material sales; school, library, and consumer purchasing decisions, unpredictable funding of schools and libraries by Federal, state, and local governments, consumer preferences and spending trends; the need to increase inventories in advance of our primary selling season; and timing of introductions of new products.

     The following table summarizes the Company's segments as of December 31, 2003:

SEGMENTS                                                    PRODUCTS AND MARKETS
--------                                        ---------------------------------------------
Sundance/Newbridge Educational Publishing....   Under the Sundance brand, Sundance/Newbridge
                                                publishes educational materials for shared
                                                reading, guided reading, independent reading,
                                                phonics and comprehension skills for students
                                                in kindergarten through 9th grade, and
                                                markets non-proprietary, supplemental
                                                literature products for students in grades
                                                K-12. Under the Newbridge brand,
                                                Sundance/Newbridge publishes non-fiction,
                                                guided reading materials and teachers' guides
                                                in the content areas of standards-based
                                                science, social studies and math for students
                                                in pre-kindergarten through 5th grade.
Triumph Learning.............................   Triumph Learning is a publisher of
                                                state-specific test preparation materials in
                                                print form for the K-12 market which it sells
                                                directly to educators, schools and school
                                                systems.
Oakstone Publishing..........................   Oakstone offers monthly, subscription-based
                                                programs comprised of summaries and critical
                                                reviews of medical journal articles. Oakstone
                                                produces titles in audio, print, electronic
                                                and Web formats that enable its customers,
                                                which consist predominately of doctors, to
                                                maintain current knowledge and/or obtain
                                                continuing medical education credits for
                                                licensing and hospital affiliation purposes.

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

SEGMENTS                                                    PRODUCTS AND MARKETS
--------                                        ---------------------------------------------
Recorded Books...............................   Recorded Books, which we believe is the
                                                largest publisher and marketer of unabridged,
                                                spoken word audiobooks in the United States
                                                and the United Kingdom public library market,
                                                records and publishes unabridged audiobooks,
                                                across multiple genres, including mysteries,
                                                histories, classics, inspirational, westerns,
                                                romance, sports and other topics. Recorded
                                                Books supplements its proprietary title list
                                                by distributing non-proprietary titles,
                                                including certain titles in abridged form.
                                                Recorded Books sells its products to public
                                                and school libraries, retail bookstores and
                                                direct to consumers.
Chelsea House Publishers.....................   Chelsea House creates and publishes
                                                hard-cover, non-fiction books for children
                                                and young adults, which are sold to public
                                                and school libraries located throughout the
                                                United States. Chelsea House's titles are
                                                typically published in a series, providing a
                                                mechanism for recurring sales as new editions
                                                are released.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated upon consolidation.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and assumptions include management's judgment related to the collectability of accounts receivable, sales returns reserves, inventory obsolescence reserves, the lives and recoverability of deferred marketing costs, the lives and recoverability of pre-publication costs, useful lives of fixed assets and impairments of goodwill and long lived assets. Actual results may differ from those estimates.

  CONCENTRATIONS OF CREDIT RISK

     Concentrations of credit risk with respect to trade accounts receivable are diversified due to the number of entities comprising the Company's customer base. The Company performs ongoing credit evaluations of its customers' financial condition and does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. Customers are concentrated in the educational and professional markets. No single customer accounted for more than 3% of revenue.

  FAIR VALUE AND CREDIT RISK OF FINANCIAL INSTRUMENTS

     The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair market values due to the short-term maturities of these instruments. Management believes the fair market value of the Company's Senior Notes and Term Loan approximates the Company's carrying value due to the recent refinancing transaction on August 20, 2003 in which these

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES instruments were entered into (see Note 11) and based on valuations received in discount note transaction the Company completed in February 2004 (see Note 19). Management believes the fair market value of the Company's preferred stock approximates liquidation value based on a January, 2004 transaction in which shares of the Series B senior preferred stock were purchased at liquidation value (see Note 12).

  CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  REVENUE RECOGNITION

     Revenue from books and other non-subscription products and the related cost of sales are recognized upon the shipment of the product to the customer, net of allowances for estimated returns, which are estimated based on historical experience by product type. Products are shipped FOB shipping point and collectability is reasonably assured at the time of shipment. Subscription revenue is deferred and is recognized as the subscription is fulfilled, which is generally over a one year period.

  SHIPPING AND HANDLING

     Shipping and handling costs charged to customers are included in fulfillment and distribution expenses, while fees charged to customers for shipping and handling are included in revenue in the accompanying consolidated statements of operations. The Company incurred approximately $4,301,000, $4,065,000, $3,869,000 in shipping and handling costs for the years ended December 31, 2003, 2002 and 2001, respectively.

  INVENTORY

     Inventory consists primarily of books and audiotapes, which are valued at the lower of cost or market as determined by the first-in, first-out method. Provisions for losses on slow moving merchandise have been recorded, where applicable.

  PREPAID ROYALTIES

     Royalty advances are recorded as cash is advanced to authors and are expensed as related revenues are earned by authors or when future recovery appears doubtful.

  ADVERTISING

     Advertising expenses relating to book and non-subscription publishing operations are expensed as incurred. The Company incurred approximately $563,000, $636,000 and $998,000 in advertising expenses for the years ended December 31, 2003, 2002 and 2001, respectively, which is included in marketing and sales expenses in the accompanying consolidated statements of operations.

     Direct response advertising costs are incurred to elicit sales from customers who can be shown to have responded specifically to the advertising, which results in probable future economic benefits. Direct response advertising costs consists primarily of promotional mailings. These costs are capitalized and the net recoverability is evaluated on a product-by-product basis. Direct response advertising costs are amortized on an accelerated basis over the estimated life of the subscriber, up to 5 years. Generally, 80% of these costs are amortized in the first two years. Amortization of direct response advertising is included in marketing and sales expense in the accompanying consolidated statements of operations.

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

     Catalog costs, which primarily consist of the cost to produce and distribute catalogs, are initially capitalized and expensed over their useful lives, not to exceed 18 months, and are included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

     Prepaid marketing materials include printed promotional marketing pieces which are initially capitalized and expensed upon mailing and are included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

  PRE-PUBLICATION COSTS

     The Company capitalizes pre-publication costs incurred in the creation of a publication. Such costs primarily include editorial, pre-press, artwork, photography, master tapes, external pre-publication and an allocation of internal costs. These costs are amortized over the estimated life cycle of the book or product, based upon similarly existing products, for periods ranging from two to five years. Costs determined to be unrecoverable are written off.

  PROPERTY AND EQUIPMENT

     Furniture, equipment and leasehold improvements are stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally ranging from three to seven years. Maintenance and repairs are charged to operations as incurred. Buildings are depreciated over 30 years, and leasehold improvements are amortized over the shorter of their estimated useful life or the remaining term of the lease. The Company capitalizes internal use software in accordance with the American Institute of Certified Public Accountants Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Such costs are amortized over an estimated useful life ranging from two to five years.

  GOODWILL

     Goodwill represents the excess of net acquisition cost over the estimated fair value of net assets acquired of purchased companies. On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"). Under SFAS No. 142, intangible assets considered to have indefinite lives, such as goodwill, are no longer amortized but are periodically evaluated for impairment at the reporting unit level. Intangible assets with finite lives continue to be amortized over their remaining useful lives. In accordance with SFAS No. 142, on January 1, 2002 the Company ceased amortization of goodwill. Prior to the adoption of SFAS No. 142, goodwill was amortized over a period of 15 years. Under SFAS No. 142, goodwill is subject to an annual impairment test, and an interim test, if an event occurs or circumstances change between annual tests indicating that the asset might be impaired. The impairment test is a two-step process. First, the fair value of the reporting unit is compared to its carrying value. If the fair value is less than the carrying value, a second step is performed. In the second step, an implied goodwill value is determined by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit. If the implied fair value of the goodwill, as calculated, is less than the carrying amount of the goodwill, an impairment charge is recorded for the difference. For purposes of estimating the fair value of the reporting unit, the Company uses a discounted cash flow approach. Any impairment charges on goodwill recognized during this transition period are excluded from operations and are reported as a cumulative effect of a change in accounting principle. Subsequent goodwill impairment charges are reported as a reduction of income from operations. Prior to the adoption of SFAS No. 142, impairment of goodwill was recognized when the future undiscounted cash flows from operations were less than the carrying value of the related assets.

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

     In 2002 and 2001, the Company recorded impairment charges for goodwill (see Notes 8 and 16). The Company performed the annual impairment test on September 30, 2003, and determined that the carrying value of our goodwill at that date was not impaired.

     As discussed above, on January 1, 2002 the Company ceased amortization of goodwill. For the year ended December 31, 2001, the Company recognized approximately $12,799,000 of goodwill amortization expense. The following table presents pro forma net loss for the year ended December 31, 2001 as if the Company had adopted the provisions of SFAS No. 142 on January 1, 2001:

                                                                    YEAR ENDED
                                                                DECEMBER 31, 2001
                                                               --------------------
Net loss, as reported.......................................       $(37,092,000)
Goodwill amortization.......................................         12,799,000
                                                                   ------------
Pro forma net loss..........................................       $(24,293,000)
                                                                   ============

  LONG-LIVED ASSETS

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"). Under SFAS No. 144, impairment is recognized for long-lived assets when the carrying value exceeds the long-lived asset's estimated future undiscounted cash flows.

  RESEARCH AND DEVELOPMENT

     Software research and development costs, which the Company has incurred in developing state test preparation software, are expensed as incurred. The Company incurred approximately $15,000, $1,822,000 and $2,995,000 in software research and development costs for the years ended December 31, 2003, 2002 and 2001, respectively, which is included in the income (loss) from operations of discontinued operations in the accompanying consolidated statements of operations. See Note 16 regarding the discontinuance of Triumph Learning Software.

  STOCK-BASED COMPENSATION

     The Company has a stock option plan pursuant to which stock options are granted for a fixed number of shares to employees of the Company with an exercise price equal to or greater than the fair value of the shares at the date of grant. The exercise price of options issued under the plan are determined by the Company's Board of Directors using commonly employed valuation methods for the market in which the Company operates. Awards under the Company's plan generally vest over three years.

     On January 1, 2002, the Company prospectively adopted the fair value method of accounting for stock options under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), to all new awards granted to employees beginning January 1, 2002. Under the fair value method, compensation expense for options is measured at the grant date based on the value of the award as determined using the minimum value method, and is recognized over the vesting period of the grant. Prior to the adoption of SFAS No. 123, the Company did not record compensation expense for stock options since it accounted for stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"). Under APB No. 25, recognition of compensation expense for stock options is not required if the exercise price of the Company's employee stock options equals the value of the underlying stock on the date of grant.

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

     For the years ended December 31, 2003 and 2002, the Company recognized approximately $0 and $52,000, respectively, in compensation expense related to the grant of stock options, which is recorded in general and administrative expense in the accompanying consolidated statements of operations. Had the Company used the fair value method of accounting for stock options prior to January 1, 2002, the Company's reported net loss for 2001 would have been as follows:

                                                                  YEAR ENDED
                                                               DECEMBER 31, 2001
                                                               -----------------
Net loss, as reported.......................................     $(37,092,000)
Stock-based employee compensation expense determined under
  the fair value method.....................................         (154,000)
                                                                 ------------
Pro forma net loss..........................................     $(37,246,000)
                                                                 ============

     Assumptions regarding the calculation of compensation expense for stock options, along with a full description of the Company's stock option plan, are included in Note 13.

  INCOME TAXES

     The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are recorded based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when differences are expected to reverse. A valuation allowance is recorded when it is more likely than not that some or all of the deferred tax assets will not be realized.

  RESTRUCTURING CHARGES

     Restructuring charges generally consist of employee termination benefits, costs incurred to consolidate facilities or relocate employees, or costs to terminate contracts, such as operating leases. On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS No. 146"), which prescribes the accounting for exit and disposal activities, to include restructuring costs.

     Under SFAS No. 146, a liability for costs associated with exit or disposal activities is recognized at fair value when the liability is incurred. Specifically, a liability for employee termination benefits is recognized either
(i) at the communication date if the employee is not required to render service beyond a minimum retention period, or (ii) is recognized ratably over the employee's future service period if the employee is required to render service beyond the minimum retention period. The minimum retention period is 60 days unless defined by statute. A liability to terminate an operating lease before its term ends is recognized at its fair value when the contract is terminated in accordance with the contract terms or in a negotiated settlement. However, if the entity ceases use of the property (the "cease-use" date), but costs will continue to be incurred without economic benefit, then the fair value of the liability recorded at the cease-use date should be reduced by estimated subrentals that could reasonably be obtained for the property, even if the entity does not intend to sublease the property.

     SFAS No. 146 is effective for all exit and disposal activities initiated after December 31, 2002, but the Company chose to early adopt the statement, which is permitted. Prior to the adoption of SFAS No. 146, the Company accounted for restructuring costs in accordance with Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity, Including Certain Costs Incurred in a Restructuring ("EITF No. 94-3"). Under EITF No. 94-3, all liabilities related to exit or disposal activities were recognized at the date the Company's management committed to a plan.

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

     The Company recorded restructuring charges in 2001. In the fourth quarter of 2002 the Company initiated an operations consolidation project, which has resulted in restructuring charges in 2003 (see Note 17).

  FOREIGN CURRENCY TRANSLATION

     The Company has determined that the functional currency of its foreign subsidiary is the subsidiary's local currency. The assets and liabilities of this subsidiary are translated at the applicable exchange rate as of the balance sheet date and revenue and expenses are translated at an average rate over the period. Currency translation adjustments are recorded as a component of accumulated other comprehensive income (loss). Gains and losses on inter-company transactions are recorded in operating expenses and have not been material for the periods presented. The assets and liabilities of the Company's foreign subsidiary were immaterial as of December 31, 2003 and 2002.

  RECLASSIFICATION

     Certain prior year amounts have been reclassified to conform to the current year presentation, principally related to the consolidated statements of cash flows.

  RECENT ACCOUNTING PRONOUNCEMENTS

     On May 15, 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS No. 150"). SFAS No. 150 established standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. Instruments that are indexed to and potentially settled in an issuer's own shares that are not within the scope of SFAS No. 150 remain subject to existing guidance (e.g., EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to or Potentially Settled in, a Company's Own Stock, Accounting Series Release 268, Redeemable Preferred Stocks).

     SFAS No. 150 is only the first phase of the FASB's Liabilities and Equity Project. It represents a significant change in practice in the accounting for a number of financial instruments, including mandatorily redeemable equity instruments and certain equity derivatives that frequently are used in connection with share repurchase programs. SFAS No. 150 generally requires liability classification for two broad classes of financial instruments, including mandatorily redeemable equity instruments.

     SFAS No. 150 must be applied immediately to instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. Application to pre-existing instruments should be recognized as the cumulative effect of a change in accounting principle (application by retroactive restatement is precluded). The exception to the above transition requirements is for mandatorily redeemable instruments of certain nonpublic companies, to which the provisions of SFAS No. 150 have been deferred indefinitely. The indefinite deferral does not apply to SEC registrants, including a registrant, like the Company, that does not have public equity but has public debt registered with the SEC. For these companies, SFAS No. 150 must be applied in fiscal periods beginning after December 15, 2003. Early adoption of SFAS No. 150 is not permitted. The adoption of this statement will not have a material effect on our consolidated balance sheet presentation; however it will have a material effect on our consolidated statements of operations due to our Series A preferred stock and Series B senior preferred stock, which are mandatorily redeemable instruments. The preferred stock dividends and accretion will be charged to interest expense and included in net income upon adoption.

     In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, ("FIN No. 46"). FIN No. 46 significantly changes whether entities included in its scope are consolidated by their sponsors, transferors, or investors. FIN No. 46

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES introduces a new consolidated model -- the variable interest model -- which determines control (and consolidation) based on potential variability in gains and losses of the entity being evaluated for consolidation.

     FIN No. 46's consolidation provisions apply immediately to variable interests in variable interest entities (VIEs) created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003 (July 1, 2003 for calendar year-end companies) to VIEs in which a public company holds a variable interest that it acquired before February 1, 2003. FIN No. 46's consolidation requirements also apply to nonpublic enterprises, but the consolidation provisions relating to pre-January 31, 2003 VIEs do not apply until the end of the first fiscal year that begins after June 15, 2003. FIN No. 46 has no grandfathering provisions. The adoption of FIN No. 46 will not have a material effect on our consolidated financial statements.

3.  ACQUISITIONS

     In June 2001, the Company acquired certain assets and assumed certain liabilities of Audio Adventures, Inc. ("Audio Adventures"). The purchase price of approximately $14,242,000, which included transaction expenses of approximately $530,000 and approximately $521,000 of costs related to severance and the consolidation of redundant operations, exceeded the fair value of net assets acquired, resulting in goodwill of approximately $12,743,000. The pro forma (unaudited) consolidated results of operations assuming consummation of the Audio Adventures acquisition as of the beginning of 2001 is as follows:

                                                                  YEAR ENDED
                                                               DECEMBER 31, 2001
                                                               -----------------
Total revenue...............................................     $154,107,000
Net loss....................................................     $(36,650,000)

     These acquisitions were accounted for using the purchase method of accounting and the results of operations were included from the date of acquisition.

4.  ACCOUNTS RECEIVABLE

     Accounts receivable consists of the following:

                                                                   DECEMBER 31,
                                                             -------------------------
                                                                2003          2002
                                                             -----------   -----------
Accounts receivable........................................  $20,310,000   $24,374,000
Less allowance for doubtful accounts.......................    3,851,000     4,275,000
                                                             -----------   -----------
                                                             $16,459,000   $20,099,000
                                                             ===========   ===========

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

5.  INVENTORY

     Inventory consists of the following:

                                                                   DECEMBER 31,
                                                             -------------------------
                                                                2003          2002
                                                             -----------   -----------
Supplies...................................................  $ 1,015,000   $   882,000
Work-in-process............................................      642,000       865,000
Finished goods.............................................   22,137,000    22,301,000
                                                             -----------   -----------
                                                              23,794,000    24,048,000
Less allowance for obsolescence............................    1,644,000     2,210,000
                                                             -----------   -----------
                                                             $22,150,000   $21,838,000
                                                             ===========   ===========

6.  PRE-PUBLICATION COSTS

     Pre-publication costs consists of the following:

                                                                   DECEMBER 31,
                                                             -------------------------
                                                                2003          2002
                                                             -----------   -----------
Pre-publication costs......................................  $65,470,000   $51,256,000
Less accumulated amortization..............................   37,273,000    28,001,000
                                                             -----------   -----------
                                                             $28,197,000   $23,255,000
                                                             ===========   ===========

7.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                   DECEMBER 31,
                                                             -------------------------
                                                                2003          2002
                                                             -----------   -----------
Furniture and fixtures.....................................  $ 2,178,000   $ 1,796,000
Office equipment and software..............................    9,717,000     8,602,000
Land and building..........................................    2,763,000     2,718,000
Leasehold improvements.....................................    1,213,000     1,138,000
                                                             -----------   -----------
                                                              15,871,000    14,254,000
Less accumulated depreciation..............................    8,773,000     7,455,000
                                                             -----------   -----------
                                                             $ 7,098,000   $ 6,799,000
                                                             ===========   ===========

8.  GOODWILL

     In accordance with the transition requirements of SFAS No. 142, the Company performed a goodwill impairment test on its reporting units as of January 1, 2002. Pursuant to that test, the Company determined that the carrying value of goodwill in its Chelsea House, Triumph Learning and Andrews Communications units was impaired. Accordingly, in January 2002 the Company recorded impairment charges on goodwill of approximately $29,753,000 in Chelsea House, $12,190,000 in Triumph Learning, and a loss of $6,667,000 for Andrews Communications. In accordance with the transition rules for recognizing goodwill impairment in SFAS No. 142, the combined approximately $48,610,000 goodwill impairment loss is presented in the accompanying consolidated statements of operations as a cumulative effect of a change in accounting principle (see Note 16 regarding held for sale accounting for Andrews Communications).

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

     In 2001, the Company recorded a goodwill impairment charge of approximately $7,900,000 on its discontinued Coriolis operation. In early 2002, Coriolis was completely shutdown (see Note 16).

     A summary of the change in the Company's goodwill, excluding the approximately $6,667,000 charge for Andrews Communications which was reported as a held for sale business, for the year ended December 31, 2002 is as follows:

Goodwill, January 1, 2002...................................   $167,133,000
Less:
  Goodwill impairment writedown -- Chelsea House............     29,753,000
  Goodwill impairment writedown -- Triumph Learning.........     12,190,000
  Other.....................................................        185,000
                                                               ------------
Goodwill, December 31, 2002.................................   $125,005,000
                                                               ============

9.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consists of the following:

                                                                   DECEMBER 31,
                                                             -------------------------
                                                                2003          2002
                                                             -----------   -----------
Trade accounts payable.....................................  $ 5,084,000   $ 8,026,000
Accrued liabilities........................................    7,561,000     6,570,000
Accrued management incentive...............................    3,946,000     5,706,000
Accrued compensation and related taxes and benefits........    1,858,000     1,490,000
Accrued disposal of discontinued operations................           --       312,000
Accrued acquisition related liabilities....................           --        82,000
Accrued restructuring costs................................           --        36,000
                                                             -----------   -----------
                                                             $18,449,000   $22,222,000
                                                             ===========   ===========

10.  INCOME TAXES

     The provision for income taxes consists of the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                              2003    2002     2001
                                                              -----   -----   -------
Current:
  Federal...................................................  $ --    $ --    $    --
  State and local...........................................    --      --     69,000
                                                              -----   -----   -------
                                                              $ --    $ --    $69,000
                                                              =====   =====   =======

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

     Deferred tax assets (liabilities) consist of the following:

                                                                  DECEMBER 31,
                                                           ---------------------------
                                                               2003           2002
                                                           ------------   ------------
Net operating loss carryforwards.........................  $ 28,691,000   $  9,901,000
Goodwill amortization and impairment.....................     6,571,000     16,179,000
Restructuring charges....................................       160,000             --
Direct response advertising..............................    (2,695,000)    (2,617,000)
Inventory reserves.......................................      (279,000)       152,000
Interest on subordinated note............................            --      8,218,000
Allowance for doubtful accounts..........................       435,000        639,000
Accrued incentive compensation...........................       297,000      1,120,000
Other....................................................       171,000        144,000
                                                           ------------   ------------
Net deferred tax assets..................................    33,351,000     33,736,000
Less valuation allowance.................................   (33,351,000)   (33,736,000)
                                                           ------------   ------------
Net deferred tax assets..................................  $         --   $         --
                                                           ============   ============

     As of December 31, 2003, the Company had net operating loss carryforwards of approximately $71,728,000 expiring through 2023.

     The Company provided a full valuation allowance for net deferred tax assets as a result of management's uncertainty as to the realization of such assets.

     A reconciliation of the statutory Federal income tax rate to the effective rates is as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                              2003   2002   2001
                                                              ----   ----   ----
Statutory rate..............................................   34%    34%    34%
State and local income taxes (net of federal benefit).......    6      6      6
Change in valuation allowance...............................  (39)   (39)   (39)
Other.......................................................   (1)    (1)    (1)
                                                              ---    ---    ---
Effective tax rate..........................................   --%    --%    --%
                                                              ===    ===    ===

11.  FINANCING ARRANGEMENTS

     As amended on March 31, 2003, the Company had a $175,000,000 Senior Secured Credit Facility (the "Loan Facility") through July 31, 2003 from a syndicate led by Credit Suisse First Boston and the Canadian Imperial Bank of Commerce. On July 31, 2003 the facility was reduced to $172,000,000. The Loan Facility was comprised of (a) a $35,000,000 Term Loan, maturing December 10, 2005 ("Term Loan A"), (b) a $105,000,000 Term Loan, maturing December 10, 2006 ("Term Loan B") and (c) a $35,000,000 Revolving Credit Facility which was reduced to $32,000,000 on July 31, 2003 maturing December 10, 2005 ("Revolving Credit Facility"). The Loan Facility was secured by a lien on all property and assets (tangible and intangible), all capital stock of existing and future subsidiaries (except for 35% of any foreign subsidiaries) and intercompany indebtedness. The Loan Facility contained certain restrictive covenants and financial ratio requirements, as defined in the Loan Facility's terms and conditions. Origination and other costs related to the Loan Facility incurred through December 31, 2002 of $7,258,000 were capitalized as deferred financing costs

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES and were being amortized over six years, the term of the Loan Facility. This facility was retired with proceeds from the August 20, 2003 refinancing.

     The Company paid a weighted-average interest rate under the Loan Facility of 6.06%, 6.53% and 8.36% for the years ended December 31, 2003, 2002 and 2001, respectively. The Loan Facility mandated quarterly principal prepayments for Term Loan A and Term Loan B totaling $3,799,000, $6,300,000 and $4,550,000 during 2003, 2002 and 2001, respectively.

     On December 10, 1999, the Company issued $40,000,000 of Subordinated Notes (the "Notes"), maturing December 15, 2009. The Notes were purchased by a group of investment companies led by Credit Suisse First Boston. In connection with the Notes offering, the Company granted to the holders of the Notes warrants to acquire 1,692,169 shares, as adjusted, of its common stock at $0.01 and warrants to acquire 1,880 shares of its Series A preferred stock at $0.01. The fair value of the common stock and Series A preferred stock warrants at the issue date was estimated to be approximately $1,015,000 and $1,880,000, respectively, and was treated as a discount and was being amortized over the life of the Notes to interest expense. The fair value of the common stock warrants was measured at the grant date using the Black-Scholes option pricing model. The fair value of the Series A preferred stock warrants was estimated based upon the redemption value discounted to present value of the Series A preferred stock. As part of the August 20, 2003 refinancing transaction, the Company canceled 1,880 warrants to purchase shares of the Series A preferred stock with an assigned value of approximately $1,880,000 and 1,692,169 warrants to purchase shares of common stock held by the senior subordinated noteholders in connection with the retirement of the Notes.

     The Company was required to issue Paid In Kind ("PIK") notes for interest payments made prior to December 10, 2004. Interest was due semi-annually on June 15 and December 15. The PIK notes accrued interest at a 14% rate and were added to the aggregate principal of the Notes, which was to mature on December 15, 2009.

     As required under the Loan Facility, which was retired on August 20, 2003, the Company prepared an annual calculation to determine if an excess cash payment was required. These payments were applied on a pro rata basis to the Term Loan A and Term Loan B. For the years ended December 31, 2003 and 2002 the required payment was approximately $6,182,000 and $6,200,000, respectively. No excess cash payment was required for the year ended December 31, 2001.

     On August 20, 2003, the Company entered into a $30,000,000 four-year and nine-month Senior Secured Revolving Credit Facility (the "Facility"), and a $100,000,000 five-year Senior Secured Term Loan (the "Term Loan") and issued $140,000,000 of 11 3/4% Senior Notes due 2011 (the "Senior Notes"). The Company used the net proceeds of these transactions to repay indebtedness under its Loan Facility and to redeem its then outstanding Notes. In connection with this refinancing, the Company incurred an early redemption premium of approximately $9,236,000 which was paid to the holders of the Notes and is included in other (income) expense in the accompanying consolidated statements of operations. As part of the redemption transaction, the Company cancelled 1,880 warrants for Series A preferred stock with an assigned value of approximately $1,880,000 and 1,692,169 warrants for common stock held by the holders of the Notes.

     The Company wrote-off approximately $3,188,000 of deferred financing costs associated with the repayment of the previous indebtedness which includes approximately $562,000 of costs incurred in the current year. The Company incurred an additional approximately $14,828,000 in fees associated with the August 20, 2003 refinancing transaction which is included in deferred financing costs in the accompanying consolidated balance sheets.

     On August 20, 2003, the Company entered into the Facility, consisting of a syndicate of lenders led by The Bank of New York and Bear Stearns & Co, Inc. The Facility matures on May 20, 2008 and is secured by a first lien on all property and assets (tangible and intangible), all capital stock of existing and future subsidiaries (except future excluded subsidiaries) and intercompany indebtedness. The Facility contains

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES certain restricted covenants and financial ratio requirements. As of December 31, 2003, our available borrowing capacity under the Facility, limited by such restrictive covenants, was approximately $19,200,000, no amounts had been drawn on the Facility.

     On August 20, 2003, the Company entered into the Term Loan, consisting of a syndicate of lenders led by Bear Stearns & Co. Inc. The Term Loan matures on August 20, 2008, is subordinate to the Revolving Credit Facility, and is secured by a second lien on all property and assets (tangible and intangible), all capital stock of existing and future subsidiaries (except future excluded subsidiaries) and intercompany indebtedness. The Term Loan contains certain restrictive covenants and debt incurrence tests. Interest is charged in accordance with a floating interest rate calculation based on the Eurodollar plus an applicable margin based on a graduated rate schedule. The Eurodollar rate calculation has a 2% floor. As of December 31, 2003, the interest rate in effect was 6.5%. The Term Loan mandates principal payments of $250,000 per quarter, which began on November 15, 2003, and will continue through maturity.

     On August 20, 2003, the Company issued Senior Notes, in a transaction led by Bear Stearns & Co. Inc. The Senior Notes mature on August 15, 2011, and are subordinate to the Term Loan. The Senior Notes contain certain restrictive covenants and debt incurrence tests. Interest is incurred at a rate of 11 3/4% with payments due semi-annually on February 15, and on August 15. The initial interest payment commences on February 15, 2004.

     The following table shows the required future repayments under the Company's current financing arrangements as of December 31, 2003:

Year ending December 31:
  2004......................................................   $  1,000,000
  2005......................................................      1,000,000
  2006......................................................      1,000,000
  2007......................................................      1,000,000
  Thereafter................................................    235,750,000
                                                               ------------
Total.......................................................   $239,750,000
                                                               ============

12.  EQUITY AND REDEEMABLE PREFERRED STOCK

     On December 10, 1999, the Company issued 22,476 shares of voting Series A preferred stock (the "Preferred A"). The Preferred A has a liquidation value of $1,000 per share plus any accrued but unpaid dividends. The Preferred A accrues quarterly cumulative dividends at an annual rate of 8%. Beginning on December 31, 2019, any Preferred A holder may require the Company to redeem the outstanding Preferred A shares held by that holder, at a redemption price equal to $1,000 per share plus any accrued but unpaid dividends. Each holder of a share of Preferred A is entitled to one vote per share. The initial carrying value of the Preferred A was approximately $22,273,000 and the Company will accrete to the aggregate liquidation value of $22,476,000 through December 19, 2019, the date shareholders can require redemption.

     On December 10, 1999, the Company issued 2,400,000 shares of nonvoting Series B senior preferred stock (the "Preferred B"), warrants to acquire 3,333,861 shares, as adjusted, of common stock at $.01 per share, and warrants to acquire 3,458 shares of Preferred A at $.01 per share, for aggregate proceeds of $60,000,000.

     The Preferred B has a liquidation value of $25 per share plus any accrued but unpaid dividends. The Preferred B accrues quarterly cumulative dividends at an annual rate of 16% beginning December 10, 2004. Prior to that date, dividends are to be added to the carrying value of the Preferred B shares. If after December 10, 2004, the Company fails to pay four consecutive or six quarterly dividends for any reason, the

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES holders of the Preferred B shall be entitled to elect one additional director to serve on the Company's Board of Directors.

     The Preferred B requires a mandatory redemption on December 10, 2011 at its liquidation value, plus any accrued but unpaid dividends. Beginning on December 10, 2004, the Company may redeem the Preferred B at 110% of its liquidation value, plus any accrued but unpaid dividends. The redemption price periodically declines, each year until 2008, to 100% of its liquidation value plus any accrued but unpaid dividends. The initial carrying value of the Preferred B was approximately $53,860,000, which was net of approximately $816,000 of issuance costs, which were incurred in connection with the issuance of the Preferred B shares. The issuance costs will be amortized through December 10, 2011 and the Company will accrete to the mandatory redemption price of $25 per share (the liquidation value) on the Preferred B through December 10, 2011.

     Upon a change of control of the Company, as defined, after December 10, 2002, to the extent the Company shall have funds legally available, the Company is required to offer to redeem the Preferred B shares at 108% of the liquidation value plus any accrued but unpaid dividends. The redemption price periodically declines, each year until 2008, to 100% of its liquidation value plus any accrued but unpaid dividends.

     As noted above, the Preferred B was issued along with 3,333,861 warrants to acquire the Company's common stock and 3,458 warrants to acquire Preferred A which were valued on December 10, 1999 at approximately $1,866,000 and $3,458,000, respectively, all of which were exercisable upon issuance at $0.01 and have an expiration date of December 10, 2011. The fair value of the common stock warrants was estimated at the grant date using the Black-Scholes option-pricing model. The fair value of the Preferred A warrants was estimated based upon the redemption value discounted to present value of the Preferred A.

     The following table summarizes the Preferred A and Preferred B:

                                                                DECEMBER 31, 2003
                                                            --------------------------
                                                            PREFERRED A   PREFERRED B
                                                            -----------   ------------
Issuance..................................................  $22,476,000   $ 60,000,000
Accrued dividends.........................................    8,527,000     53,428,000
                                                            -----------   ------------
Liquidation value.........................................   31,003,000    113,428,000
Discount recorded on issuance.............................     (203,000)            --
Issuance of 3,458 warrants for Series A Preferred.........    3,458,000     (3,458,000)
Issuance of 3,333,861 warrants for common stock...........           --     (1,866,000)
Stock issuance costs......................................           --       (816,000)
Accumulated accretion of discount.........................       41,000      2,076,000
                                                            -----------   ------------
                                                            $34,299,000   $109,364,000
                                                            ===========   ============

     The Company has 30,000,000 shares of common stock authorized for issuance. As of December 31, 2002 and 2003 the Company has 20,000,000 shares issued and outstanding, 2,400,000 shares reserved for the exercise and issuance of stock options and 3,333,861 shares reserved for the conversion of warrants.

13.  STOCK OPTION PLAN

     The Company's 2000 Stock Option and Incentive Plan (the "Plan") was approved by the Company's Board of Directors and stockholders in December 1999, and provided for the issuance of up to 1,200,000 options to purchase shares of common stock. In December 2001, the Company's Board of Directors and stockholders approved an increase in the number of shares of common stock reserved under the Plan from 1,200,000 to 2,400,000 shares. The Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code to employees of the Company (including officers and employee directors), as well as non-qualified stock options to employees and consultants to the Company. The Plan also allows for restricted and unrestricted stock awards.

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

     The Plan is administered by the Company's Board of Directors (the "Board"). The Board has the right, in its discretion, to select the individuals eligible to receive awards, determine the terms and conditions of the awards granted, accelerate the vesting schedule of any award and generally administer and interpret the Plan. They also have the right to adjust the exercise price after a reorganization, recapitalization, stock split or similar change in the Company's common stock.

     The Company issues time-based stock options which are generally subject to a three-year vesting schedule. Time-based options vest in annual installments of 20%, 30% and 50% on the first, second and third anniversary of the grant date, respectively. All options expire ten years from the date of grant and may be exercised for specific periods after the termination of the optionee's employment or other service relationship with the Company.

     Transaction activity with respect to the Plan is as follows:

                                                                             WEIGHTED
                                                              NUMBER OF      AVERAGE
                                                               SHARES     EXERCISE PRICE
                                                              ---------   --------------
Balance as of January 1, 2001...............................    620,400       $3.41
  Granted in 2001...........................................    386,900        5.20
  Forfeited in 2001.........................................   (171,600)       3.81
  Cancelled in 2001.........................................         --          --
                                                              ---------       -----
Balance as of December 31, 2001.............................    835,700        4.16
  Granted in 2002...........................................    855,250        1.59
  Forfeited in 2002.........................................    (11,000)       2.48
  Cancelled in 2002.........................................   (835,700)       4.16
                                                              ---------       -----
Balance as of December 31, 2002.............................    844,250        1.58
  Granted in 2003...........................................    738,500        2.79
  Forfeited in 2003.........................................   (159,750)       1.54
  Cancelled in 2003.........................................    (88,800)       2.84
                                                              ---------       -----
Balance as of December 31, 2003.............................  1,334,200       $1.61
                                                              =========       =====

     The following table summarizes the Company's outstanding and exercisable stock options as of December 31, 2003:

                                            OPTIONS        WEIGHTED-AVERAGE        OPTIONS
                                       OUTSTANDING AS OF      REMAINING       EXERCISABLE AS OF
EXERCISE PRICE                         DECEMBER 31, 2003   CONTRACTUAL LIFE   DECEMBER 31, 2003
--------------                         -----------------   ----------------   -----------------
$0.83................................        219,000          7.5 years            219,000
 1.19................................        212,000          4.8 years            212,000
 2.48................................        281,000          6.2 years            129,251
 2.84................................        622,200          7.7 years            118,500
                                           ---------                               -------
                                           1,334,200                               678,751
                                           =========                               =======

     Since the Company's common stock is not publicly traded, the value of the options granted in 2003 and 2002 were measured using the minimum value method using a risk-free interest rate of 3.79% and 4%, an expected dividend yield of zero and zero, and an expected life of the options of six years and six years, respectively. All of the options granted in 2003 had a weighted-average fair value of $0. Of the options granted in 2002, 290,650 had a weighted-average fair value of $0.18 and 564,600 had a de minimus weighted-average fair value. On January 1, 2002, the Company cancelled all of its then outstanding stock options.

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

     Prior to the adoption of SFAS No. 123, the Company accounted for the Plan under the provisions of APB No. 25. The value of the options at the date of grant was measured using the minimum value method using a risk-free interest rate of 4% in 2001, expected dividend yield of zero, and an expected life of the options of three years. The weighted-average fair value of the options granted was $0.59 for the year ended December 31, 2001.

14.  COMMITMENTS

     The Company has leased facilities in the states of New York, Alabama, Maryland, Massachusetts, Pennsylvania and the United Kingdom. The aggregate future minimum lease payments under non-cancelable operating leases that have initial or remaining lease terms in excess of one year as of December 31, 2003 are as follows:

                                                             OCCUPANCY SPACE   EQUIPMENT
                                                             ---------------   ---------
Year ending December 31:
  2004.....................................................    $2,260,000      $192,000
  2005.....................................................     1,694,000       143,000
  2006.....................................................     1,165,000       113,000
  2007.....................................................     1,033,000        24,000
  2008.....................................................         7,000         8,000
                                                               ----------      --------
Total minimum payments.....................................    $6,159,000      $480,000
                                                               ==========      ========

     Rent expense on the occupied space for the years ended December 31, 2003, 2002 and 2001 was approximately $2,518,000, $2,299,000 and $2,254,000, respectively. Expenses relating to equipment leases for the years ended December 31, 2003, 2002 and 2001 was approximately $241,000, $149,000 and $229,000, respectively.

     From time to time, the Company may be involved in various litigation relating to claims which have arisen in the ordinary course of its business. In the opinion of management, the outcome of any such litigation will not have a material adverse impact on the Company's financial position or results of operations.

15.  SAVINGS PLAN

     The Company has a defined contribution plan for eligible employees under
Section 401(k) of the internal revenue code. The Haights Cross Communications, Inc. 401(k) Savings Plan ("Savings Plan") provides for eligible employees to contribute up to 15% of eligible compensation with a Company match of 50% of the first 6% of employee contributions. All employees are eligible to participate in the Savings Plan after reaching age 21 and completing 1,000 hours of service within a calendar year. The Company may, at its discretion, make additional contributions to the Savings Plan, on a pro rata basis. Participants vest under five-year graded vesting in the Company match and 100% in their own contributions to the Savings Plan. Distributions can be paid either in a lump sum or monthly installments.

     The Company's contributions and administrative fees were approximately $499,000, $487,000 and $527,000 for the years ended December 31, 2003, 2002 and
2001, respectively.

16.  DISCONTINUED OPERATIONS

  NEWBRIDGE CONTINUITIES BUSINESS

     In December 1999, the Company's Board of Directors adopted a formal plan to terminate the Newbridge educational continuities business. The educational continuities business sold educational materials, primarily

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES to teachers, on an enrollment basis. The Company fulfilled all remaining enrollments in July 2001. The results of operations of the continuities business have been classified as discontinued operations in the accompanying consolidated statement of operations. For the years ended December 31, 2003, 2002 and 2001, the continuities business had revenue of $0, $0 and approximately $788,000, respectively. For the years ended December 31, 2003, 2002 and 2001, the continuities business had income from operations of discontinued operations of approximately $200,000, $0 and $241,000, respectively. As of December 31, 2001, there were no remaining assets in the continuities business. As of December 31, 2003, there was a remaining accrued liability of approximately $64,000, which represented certain invoices being disputed with a vendor.

  TRIUMPH LEARNING SOFTWARE

     In March 2002, the Company adopted a formal plan to discontinue the operations of its subsidiary, Triumph Learning Software ("Triumph Software") by April 30, 2002, or as soon as practicable thereafter. Triumph Software was in the business of developing and selling state-specific test preparation software materials for 4th to 8th grade students. The results of operations of Triumph Software have been classified as discontinued operations in the accompanying consolidated statements of operations in accordance with FASB No. 144. In July 2002, the operations of Triumph Software were completely shutdown.

     For the years ended December 31, 2002 and 2001, Triumph Software had revenue of approximately $0 and $175,000. For the years ended December 31, 2002 and 2001, Triumph Software had losses from operations of discontinued operations of approximately $2,066,000 and $2,995,000, respectively. The 2002 loss includes losses related to the shutdown.

     As of December 31, 2001, Triumph Software had approximately $462,000 in total assets, which included $156,000 in net receivables, $223,000 in pre-publication costs, and $83,000 in fixed and other assets; liabilities at that date were approximately $980,000, which included $840,000 in payables and accrued liabilities and $140,000 of deferred subscription revenue. Triumph Software had no remaining assets or liabilities as of December 31, 2002.

  CORIOLIS

     In December 2001, the Company adopted a formal plan to discontinue the operations of its subsidiary, The Coriolis Group ("Coriolis"), by March 31, 2002, or as soon as practicable thereafter. Coriolis published and distributed software certification training and technical references for web developers, programmers, and professionals. In April 2002, the operations of Coriolis were completely shutdown. The results of operations of Coriolis have been classified as discontinued operations in the accompanying consolidated statements of operations.

     For the years ended December 31, 2003, 2002 and 2001, Coriolis had revenue of approximately $0, $2,151,000 and $13,200,000, respectively. For the year ended December 31, 2003, Coriolis had income from operations of discontinued operations of approximately $220,000 for the receipt of royalty payments. For the year ended December 31, 2002, Coriolis had income from operations of discontinued operations of approximately $4,629,000, which included the reversal of approximately $5,626,000 of accrued liabilities, as certain contractual obligations and other liabilities were settled for less than was estimated during 2001. For the year ended December 31, 2001, Coriolis had a loss from operations of discontinued operations of approximately $24,869,000, which included (i) the write-down of receivables, inventory, fixed assets, product development costs and other assets, to their estimated net realizable values;
(ii) other related disposal costs aggregating approximately $4,600,000; and
(iii) the complete write-off of the remaining net book value of goodwill of approximately $7,900,000. As of December 31, 2001, the Company recorded an estimated loss on disposal of approximately $2,183,000 for estimated operating losses it believed would be incurred by Coriolis in 2002, prior to shutdown.

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

     In 2001, prior to the adoption of the formal plan to discontinue Coriolis, a head count reduction was carried out which resulted in approximately $1,900,000 of severance costs, of which approximately $1,500,000 was unpaid as of December 31, 2001. These costs were included in the 2001 results of Coriolis and were paid in 2002.

     As of December 31, 2002, there were no remaining assets or liabilities in Coriolis. The assets and liabilities of Coriolis as of December 31, 2001, were as follows:

                                                               DECEMBER 31,
                                                                   2001
                                                               ------------
Accounts receivable, net....................................    $  363,000
Inventory, net..............................................       502,000
Royalty advances............................................       198,000
Pre-publication costs, net..................................       439,000
Fixed and other assets, net.................................       137,000
                                                                ----------
Total assets................................................    $1,639,000
                                                                ==========
Accounts payable............................................    $  652,000
Accrued liabilities.........................................     6,469,000
                                                                ----------
Total liabilities...........................................    $7,121,000
                                                                ==========

  ANDREWS COMMUNICATIONS

     In November 2002, the Company adopted a formal plan to sell its subsidiary, Andrews Communications, LLC, including its Oakstone Legal and Business and Andrews Publishing divisions (collectively referred to herein as "Andrews Communications"), which publish legal newsletters, books, reports, and related publications to attorneys, law firms, employment professionals, and others. In November 2002, the Company distributed to prospective purchasers an offering memorandum for Andrews Communications. As a result of these actions, Andrews Communications was considered to be held for sale as of December 31, 2002, in accordance with FASB No. 144. The carrying amounts of the assets and liabilities of Andrews Communications did not require adjustment to fair value. The results of operations of Andrews Communications have been classified as discontinued operations in the accompanying consolidated statements of operations. The assets and liabilities of Andrews Communications have been segregated and presented as held for sale in the accompanying consolidated balance sheets.

     In 2002, prior to the formal plan to sell Andrews Communications, the Company recorded an impairment loss on goodwill in Andrews Communications of approximately $6,667,000 (see Note 8), which is presented as a cumulative effect of accounting change in the accompanying consolidated statements of operations. For the year ended December 31, 2003, Andrews Communications had revenues of approximately $2,007,000 and a loss from operations of discontinued operations of approximately $225,000. For the year ended December 31, 2002, Andrews Communications had revenue of approximately $7,706,000 and income from operations of discontinued operations of approximately $1,227,000. For the year ended December 31, 2001, Andrews Communications had revenue of approximately $7,698,000 and loss from operations of discontinued operations of approximately $834,000.

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

     The assets (excluding cash) and liabilities of Andrews Communications as of December 31, 2002, which are presented in the accompanying consolidated balance sheets as aggregated assets and liabilities held for sale, are as follows:

                                                               DECEMBER 31,
                                                                   2002
                                                               ------------
Accounts receivable, net....................................   $   489,000
Inventory, net..............................................        98,000
Pre-publication costs, net..................................        80,000
Direct response advertising, net............................     2,489,000
Goodwill....................................................     6,841,000
Property and equipment and other assets, net................       297,000
                                                               -----------
Total assets................................................   $10,294,000
                                                               ===========
Accounts payable and accrued liabilities....................   $   212,000
Deferred subscription revenue...............................     2,655,000
                                                               -----------
Total liabilities...........................................   $ 2,867,000
                                                               ===========

     On March 31, 2003 and May 30, 2003, in two separate transactions, the Company sold the assets of its subsidiary Andrews Communications for gross proceeds of $7,991,000 and net proceeds of $7,550,000. There was no gain or loss recognized on the sale. On May 30, 2003, in conjunction with the second transaction, we recorded a loss on sale of approximately $911,000. There were no remaining assets or liabilities in Andrews Communications as of December 31, 2003.

  TRIUMPH LEARNING COLLEGE

     On March 29, 2002, the Company adopted a formal plan to sell its subsidiary Triumph Learning College ("Triumph College"). Triumph College is a publisher of SAT, ACT, and PSAT test preparation materials for high school students. The results of operations of Triumph College have been classified as discontinued operations in the accompanying consolidated statements of operations in accordance with FASB No. 144.

     The sale of Triumph College was completed on July 31, 2002, in the form of an asset purchase agreement. In consideration of the sale the Company received a $3,000,000 Senior Secured Promissory Note (the "Note"), which is payable on July 31, 2012, together with any accrued interest. The Note bears interest at the prime rate, as defined in the agreement, plus 2%, beginning on July 31, 2004, on both the unpaid principal amount and any accrued and unpaid interest thereon. The Note does not pay interest until 2004 therefore, the Company recorded a discount of approximately $376,000 on the Note, which will be amortized to interest income quarterly over the period from July 31, 2002 through July 31, 2004. The interest rate on the Note is subject to an annual increase or decrease of no more than 1%, up to a maximum of 9%. The Note is secured by a first priority lien on the assets of the purchaser and requires mandatory repayment of all principal and accrued interest upon certain events, including the sale of the business to any third party.

     For the years ended December 31, 2002 and 2001, Triumph College had revenue of approximately $846,000 and $2,400,000, respectively. For the years ended December 31, 2002 and 2001, Triumph College had losses from operations of discontinued operations of approximately $346,000 and $1,134,000, respectively. In 2002, the Company incurred a loss on sale of approximately $1,678,000. Triumph College had no remaining assets or liabilities as of December 31, 2002.

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

17.  RESTRUCTURING CHARGES

     During 2001, the Company streamlined its operating units with the objective of reducing operating costs. In connection with this objective, the Company recorded a restructuring charge of approximately $3,088,000, primarily relating to (i) the severance of approximately 86 employees, (ii) the integration of recently acquired Audio Adventures with the operations of Recorded Books and
(iii) consulting costs incurred relating to the development of plans to consolidate various subsidiary warehouses and other corporate synergy initiatives. As of December 31, 2001, approximately $1,500,000 of the charge remained unpaid, which represented unpaid severance and lease commitments, which are included in accrued liabilities in the accompanying consolidated balance sheets. During 2002, approximately $1,339,000 was paid and $125,000 of the accrual was reversed. As of December 31, 2002, $36,000 of the accrued liability remained unpaid. During 2003, approximately $18,000 was paid and the remaining accrual was reversed.

     During the fourth quarter of 2002, the Company initiated an operations consolidation project under which it will consolidate the warehousing and order fulfillment functions of its Triumph Learning, Chelsea House, Sundance, and Newbridge subsidiaries at a new warehouse facility. The customer service functions of Triumph Learning, Sundance, and Newbridge will also be combined. The objective of the warehouse consolidation is to reduce payroll costs and avoid expected increases in lease costs, while providing faster and more accurate order and delivery services. In January 2003, the Company signed a lease for the new warehouse facility and substantially completed the project in 2003. In connection with this effort, the Company expects to record a total restructuring charge of approximately $2,430,000. In accordance with SFAS No. 146, these costs were not accrued as of December 31, 2002.

     Operations consolidation project restructuring activity by type for the year ended December 31, 2003 follows:

                                         ACCRUED                                                    ACCRUED
                                      RESTRUCTURING                                              RESTRUCTURING
                         AMOUNT      LIABILITY AS OF   RESTRUCTURING                            LIABILITY AS OF
                       EXPECTED TO    DECEMBER 31,      EXPENSE IN     CASH PAID                 DECEMBER 31,
                       BE INCURRED        2002             2003         IN 2003     REVERSALS        2003
                       -----------   ---------------   -------------   ----------   ---------   ---------------
Severance and
  related............  $  600,000        $   --         $  584,000     $  480,000   $  1,000       $103,000
Lease terminations
  costs..............     730,000            --            607,000        368,000     84,000        155,000
Relocation and
  other..............   1,100,000            --          1,066,000      1,001,000     32,000         33,000
                       ----------        ------         ----------     ----------   --------       --------
                       $2,430,000        $   --         $2,257,000     $1,849,000   $117,000       $291,000
                       ==========        ======         ==========     ==========   ========       ========

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

     Operations consolidation project restructuring activity by segment for the year ended December 31, 2003 follows:

                                         ACCRUED                                                      ACCRUED
                                      RESTRUCTURING                                                RESTRUCTURING
                         AMOUNT      LIABILITY AS OF   RESTRUCTURING                              LIABILITY AS OF
                       EXPECTED TO    DECEMBER 31,      EXPENSE IN     CASH PAID IN                DECEMBER 31,     HEADCOUNT
                       BE INCURRED        2002             2003            2003       REVERSALS        2003         REDUCTION
                       -----------   ---------------   -------------   ------------   ---------   ---------------   ---------
Sundance/Newbridge...  $  750,000         $  --         $  652,000      $  546,000    $ 13,000       $ 93,000           3
Chelsea House........   1,000,000            --            903,000         705,000          --        198,000          17
Triumph Learning.....     560,000            --            582,000         479,000     103,000             --          13
Corporate............     120,000            --            120,000         119,000       1,000             --           1
                       ----------         -----         ----------      ----------    --------       --------          --
                       $2,430,000         $  --         $2,257,000      $1,849,000    $117,000       $291,000          34
                       ==========         =====         ==========      ==========    ========       ========          ==

18.  SEGMENT REPORTING

     The Company is a creator, publisher and marketer of products for the education and library publishing markets. The Company has five operating business segments which are regularly reviewed by the chief operating decision-maker concerning the allocation of resources and assessing performance.

     The information presented below includes certain expense allocations between the corporate office and the operating business segments and is therefore not necessarily indicative of the results that would be achieved had these been stand-alone businesses. Corporate general and administrative expenses consist of general corporate administration expenses not allocated to the operating business segments. Capital expenditures include expenditures for property and equipment and pre-publication costs. Corporate capital expenditures include capital expenditures of discontinued and held for sale operations. The accounting policies of the business segments are the same as those described in the summary of significant accounting policies (see Note 1).

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

     The results of operations and other data for the five operating segments and corporate for the years ending December 31, 2003, 2002 and 2001 are as follows:

                                                                  TOTAL                             TOTAL
                                                               EDUCATIONAL                         LIBRARY
                             SUNDANCE/   TRIUMPH               PUBLISHING    RECORDED   CHELSEA   PUBLISHING
                             NEWBRIDGE   LEARNING   OAKSTONE      GROUP       BOOKS      HOUSE      GROUP
                             ---------   --------   --------   -----------   --------   -------   ----------
                                                             (IN THOUSANDS)
2003
Revenue.....................  $44,763    $25,171    $18,188     $ 88,122     $61,137    $12,784    $ 73,921
Cost of good sold...........   11,585      5,740      4,826       22,151      23,774      3,275      27,049
Marketing and sales.........   11,427      5,883      4,999       22,309      10,594      2,560      13,154
Fulfillment and
  distribution..............    3,494      1,981      1,601        7,076       3,435      1,184       4,619
General and
  administrative............    3,621      3,845      2,038        9,504       4,570      2,895       7,465
Amortization of
  pre-publication costs.....    2,228      1,565        264        4,057       2,778(a)   2,302       5,080
Depreciation and
  amortization of property
  and equipment.............      562        101        557        1,220         659        125         784
                              -------    -------    -------     --------     -------    -------    --------
Income (loss) from
  operations................  $11,846    $ 6,056    $ 3,903     $ 21,805     $15,327    $   443    $ 15,770
                              =======    =======    =======     ========     =======    =======    ========
Interest expense............  $ 2,567    $ 3,755    $ 2,272     $  8,594     $ 6,076    $ 3,576    $  9,652
Capital
  expenditures -- property
  and equipment.............    1,418         69        310        1,797         935        162       1,097
Capital expenditures -- pre-
  publication costs.........    4,780      1,743        195        6,718       4,115      3,218       7,333
Goodwill....................   24,393     20,612     15,487       60,492      64,513         --      64,513
Total assets................   48,408     30,688     26,099      105,195      93,701     16,136     109,837
2002
Revenue.....................  $42,656    $21,682    $18,297     $ 82,635     $65,451    $15,056    $ 80,507
Cost of good sold...........   10,203      5,223      4,922       20,348      26,076      3,902      29,978
Marketing and sales.........   10,282      5,467      4,607       20,356      10,227      2,433      12,660
Fulfillment and
  distribution..............    2,618      1,770      1,600        5,988       3,369      1,051       4,420
General and
  administrative............    3,280      2,211      1,705        7,196       4,181      2,095       6,276
Amortization of
  pre-publication costs.....    1,830      1,105        243        3,178       2,133      1,695       3,828
Depreciation and
  amortization of property
  and equipment.............      449         97        489        1,035         554         72         626
                              -------    -------    -------     --------     -------    -------    --------
Income (loss) from
  operations................  $13,994    $ 5,809    $ 4,731     $ 24,534     $18,911    $ 3,808    $ 22,719
                              =======    =======    =======     ========     =======    =======    ========
Interest expense............  $ 4,611    $ 4,370    $ 2,657     $ 11,638     $ 7,949    $ 4,285    $ 12,234
Capital
  expenditures -- property
  and equipment.............      310         54        436          800         977         89       1,066
Capital expenditures -- pre-
  publication costs.........    3,467      1,868        110        5,445       2,785      3,485       6,270
Goodwill....................   24,393     20,612     15,487       60,492      64,513         --      64,513
Total assets................   44,630     30,562     26,158      101,350      95,244     14,875     110,119


                              CORPORATE   CONSOLIDATED
                              ---------   ------------
                                   (IN THOUSANDS)
2003
Revenue.....................   $    --      $162,043
Cost of good sold...........        --        49,200
Marketing and sales.........        --        35,463
Fulfillment and
  distribution..............        --        11,695
General and
  administrative............     4,263        21,232
Amortization of
  pre-publication costs.....        --         9,137
Depreciation and
  amortization of property
  and equipment.............       220         2,224
                               -------      --------
Income (loss) from
  operations................   $(4,483)     $ 33,092
                               =======      ========
Interest expense............   $ 1,682      $ 19,928
Capital
  expenditures -- property
  and equipment.............        83         2,977
Capital expenditures -- pre-
  publication costs.........        --        14,051
Goodwill....................        --       125,005
Total assets................    50,490       265,522
2002
Revenue.....................   $    --      $163,142
Cost of good sold...........        --        50,326
Marketing and sales.........        --        33,016
Fulfillment and
  distribution..............        --        10,408
General and
  administrative............     8,509        21,981
Amortization of
  pre-publication costs.....        --         7,006
Depreciation and
  amortization of property
  and equipment.............       356         2,017
                               -------      --------
Income (loss) from
  operations................   $(8,865)     $ 38,388
                               =======      ========
Interest expense............   $(5,879)     $ 17,993
Capital
  expenditures -- property
  and equipment.............       178         2,044
Capital expenditures -- pre-
  publication costs.........       703(b)     12,418
Goodwill....................        --       125,005
Total assets................    19,767       231,236

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

                                                                  TOTAL                             TOTAL
                                                               EDUCATIONAL                         LIBRARY
                             SUNDANCE/   TRIUMPH               PUBLISHING    RECORDED   CHELSEA   PUBLISHING
                             NEWBRIDGE   LEARNING   OAKSTONE      GROUP       BOOKS      HOUSE      GROUP
                             ---------   --------   --------   -----------   --------   -------   ----------
                                                             (IN THOUSANDS)
2001
Revenue.....................  $41,948    $19,479    $16,441     $ 77,868     $51,964    $18,713    $ 70,677
Cost of good sold...........   10,797      4,870      4,873       20,540      18,658      4,342      23,000
Marketing and sales.........   10,852      4,853      4,677       20,382       9,690      2,605      12,295
Fulfillment and
  distribution..............    2,709      2,036      1,608        6,353       2,736      1,249       3,985
General and
  administrative............    4,879      2,737      2,044        9,660       5,430      2,050       7,480
Amortization of
  pre-publication costs.....    2,111      1,100        245        3,456       1,465      1,750       3,215
Depreciation and
  amortization of property
  and equipment.............      417        131        470        1,018         459         53         512
Amortization of goodwill....    1,997      2,515      1,467        5,979       4,517      2,303       6,820
                              -------    -------    -------     --------     -------    -------    --------
Income (loss) from
  operations................  $ 8,186    $ 1,237    $ 1,057     $ 10,480     $ 9,009    $ 4,361    $ 13,370
                              =======    =======    =======     ========     =======    =======    ========
Interest expense............  $ 4,512    $ 4,370    $ 2,657     $ 11,539     $ 7,343    $ 4,285    $ 11,628
Capital
  expenditures -- property
  and equipment.............      365        180        987        1,532       1,192         74       1,266
Capital expenditures -- pre-
  publication costs.........    3,116      2,145        229        5,490       2,678      2,705       5,383
Total assets................  $42,755    $41,552    $26,524     $110,831     $89,696    $44,599    $134,295


                              CORPORATE   CONSOLIDATED
                              ---------   ------------
                                   (IN THOUSANDS)
2001
Revenue.....................   $    --      $148,545
Cost of good sold...........        --        43,540
Marketing and sales.........        --        32,677
Fulfillment and
  distribution..............        --        10,338
General and
  administrative............     6,920        24,060
Amortization of
  pre-publication costs.....        --         6,671
Depreciation and
  amortization of property
  and equipment.............       264         1,794
Amortization of goodwill....        --        12,799
                               -------      --------
Income (loss) from
  operations................   $(7,184)     $ 16,666
                               =======      ========
Interest expense............   $(3,143)     $ 20,024
Capital
  expenditures -- property
  and equipment.............       834         3,632
Capital expenditures -- pre-
  publication costs.........     2,726(b)     13,599
Total assets................   $35,821      $280,947

---------------

(a) Includes an impairment charge on pre-publication costs of approximately $369,000.

(b) Represents capital expenditures for operations of discontinued operations.

19.  SUBSEQUENT EVENTS (UNAUDITED)

     In January 2004, DLJ Merchant Banking Partners II, L.P. and its affiliates returned to the Company for cancellation 104,770 shares of Series B senior preferred stock having a liquidation value of $5,000,000, warrants to purchase 778 shares of Series A preferred stock and warrants to purchase 743,148 shares of common stock.

     In February 2004, the Company completed a $135,000,000 12 1/2% Senior Discount Notes ("Senior Notes") offering, due August 15, 2011, receiving net proceeds of approximately $73,653,000. Interest will accrete through February 1, 2009. Thereafter, cash interest on the Senior Notes will accrue and be payable semiannually in arrears on February 1, and August 1 of each year commencing on August 1, 2009, through maturity. The Company used a portion of the proceeds from the sale of the Senior Notes to repurchase 295,000 outstanding shares of Series B senior preferred stock with a carrying value of approximately $14,140,000 at 99%. In connection with this repurchase 467 Series A preferred stock warrants and 451,666 common stock warrants were returned to the Company for cancellation. The Company also used a portion of the proceeds to pay transaction fees and expenses of approximately $3,240,000 relating to the sale of the Senior Notes. The Company intends to use the remaining proceeds to fund future acquisitions and for general corporate purposes.

              HAIGHTS CROSS COMMUNICATIONS, INC. -- PARENT COMPANY

                 SCHEDULE I -- CONDENSED FINANCIAL INFORMATION

CONDENSED BALANCE SHEETS

                                                               AS OF DECEMBER 31,
                                                              ---------------------
                                                                2003        2002
                                                              ---------   ---------
                                                                 (IN THOUSANDS)
                                      ASSETS
Current assets..............................................  $      --   $      --
Investment in subsidiary....................................         --          --
                                                              ---------   ---------
  Total assets..............................................  $      --   $      --
                                                              =========   =========

                       LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities.........................................  $      --   $      --
Deficit of investment in consolidated subsidiary............     12,691       9,244
Redeemable preferred stock..................................    143,663     126,191
Stockholders' deficit:
  Common stock..............................................         20          20
  Accumulated deficit.......................................   (156,374)   (135,455)
                                                              ---------   ---------
  Total stockholders' deficit...............................   (156,354)   (135,435)
                                                              ---------   ---------
  Total liabilities and stockholders' deficit...............  $      --   $      --
                                                              =========   =========

CONDENSED STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               2003       2002       2001
                                                              -------   --------   --------
                                                                     (IN THOUSANDS)
Revenues....................................................  $    --   $     --   $     --
General and administrative expenses.........................       --         --         --
                                                              -------   --------   --------
Operating income............................................       --         --         --
Equity in net loss of subsidiary............................   (1,866)   (27,752)   (37,092)
                                                              -------   --------   --------
Net loss....................................................  $(1,866)  $(27,752)  $(37,092)
                                                              =======   ========   ========

CONDENSED STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                              2003    2002    2001
                                                              -----   -----   -----
                                                                 (IN THOUSANDS)
Cash provided by (used in):
Operating activities........................................  $ --    $ --    $  --
Investing activities........................................    --      --       --
Financing activities........................................    --      --       --
                                                              -----   -----   -----
Cash at the end of the year.................................  $ --    $ --    $  --
                                                              =====   =====   =====

1.  BASIS OF PRESENTATION

     Haights Cross Communications, Inc. is a holding company, the principal asset of which consists of 100% of the outstanding capital stock of Haights Cross Operating Company ("HCOC"), our wholly-owned subsidiary. In the accompanying parent-company-only financial statements, our investment in HCOC is stated at cost plus equity in undistributed earnings (losses) of HCOC. Our share of net loss of HCOC is included in the condensed statements of operations using the equity method. These parent-company-only financial statements should be read in conjunction with our Consolidated Financial Statements.

     In 2002, HCOC recognized approximately $52,000 in compensation expense and a likewise increase to its additional paid-in-capital relating to stock options granted to HCOC employees by the parent. The parent treated the grant of stock options to HCOC as an addition to its investment in HCOC.

              HAIGHTS CROSS COMMUNICATIONS, INC. AND SUBSIDIARIES

            SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNT SUMMARY

FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001:

                                                              ADDITIONS
                                            ----------------------------------------------
                              BALANCE AT    CHARGED TO                        CHARGED TO
                             BEGINNING OF    COSTS AND                          OTHER                       BALANCE AT
                                 YEAR        EXPENSES                          ACCOUNTS                    END OF YEAR
                             ------------   -----------                     --------------   DEDUCTIONS    ------------
DESCRIPTION                    (CREDIT)      (CREDIT)     ACQUISITIONS(1)   DEBIT/(CREDIT)     DEBIT         (CREDIT)
-----------                  ------------   -----------   ---------------   --------------   ----------    ------------
YEAR ENDED DECEMBER 31,
  2003:
  Allowance for doubtful
    accounts and returns...  $ (4,275,000)    3,501,000            --              --        3,925,000(2)  $ (3,851,000)
  Allowance for valuation
    of deferred tax
    asset..................  $(33,736,000)           --            --              --          385,000(6)  $(33,351,000)
  Allowance for inventory
    obsolescence...........  $ (2,210,000)   (1,035,000)           --              --        1,601,000(3)  $ (1,644,000)
YEAR ENDED DECEMBER 31,
  2002:
  Allowance for doubtful
    accounts and returns...  $ (4,935,000)   (2,189,000)           --              --        2,849,000(5)  $ (4,275,000)
  Allowance for valuation
    of deferred tax
    asset..................  $(21,066,000)  (12,670,000)           --              --               --     $(33,736,000)
  Allowance for inventory
    obsolescence...........  $ (5,835,000)     (403,000)      188,000              --        3,840,000(3)  $ (2,210,000)
YEAR ENDED DECEMBER 31,
  2001:
  Allowance for doubtful
    accounts and returns...  $ (4,045,000)   (3,434,000)      (50,000)             --        2,594,000(4)  $ (4,935,000)
  Allowance for valuation
    of deferred tax
    asset..................  $ (6,391,000)  (14,675,000)           --              --               --     $(21,066,000)
  Allowance for inventory
    obsolescence...........  $ (7,497,000)   (2,632,000)     (188,000)             --        4,482,000(3)  $ (5,835,000)

---------------

(1) Relates to the acquisitions of Recorded Books and Audio Adventures.

(2) Relates to account write-offs under continuing operations.

(3) Relates to the destruction of obsolete inventory.

(4) $0.7 million relates to discontinued operations, $1.9 million relates to account write-offs under continuing operations.

(5) $0.4 million relates to discontinued operations, $1.1 million relates to reversal of reserve upon the signing of a contract to enact a non-returnable clause on sales of certain titles and $1.3 million relates to account write-offs under continuing operations.

(6) Relates to the reduction of net deferred tax assets.

EXHIBIT NO.                       EXHIBIT DESCRIPTION
-----------   ------------------------------------------------------------
    31.1      Rule 13a-14(a)/15d-14(a) Certification of Peter J. Quandt
    31.2      Rule 13a-14(a)/15d-14(a) Certification of Paul J. Crecca
    32.1      Certification of Chief Executive Officer Pursuant to 18
              U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002
    32.2      Certification of Chief Financial Officer Pursuant to 18
              U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          HAIGHTS CROSS COMMUNICATIONS, INC.

                                          By:      /s/ PETER J. QUANDT
                                            ------------------------------------
                                                      Peter J. Quandt
                                            Chairman of the Board of Directors,
                                                 Chief Executive Officer and
                                                          President
                                               (Principal Executive Officer)

                                          By:      /s/ PAUL J. CRECCA
                                            ------------------------------------
                                                       Paul J. Crecca
                                             Executive Vice President and Chief
                                                 Financial Officer (Principal
                                                      Financial Officer)

                                          By:        /s/ MARK KURTZ
                                            ------------------------------------
                                                         Mark Kurtz
                                                Vice President, Finance and
                                               Accounting and Chief Accounting
                                                      Officer (Principal
                                                    Accounting Officer)

Date: March 31, 2004

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----

         /s/ PETER J. QUANDT                  Chairman of the Board of        March 31, 2004
--------------------------------------   Directors, Chief Executive Officer
           Peter J. Quandt                         and President


      /s/ CHRISTOPHER S. GAFFNEY                      Director                March 31, 2004
--------------------------------------
        Christopher S. Gaffney


        /s/ STEPHEN F. GORMLEY                        Director                March 31, 2004
--------------------------------------
          Stephen F. Gormley

     SUPPLEMENTAL INFORMATION TO BE FURNISHED WITH REPORTS FILED PURSUANT TO
SECTION 15(d) OF THE ACT BY REGISTRANTS WHICH HAVE NOT REGISTERED SECURITIES PURSUANT TO SECTION 12 OF THE ACT.

     No annual report with respect to the registrant's last fiscal year, nor any proxy statement, form of proxy or other proxy soliciting material with respect to any annual or other meeting of security holders, has been sent or will be sent to security holders of the registrant.

                                                                    EXHIBIT 31.1

I, Peter J. Quandt, certify that:

     1. I have reviewed this annual report on Form 10-K for the year ended December 31, 2003 of Haights Cross Communications, Inc.;

     2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

     3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

          a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

          b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

          c. presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

          a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                                  /s/ PETER J. QUANDT
                                          --------------------------------------
                                                     Peter J. Quandt,
                                               Chairman, CEO and President

Date: March 31, 2004

                                                                    EXHIBIT 31.2

I, Paul J. Crecca, certify that:

     1. I have reviewed this annual report on Form 10-K for the period ending December 31, 2003 of Haights Cross Communications, Inc.;

     2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

     3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

          a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

          b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

          c. presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

          a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                                  /s/ PAUL J. CRECCA
                                          --------------------------------------
                                                      Paul J. Crecca
                                             Executive Vice President, Chief
                                                    Financial Officer
                                                      and Treasurer

Date: March 31, 2004

                                                                    EXHIBIT 32.1

     The undersigned officer of Haights Cross Communications, Inc. (the "Company") hereby certifies to his knowledge that the Company's annual report on Form 10-K to which this certification is attached (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                          By:      /s/ PETER J. QUANDT
                                            ------------------------------------
                                              Name: Peter J. Quandt
                                            Title: Chairman, CEO and President

Date: March 31, 2004

                                                                    EXHIBIT 32.2

     The undersigned officer of Haights Cross Communications, Inc. (the "Company") hereby certifies to his knowledge that the Company's annual report on Form 10-K to which this certification is attached (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                          By:      /s/ PAUL J. CRECCA
                                            ------------------------------------
                                              Name: Paul J. Crecca
                                              Title: Executive Vice President,
                                               Chief Financial Officer and
                                                     Treasurer

Date: March 31, 2004